SEC. File No. 811-23391

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement

Under

the Investment Company Act of 1940

Amendment No. 4

CAPITAL GROUP CENTRAL FUND SERIES

(Exact Name of Registrant as Specified in Charter)

6455 Irvine Center Drive

Irvine, California 92618-4518

(Address of Principal Executive Offices)

Registrant's telephone number, including area code:

(213) 486-9200

Steven I. Koszalka

Capital Group Central Fund Series

333 South Hope Street

Los Angeles, California 90071-1406

(Name and Address of Agent for Service)

Copies to:

Lea Anne Copenhefer

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110-1726

(Counsel for the Registrant)

Capital Group Central Cash FundSM Registration Statement Part A February 1, 2022

Class	M
CMQXX

Table of contents

Investment objective	1
Fees and expenses of the fund	1
Investment strategies and risks	1
Management and organization	6
Purchase and sale of shares	7
How to sell shares	8
Dividends and taxes	9
Financial highlights	10

Investment objective The fund is an institutional money market fund managed pursuant to rule 2a-7 under the 1940 Act. The investment objective of the fund is to provide you with a way to earn income on your cash reserves while preserving capital and maintaining liquidity. The net asset value of the fund’s shares will “float,” fluctuating with changes in the value of the fund’s portfolio securities. Shares of the fund are currently only available for investment by (a) other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates and (b) the fund’s investment adviser and its affiliates. Shares of the fund are not available to the public.

Fees and expenses of the fund This table describes the fees and expenses that you may pay if you buy, hold and sell shares of the fund.

Shareholder fees (fees paid directly from your investment)
Share class:	M
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	none
Maximum deferred sales charge (load) (as a percentage of the amount redeemed)	none
Maximum sales charge (load) imposed on reinvested dividends	none
Redemption or exchange fees	none

Annual fund operating expenses (expenses that you pay each year as a percentage of the value of your investment)
Share class:	M
Management fees	none
Distribution and/or service (12b-1) fees	none
Other expenses	0.0005%
Total annual fund operating expenses	0.0005

Investment strategies and risks The fund will invest in high-quality, short-term money market instruments, including commercial paper and other short-term bank obligations, U.S. Treasury securities and other government securities guaranteed or issued by an agency or instrumentality of the U.S. government and repurchase agreements.

Repurchase agreements are agreements under which the fund purchases a security from a bank or broker-dealer and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased by the fund constitutes collateral for the seller’s repurchase obligation, a repurchase agreement is effectively a loan by the fund that is collateralized by the security purchased. The fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest. In practice, the fund expects to enter only into repurchase agreements that are fully collateralized by cash or U.S. government securities.

The fund relies on the professional judgment of its investment adviser to make decisions about the fund’s portfolio investments. The basic investment philosophy of the investment adviser is to seek to provide current income while preserving capital and maintaining liquidity. The investment adviser believes that an important way to accomplish this is by analyzing various factors, including the credit strength of the issuer, prices of similar securities issued by comparable issuers, current and anticipated changes in interest rates, general market conditions and other factors pertinent to the particular security being evaluated.

While it has no present intention to do so, the fund’s board may change the fund’s objective without shareholder approval upon 60 days’ written notice to shareholders.

1     Capital Group Central Cash Fund / Part A

In accordance with applicable rules and regulations relating to money market funds, the fund will maintain a dollar-weighted average maturity of 60 days or less and its dollar-weighted average life will not exceed 120 days. Additionally, the fund will hold at least 10% of its total assets in daily liquid assets and at least 30% of its total assets in weekly liquid assets. For purposes of these limits, daily liquid assets and weekly liquid assets are generally defined to include cash, U.S. Treasuries, certain other government securities, as well as other securities that can be readily converted to cash within one or five business days, respectively.

Floating net asset value – As an institutional money market fund, the fund does not maintain a constant net asset value per share of $1.00. Rule 2a-7 of the 1940 Act requires institutional money market funds to transact at a market-based net asset value calculated to four decimal places or an equivalent value for the fund depending on the share price (e.g., $10.000 or $100.00). Accordingly the fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests.

Liquidity fee and redemption gate – Liquidity fees are designed to transfer the costs of liquidating securities from shareholders who remain in the fund to those who leave the fund during periods when liquidity is limited. There are two types of liquidity fees: discretionary liquidity fees and default liquidity fees. If the fund’s weekly liquid assets fall below 10% of its total assets at the end of any business day, the next business day the fund is required to impose a default liquidity fee of 1% on all redemptions unless the board determines that (a) the fee is not in the best interest of the fund or (b) a lesser or higher fee (up to 2%) is in the best interest of the fund. If the fund’s weekly liquid assets fall below 30% of its total assets, the fund may impose a discretionary liquidity fee of up to 2% on all redemptions, as early as the same day, if the fund’s board determines that it is in the best interest of the fund. Once the fund has restored its weekly liquid assets to 30% of total assets, any liquidity fee must be suspended. Any liquidity fees paid by shareholders are retained by the fund for the benefit of the remaining shareholders and may be used to maintain the fund's liquidity and satisfy redemption requests from the fund.

In lieu of the discretionary liquidity fee, the fund is permitted to temporarily implement a redemption gate (i.e., suspend redemptions) if the fund’s weekly liquid assets fall below 30% of its total assets. The gate can remain in effect for no longer than 10 business days in any 90-day period. Once the fund has restored its weekly liquid assets to 30% of total assets, the gate must be lifted. The board may also determine that it would not be in the interests of the fund to continue operating if the fund’s weekly liquid assets fall below 10% of its total assets. In the event that the board approves liquidation of the fund under these circumstances, the fund may permanently suspend redemptions and liquidate.

If the fund imposes a redemption gate, unprocessed redemption requests will be canceled and the fund will not accept redemption requests until the fund has notified shareholders that the redemption gate is no longer in effect. If you redeem your shares when the fund has imposed a liquidity fee, then the amount you receive for your redemption will be reduced by the amount of the liquidity fee and will generally cause you to recognize a loss for tax purposes equal to the amount of that fee.

Notices regarding the imposition and lifting of liquidity fees or redemption gates will be filed with the SEC on Form N-CR. In addition, announcements will also be made in amendments to the fund’s registration statement and on the fund’s website.

Capital Group Central Cash Fund / Part A     2

The following are principal risks associated with investing in the fund.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline – sometimes rapidly or unpredictably – due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Investing outside the United States — The fund invests in commercial paper and other short-term bank obligations that are issued by entities domiciled outside the United States, or with significant operations or revenues outside the United States. Such securities may lose value because of adverse political, social, economic or market developments in the countries or regions in which the issuers operate or generate revenue. Investments outside the United States may also be subject to different accounting and auditing practices and standards and different regulatory, legal and reporting requirements. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund.

Investing in cash equivalents — Cash equivalents, such as commercial paper, asset-backed commercial paper, short term-bank obligations and corporate bonds and notes that mature or may be redeemed or mature within thirteen months or less, like other fixed income instruments are subject to interest rate risk. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper is often unsecured, but may be supported by letters of credit or other forms of collateral. Maturing commercial paper are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. As with all fixed income securities, there is a chance that the issuer will default on its short-term obligations and these securities may become illiquid or suffer from reduced liquidity in these or other situations.

3     Capital Group Central Cash Fund / Part A

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield and, given the current low interest rate environment, risks associated with rising rates are currently heightened.

Investing in repurchase agreements — Upon entering into a repurchase agreement, the fund purchases a security from a bank or broker-dealer, which simultaneously commits to repurchase the security within a specified time at the fund’s cost with interest. The security purchased by the fund constitutes collateral for the seller’s repurchase obligation. If the party agreeing to repurchase should default, the fund may seek to sell the security it holds as collateral. The fund may incur a loss if the value of the collateral securing the repurchase obligation falls below the repurchase price. The fund may also incur disposition costs and encounter procedural delays in connection with liquidating the collateral.

Financial services risk — A significant portion of the fund’s portfolio may be comprised of securities issued by companies in the financial services industry. As a result, the fund may be more susceptible to any economic, business, political or other developments which generally affect this industry sector. The profitability of many types of financial companies may be adversely affected in certain market cycles, including during periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the fund’s investments may lose value during such periods.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results.

Capital Group Central Cash Fund / Part A     4

The following are additional risks associated with investing in the fund.

Exposure to country, region, industry or sector — Subject to the fund’s investment limitations, the fund may have significant exposure to a particular country, region, industry or sector. Such exposure may cause the fund to be more impacted by risks relating to and developments affecting the country, region, industry or sector, and thus its net asset value may be more volatile, than a fund without such levels of exposure. For example, if the fund has significant exposure to the financial services industry as described above or in a particular country, then social, economic, regulatory or other issues that negatively affect that country may have a greater impact on the fund than on a fund that is more geographically diversified. All securities held by the fund will be denominated in U.S. dollars.

Large shareholder transactions risk — The fund may experience adverse effects when shareholders purchase or redeem large amounts of shares of the fund. Such large shareholder redemptions may cause the fund to sell portfolio securities at times when it would not otherwise do so, which may negatively impact the fund’s net asset value and liquidity. Similarly, large fund share purchases may adversely affect the fund’s performance to the extent that the fund is delayed in investing new cash and is required to maintain a larger cash position than it ordinarily would. These transactions may also accelerate the realization of taxable income to shareholders if such sales of investments resulted in gains, and may also increase transaction costs. In addition, a large redemption could result in the fund’s current expenses being allocated over a smaller asset base, leading to an increase in the fund’s expense ratio.

In addition to the investment strategies described above, the fund has other investment practices that are described in Part B of the fund’s registration statement, which includes a description of other risks related to the fund’s investment strategies and other investment practices. The fund’s investment results will depend on the ability of the fund’s investment adviser to navigate the risks discussed above as well as those described in Part B of the fund’s registration statement.

You could lose money by investing in the fund. Because the share price of the fund will fluctuate, when you sell your shares they may be worth more or less than what you originally paid for them. The fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below a required minimum because of market conditions or other factors. An investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, entity or person. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will do so at any time.

Portfolio holdings Portfolio holdings information for the fund will be available on the fund’s website at capitalgroup.com/cmqxx. A description of the fund’s policies and procedures regarding disclosure of information about its portfolio holdings is available in Part B of the fund’s registration statement.

5     Capital Group Central Cash Fund / Part A

Management and organization

Investment adviser Capital Research and Management Company, an experienced investment management organization founded in 1931, serves as the investment adviser to the fund and other funds, including the American Funds. Capital Research and Management Company is a wholly owned subsidiary of The Capital Group Companies, Inc. and is located at 333 South Hope Street, Los Angeles, California 90071. Capital Research and Management Company manages the investment portfolio and business affairs of the fund. The fund does not pay any management fee to its investment adviser. A more detailed description of the Investment Advisory and Service Agreement between the fund and the investment adviser is included in Part B of the fund’s registration statement.

Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital International Investors, Capital Research Global Investors and Capital World Investors — make investment decisions independently of one another.

The equity investment divisions may, in the future, be incorporated as wholly owned subsidiaries of Capital Research and Management Company. In that event, Capital Research and Management Company would continue to be the investment adviser, and day-to-day investment management of equity assets would continue to be carried out through one or more of these subsidiaries. Although not currently contemplated, Capital Research and Management Company could incorporate its fixed income investment division in the future and engage it to provide day-to-day investment management of fixed income assets. Capital Research and Management Company and each of the funds it advises have received an exemptive order from the U.S. Securities and Exchange Commission that allows Capital Research and Management Company to use, upon approval of the fund’s board, its management subsidiaries and affiliates to provide day-to-day investment management services to the fund, including making changes to the management subsidiaries and affiliates providing such services. The fund’s shareholders have approved this arrangement; however, there is no assurance that Capital Research and Management Company will incorporate its investment divisions or exercise any authority granted to it under the exemptive order.

Fund expenses The fund bears expenses incurred in connection with the day-to-day fund operations, including, but not limited, to expenses associated with the audit, custodian, administrative and transfer agent services provided to the fund.

Capital Group Central Cash Fund / Part A     6

Purchase and sale of shares

Purchase of Class M shares Class M shares are available for purchase only by (a) other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates and (b) the fund’s investment adviser and its affiliates. Shares of the fund are not available to the public. The fund may accept securities in-kind in exchange for shares of the fund in accordance with the fund’s policy and procedures relating to in-kind purchase transactions.

Valuing shares The net asset value of each share class of the fund is the value of a single share of that class. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value. The fund may also calculate its share price on days the New York Stock Exchange is closed, consistent with applicable regulatory guidance.

Assets are valued primarily on the basis of evaluated prices from third-party pricing services. However, the fund has adopted procedures for making fair value determinations if evaluated prices are not readily available or are not considered reliable.

As an institutional money market fund, the fund’s initial net asset value of $100.00 is calculated to two decimal places. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade.

Your shares will be purchased at the net asset value or sold at the net asset value next determined after American Funds Service Company receives your request, provided that your request contains all information and legal documentation necessary to process the transaction. Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day.

Distributor American Funds Distributors, Inc. serves as the distributor (“Distributor”) of the fund shares. The Distributor does not receive any compensation from the fund for the distribution services.

7     Capital Group Central Cash Fund / Part A

How to sell shares

You may sell (redeem) shares by notifying American Funds Services Company.

The fund typically expects to remit redemption proceeds within one business day following receipt and acceptance of a redemption order. However, payment may take longer than one business day and may take up to seven days as generally permitted by the 1940 Act. Under the 1940 Act, the fund may be permitted to pay redemption proceeds beyond seven days under certain limited circumstances.

Under normal conditions, the fund typically expects to meet shareholder redemptions by monitoring the fund’s portfolio and redemption activities and by regularly holding a reserve of highly liquid assets, such as cash or cash equivalents. The fund may use additional methods to meet shareholder redemptions, if they become necessary. These methods may include, but are not limited to, the sale of portfolio assets, the use of overdraft protection afforded by the fund’s custodian bank, borrowing from a line of credit or from other funds advised by the investment adviser or its affiliates, and making payment with fund securities or other fund assets rather than in cash (as further discussed in the following paragraph).

Although payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. On the same redemption date, some shareholders may be paid in whole or in part in securities (which may differ among those shareholders), while other shareholders may be paid entirely in cash. In general, in-kind redemptions to affiliated shareholders will as closely as practicable represent the affiliated shareholder’s pro rata share of the fund’s securities, subject to certain exceptions. Securities distributed in-kind to unaffiliated shareholders will be selected by the investment adviser in a manner the investment adviser deems to be fair and reasonable to the fund’s shareholders. The disposal of the securities received in-kind may be subject to brokerage costs and, until sold, such securities remain subject to market risk and liquidity risk, including the risk that such securities are or become difficult to sell. If the fund pays your redemption with illiquid or less liquid securities, you will bear the risk of not being able to sell such securities.

Shares of the fund are not transferrable.

Frequent trading of fund shares The fund and the Distributor reserve the right to reject any purchase order for any reason. Frequent trading of fund shares may lead to increased costs to the fund and less efficient management of the fund’s portfolio, potentially resulting in dilution of the value of the shares held by long-term shareholders. The investment adviser anticipates that fund shares may be purchased and sold frequently because a money market fund is designed to offer a liquid investment option. Accordingly, the board has not adopted policies and procedures designed to detect and deter excessive trading of fund shares.

Capital Group Central Cash Fund / Part A     8

Dividends and taxes

Dividends The fund declares daily dividends from net investment income and distributes the accrued dividends, which may fluctuate, to you each month. Generally, dividends begin accruing on the day after payment for shares is received by the fund or American Funds Service Company.

Dividends declared and paid by the fund will be automatically reinvested to purchase additional shares of this fund.

Taxes For federal income tax purposes, dividends and capital gain distributions you receive from the fund will be subject to federal income taxes, and also may be subject to state or local taxes — unless you are tax-exempt or your account is tax-favored. Because the fund’s net asset value floats, a sale of fund shares may result in a capital gain or loss for you. Accordingly, you may have a capital gain to report as income, or a capital loss to report as a deduction, when you complete your tax return. Part B of the fund’s registration statement contains more information regarding the different methods available to you for calculating this gain or loss.

Fees Fees and expenses borne directly by the fund normally have the effect of reducing a shareholder’s taxable income on distributions.

Please see your tax advisor for more information.

9     Capital Group Central Cash Fund / Part A

Financial highlights

The Financial Highlights table is intended to help you understand the fund’s results for the last fiscal year. Certain information reflects financial results for a single share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the fund (assuming reinvestment of all dividends). The information in the Financial Highlights table has been audited by PricewaterhouseCoopers LLP, whose current report, along with the fund’s financial statements, is included in the Part B of the registration statement, which is available upon request.

		Income from investment operations[1]
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Net asset value, end of period	Total return	Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class M:
10/31/2021	$100.01	$.08	$(.01)	$.07	$(.08)	$100.00	.06%	$112,467	—%[2]		.08%
10/31/2020	100.01	.77	.06	.83	(.83)	100.01	.83	120,503	—	[2]	.77
10/31/2019[3,4]	100.00	1.60	.01	1.61	(1.60)	100.01	1.62 [5]	119,761	—	[2,6]	2.31 [6]

1 Based on average shares outstanding.

2 Amount less than .01%.

3 Based on operations for a period that is less than a full year.

4 Class M shares began investment operations on February 22, 2019.

5 Not annualized.

6 Annualized.

Capital Group Central Cash Fund / Part A 10

MFGEPRX-129-0221 Litho in USA CGD/AFD/10512 Investment Company File No. 811-23391

Capital Group Central Fund SeriesSM

(Capital Group Central Cash FundSM)

Part B
Registration Statement

February 1, 2022

This document is not a prospectus but Part B of the registration statement of Capital Group Central Fund Series (Capital Group Central Cash Fund) (the “fund”) which should be read in conjunction with Part A of the fund’s registration statement dated February 1, 2022. You may obtain Part A and Part B of the registration statement by calling American Funds Service Company® at (800) 421-4225 or by writing to the fund at the following address:

Capital Group Central Fund Series

(Capital Group Central Cash Fund)
Attention: Secretary

333 South Hope Street
Los Angeles, California 90071

Class M	CMQXX

Table of Contents

Item	Page no.

Certain investment limitations and guidelines	2
Description of certain securities, investment techniques and risks	3
Fund policies	9
Management of the fund	11
Execution of portfolio transactions	26
Disclosure of portfolio holdings	29
Price of shares	31
Taxes and distributions	33
Purchase and exchange of shares	35
Selling shares	36
Shareholder account services and privileges	37
General information	38
Appendix	40

Investment portfolio
Financial statements

Capital Group Central Cash Fund — Page 1

Certain investment limitations and guidelines

The following limitations and guidelines are considered at the time of purchase, under normal circumstances, and are based on a percentage of the fund’s net assets unless otherwise noted. This summary is not intended to reflect all of the fund’s investment limitations.

Maturity

· The fund will maintain a dollar-weighted average portfolio maturity of 60 days or less.

· The fund will maintain the dollar-weighted average life of its portfolio at 120 days or less.

·  For purposes of determining the weighted average maturity (but not the weighted average life) of the fund’s portfolio, certain variable and floating rate obligations and securities with put options which may otherwise have stated or final maturities in excess of 397 days will be deemed to have remaining maturities equal to the period remaining until each next readjustment of the interest rate or until the fund is entitled to repayment or repurchase of the security.

Liquidity

· The fund may not acquire illiquid securities if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities.

· The fund will hold at least 10% of its total assets in daily liquid assets (i.e., cash, direct obligations of the U.S. Government or securities that mature or are subject to a demand feature that is exercisable or payable within one business day).

· The fund will hold at least 30% of its total assets in weekly liquid assets (i.e., cash, direct obligations of the U.S. Government, government securities issued by an instrumentality of the U.S. Government that are issued at a discount and have a remaining maturity of 60 days or less, or securities that mature or are subject to a demand feature that is exercisable or payable within five business days).

* * * * * *

The fund may experience difficulty liquidating certain portfolio securities during significant market declines or periods of heavy redemptions.

Capital Group Central Cash Fund — Page 2

Description of certain securities, investment techniques and risks

The descriptions below are intended to supplement the material in Part A of the fund’s registration statement under “Investment strategies and risks.”

Market conditions – The value of, and the income generated by, the securities in which the fund invests may decline, sometimes rapidly or unpredictably, due to factors affecting certain issuers, particular industries or sectors, or the overall markets. Rapid or unexpected changes in market conditions could cause the fund to liquidate its holdings at inopportune times or at a loss or depressed value. The value of a particular holding may decrease due to developments related to that issuer, but also due to general market conditions, including real or perceived economic developments such as changes in interest rates, credit quality, inflation, or currency rates, or generally adverse investor sentiment. The value of a holding may also decline due to factors that negatively affect a particular industry or sector, such as labor shortages, increased production costs, or competitive conditions.

Global economies and financial markets are highly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region or financial market. Furthermore, local, regional and global events such as war, acts of terrorism, social unrest, natural disasters, the spread of infectious illness or other public health threats could also adversely impact issuers, markets and economies, including in ways that cannot necessarily be foreseen. The fund could be negatively impacted if the value of a portfolio holding were harmed by such conditions or events.

Significant market disruptions, such as those caused by pandemics, natural or environmental disasters, war, acts of terrorism, or other events, can adversely affect local and global markets and normal market operations. Market disruptions may exacerbate political, social, and economic risks. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Such events can be highly disruptive to economies and markets and significantly impact individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the fund’s investments and operation of the fund. These events could disrupt businesses that are integral to the fund’s operations or impair the ability of employees of fund service providers to perform essential tasks on behalf of the fund.

Governmental and quasi-governmental authorities may take a number of actions designed to support local and global economies and the financial markets in response to economic disruptions. Such actions may include a variety of significant fiscal and monetary policy changes, including, for example, direct capital infusions into companies, new monetary programs and significantly lower interest rates. These actions may result in significant expansion of public debt and may result in greater market risk. Additionally, an unexpected or quick reversal of these policies, or the ineffectiveness of these policies, could negatively impact overall investor sentiment and further increase volatility in securities markets.

Debt instruments — Debt securities, also known as “fixed income securities,” are used by issuers to borrow money. Bonds, notes, debentures, asset-backed securities (including those backed by mortgages), and loan participations and assignments are common types of debt securities. Generally, issuers pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some debt securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values and their values accrete over time to face value at maturity. Some debt securities bear interest at rates that are not fixed, but that vary with changes in specified market rates or indices. The market prices of debt securities fluctuate depending on such factors as interest rates, credit quality and maturity. In general, market prices of debt securities decline when interest rates rise and increase when interest rates fall. These fluctuations

Capital Group Central Cash Fund — Page 3

will generally be greater for longer-term debt securities than for shorter-term debt securities. Prices of these securities can also be affected by financial contracts held by the issuer or third parties (such as derivatives) relating to the security or other assets or indices. Borrowers that are in bankruptcy or restructuring may never pay off their indebtedness, or they may pay only a small fraction of the amount owed. Direct indebtedness of countries, particularly developing countries, also involves a risk that the governmental entities responsible for the repayment of the debt may be unable, or unwilling, to pay interest and repay principal when due.

Credit ratings for debt securities provided by rating agencies reflect an evaluation of the safety of principal and interest payments, not market value risk. The rating of an issuer is a rating agency’s view of past and future potential developments related to the issuer and may not necessarily reflect actual outcomes. There can be a lag between the time of developments relating to an issuer and the time a rating is assigned and updated. The investment adviser considers these ratings of securities as one of many criteria in making its investment decisions.

Bond rating agencies may assign modifiers (such as +/–) to ratings categories to signify the relative position of a credit within the rating category. Investment policies that are based on ratings categories should be read to include any security within that category, without giving consideration to the modifier except where otherwise provided. See the Appendix to this Part B of the fund’s registration statement for more information about credit ratings.

Obligations backed by the “full faith and credit” of the U.S. government — U.S. government obligations include the following types of securities:

U.S. Treasury securities — U.S. Treasury securities include direct obligations of the U.S. Treasury, such as Treasury bills, notes and bonds. For these securities, the payment of principal and interest is unconditionally guaranteed by the U.S. government, and thus they are of high credit quality. Such securities are subject to variations in market value due to fluctuations in interest rates and in government policies, but, if held to maturity, are expected to be paid in full (either at maturity or thereafter).

Federal agency securities — The securities of certain U.S. government agencies and government-sponsored entities are guaranteed as to the timely payment of principal and interest by the full faith and credit of the U.S. government. Such agencies and entities include, but are not limited to, the Federal Financing Bank (“FFB”), the Government National Mortgage Association (“Ginnie Mae”), the U.S. Department of Veterans Affairs (“VA”), the Federal Housing Administration (“FHA”), the Export-Import Bank of the United States (“Exim Bank”), the U.S. International Development Finance Corporation (“DFC”), the Commodity Credit Corporation (“CCC”) and the U.S. Small Business Administration (“SBA”).

Other federal agency obligations — Additional federal agency securities are neither direct obligations of, nor guaranteed by, the U.S. government. These obligations include securities issued by certain U.S. government agencies and government-sponsored entities. However, they generally involve some form of federal sponsorship: some operate under a congressional charter; some are backed by collateral consisting of “full faith and credit” obligations as described above; some are supported by the issuer’s right to borrow from the Treasury; and others are supported only by the credit of the issuing government agency or entity. These agencies and entities include, but are not limited to: the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Tennessee Valley Authority and the Federal Farm Credit Bank System.

In 2008, Freddie Mac and Fannie Mae were placed into conservatorship by their new regulator, the Federal Housing Finance Agency (“FHFA”). Simultaneously, the U.S. Treasury made a commitment of

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indefinite duration to maintain the positive net worth of both firms. As conservator, the FHFA has the authority to repudiate any contract either firm has entered into prior to the FHFA’s appointment as conservator (or receiver should either firm go into default) if the FHFA, in its sole discretion determines that performance of the contract is burdensome and repudiation would promote the orderly administration of Fannie Mae’s or Freddie Mac’s affairs. While the FHFA has indicated that it does not intend to repudiate the guaranty obligations of either entity, doing so could adversely affect holders of their mortgage-backed securities. For example, if a contract were repudiated, the liability for any direct compensatory damages would accrue to the entity’s conservatorship estate and could only be satisfied to the extent the estate had available assets. As a result, if interest payments on Fannie Mae or Freddie Mac mortgage-backed securities held by the fund were reduced because underlying borrowers failed to make payments or such payments were not advanced by a loan servicer, the fund’s only recourse might be against the conservatorship estate, which might not have sufficient assets to offset any shortfalls.

The FHFA, in its capacity as conservator, has the power to transfer or sell any asset or liability of Fannie Mae or Freddie Mac. The FHFA has indicated it has no current intention to do this; however, should it do so a holder of a Fannie Mae or Freddie Mac mortgage-backed security would have to rely on another party for satisfaction of the guaranty obligations and would be exposed to the credit risk of that party.

Certain rights provided to holders of mortgage-backed securities issued by Fannie Mae or Freddie Mac under their operative documents may not be enforceable against the FHFA, or enforcement may be delayed during the course of the conservatorship or any future receivership. For example, the operative documents may provide that upon the occurrence of an event of default by Fannie Mae or Freddie Mac, holders of a requisite percentage of the mortgage-backed security may replace the entity as trustee. However, under the Federal Housing Finance Regulatory Reform Act of 2008, holders may not enforce this right if the event of default arises solely because a conservator or receiver has been appointed.

Repurchase agreements — The fund may enter into repurchase agreements, or “repos”, under which the fund buys a security and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased constitutes collateral for the repurchase obligation, a repo may be considered a loan by the fund that is collateralized by the security purchased. Repos permit the fund to maintain liquidity and earn income over periods of time as short as overnight.

The seller must maintain with a custodian collateral equal to at least the repurchase price, including accrued interest. In tri-party repos, a third party custodian, called a clearing bank, facilitates repo clearing and settlement, including by providing collateral management services. However, as an alternative to tri-party repos, the fund could enter into bilateral repos, where the parties themselves are responsible for settling transactions.

The fund will only enter into repos involving securities of the type (excluding any maturity limitations) in which it could otherwise invest. If the seller under the repo defaults, the fund may incur a loss if the value of the collateral securing the repo has declined and may incur disposition costs and delays in connection with liquidating the collateral. If bankruptcy proceedings are commenced with respect to the seller, realization of the collateral by the fund may be delayed or limited.

Commercial paper — The fund may purchase commercial paper. Commercial paper refers to short-term promissory notes issued by a corporation to finance its current operations. Such securities normally have maturities of thirteen months or less and, though commercial paper is often unsecured, commercial paper may be supported by letters of credit, surety bonds or other forms of collateral. Maturing commercial paper issuances are usually repaid by the issuer from the proceeds of new

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commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper. Like all fixed income securities, commercial paper prices are susceptible to fluctuations in interest rates. If interest rates rise, commercial paper prices will decline and vice versa. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper tends to yield smaller returns than longer-term corporate debt because securities with shorter maturities typically have lower effective yields than those with longer maturities. As with all fixed income securities, there is a chance that the issuer will default on its commercial paper obligations and commercial paper may become illiquid or suffer from reduced liquidity in these or other situations.

Commercial paper in which the fund may invest includes commercial paper issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Section 4(a)(2) commercial paper has substantially the same price and liquidity characteristics as commercial paper generally, except that the resale of Section 4(a)(2) commercial paper is limited to institutional investors who agree that they are purchasing the paper for investment purposes and not with a view to public distribution. Technically, such a restriction on resale renders Section 4(a)(2) commercial paper a restricted security under the 1933 Act. In practice, however, Section 4(a)(2) commercial paper typically can be resold as easily as any other unrestricted security held by the fund. Accordingly, Section 4(a)(2) commercial paper has been generally determined to be liquid under procedures adopted by the fund’s board of trustees.

Short-term bank obligations — Certificates of deposit (interest-bearing time deposits), bank notes, bankers’ acceptances (time drafts drawn on a commercial bank where the bank accepts an irrevocable obligation to pay at maturity) representing direct or contingent obligations of commercial banks. Commercial banks issuing obligations in which the fund invests must be on an approved list that is monitored on a regular basis.

Variable and floating rate obligations — The interest rates payable on certain securities and other instruments in which the fund may invest may not be fixed but may fluctuate based upon changes in market interest rates or credit ratings. Variable and floating rate obligations bear coupon rates that are adjusted at designated intervals, based on the then current market interest rates or credit ratings. The rate adjustment features tend to limit the extent to which the market value of the obligations will fluctuate. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares.

The London Interbank Offered Rate (“LIBOR”) is one of the most widely used interest rate benchmarks and is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On July 27, 2017, the U.K. Financial Conduct Authority (“FCA”), which regulates LIBOR, announced that the FCA will no longer persuade or compel banks to submit rates for the calculation of LIBOR after 2021. On March 5, 2021, the FCA and ICE Benchmark Administration, Limited (IBA), the administrator of LIBOR, announced that the publication of the one-week and two-month USD LIBOR maturities and non-USD LIBOR maturities will cease immediately after December 31, 2021, with the remaining USD LIBOR maturities ceasing immediately after June 30, 2023. As a result, LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on certain loans, bonds, derivatives and other instruments in the fund’s portfolio.

Public and private sector industry initiatives have been underway to identify new or alternative reference rates to be used in place of LIBOR. In the US, the Alternative Reference Rates Committee (ARCC), a group of market participants convened to help ensure a successful transition away from USD LIBOR, has identified the Secured Overnight Financing Rate (“SOFR”), which is intended to be a broad

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measure of secured overnight U.S. Treasury repo rates, as its preferred alternative rate. Working groups and regulators in other countries have suggested other alternative rates for their markets. There is no assurance that the composition or characteristics of any such alternative reference rate will be similar to or produce the same value or economic equivalence as LIBOR or that instruments using an alternative rate will have the same volume or liquidity. This, in turn, may affect the value or return on certain of the fund’s investments, result in costs incurred in connection with closing out positions and entering into new trades and reduce the effectiveness of related fund transactions such as hedges. Relatedly, there are outstanding contracts governing bonds and other instruments which reference LIBOR that are due to mature beyond the LIBOR cessation date. These “legacy contracts” will need to be transitioned to an alternative reference rate, and a failure to do so may adversely impact the security (for example, under existing contract language the instrument could fall back to a fixed rate or have no fallback rate) and create contractual uncertainty, as well as market and litigation risk. Although there are ongoing efforts among certain government entities and other organizations to address these uncertainties, the ultimate effectiveness of such efforts is not yet known. These risks may also apply with respect to potential changes in connection with other interbank offering rates (e.g., Euribor) and other indices, rates and values that may be used as “benchmarks” and are the subject of recent regulatory reform.

Investing outside the U.S. — Securities of issuers domiciled outside the United States, or with significant operations or revenues outside the United States, may lose value because of adverse political, social, economic or market developments in the countries or regions in which the issuers are domiciled, operate or generate revenue. Investments outside the United States may also be subject to different accounting and auditing practices and standards and different regulatory, legal and reporting requriements. In addition, the value of investments outside the United States may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund.

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Cybersecurity risks — With the increased use of technologies such as the Internet to conduct business, the fund has become potentially more susceptible to operational and information security risks through breaches in cybersecurity. In general, a breach in cybersecurity can result from either a deliberate attack or an unintentional event. Cybersecurity breaches may involve, among other things, infection by computer viruses or other malicious software code or unauthorized access to digital information systems, networks or devices used directly or indirectly by the fund or its service providers through “hacking” or other means, in each case for the purpose of misappropriating assets or sensitive information (including, for example, personal shareholder information), corrupting data or causing operational disruption or failures in the physical infrastructure or operating systems that support the fund. Cybersecurity risks also include the risk of losses of service resulting from external attacks that do not require unauthorized access to the fund’s systems, networks or devices. For example, denial-of-service attacks on the investment adviser’s or an affiliate’s website could effectively render the fund’s network services unavailable to fund shareholders and other intended end-users. Any such cybersecurity breaches or losses of service may cause the fund to lose proprietary information, suffer data corruption or lose operational capacity or may result in unauthorized release or other misuse of confidential information. These, in turn, could cause the fund to incur regulatory penalties, reputational damage, additional compliance costs associated with corrective measures and/or financial loss. While the fund and its investment adviser have established business continuity plans and risk management systems designed to prevent or reduce the impact of cybersecurity attacks, there are inherent limitations in such plans and systems due in part to the ever-changing nature of technology and cybersecurity attack tactics, and there is a possibility that certain risks have not been adequately identified or prepared for.

In addition, cybersecurity failures by or breaches of the fund’s third-party service providers (including, but not limited to, the fund’s investment adviser, transfer agent, custodian, administrators and other financial intermediaries) may disrupt the business operations of the service providers and of the fund, potentially resulting in financial losses, the inability of fund shareholders to transact business with the fund and of the fund to process transactions, the inability of the fund to calculate its net asset value, violations of applicable privacy and other laws, rules and regulations, regulatory fines, penalties, reputational damage, reimbursement or other compensatory costs and/or additional compliance costs associated with implementation of any corrective measures. The fund and its shareholders could be negatively impacted as a result of any such cybersecurity breaches, and there can be no assurance that the fund will not suffer losses relating to cybersecurity attacks or other informational security breaches affecting the fund’s third-party service providers in the future, particularly as the fund cannot control any cybersecurity plans or systems implemented by such service providers.

Cybersecurity risks may also impact issuers of securities in which the fund invests, which may cause the fund’s investments in such issuers to lose value.

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Fund policies

All percentage limitations in the following fund policies are considered at the time securities are purchased and are based on the fund’s net assets unless otherwise indicated. None of the following policies involving a maximum percentage of assets will be considered violated unless the excess occurs immediately after, and is caused by, an acquisition by the fund. In managing the fund, the fund’s investment adviser may apply more restrictive policies than those listed below.

Fundamental policies — The fund has adopted the following policies, which may not be changed without approval by holders of a majority of its outstanding shares. Such majority is currently defined in the Investment Company Act of 1940, as amended, as the vote of the lesser of (a) 67% or more of the voting securities present at a shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present in person or by proxy, or (b) more than 50% of the outstanding voting securities.

1. Except as permitted by (i) the 1940 Act and the rules and regulations thereunder, or other successor law governing the regulation of registered investment companies, or interpretations or modifications thereof by the U.S. Securities and Exchange Commission (“SEC”), SEC staff or other authority of competent jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority of competent jurisdiction, the fund may not:

a. Borrow money;

b. Issue senior securities;

c. Underwrite the securities of other issuers;

d. Purchase or sell real estate or commodities;

e. Make loans; or

f. Purchase the securities of any issuer if, as a result of such purchase, the fund’s investments would be concentrated in any particular industry, except that the fund may invest without limitation in U.S. government securities and certain bank instruments issued by domestic banks.

2. The fund may not invest in companies for the purpose of exercising control or management.

Nonfundamental policies — The following policies may be changed without shareholder approval:

1. The fund may not invest in securities of other investment companies, except as permitted by the 1940 Act.

2. The fund may not acquire securities of open-end investment companies or unit investment trusts registered under the 1940 Act in reliance on Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act.

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Additional information about fundamental policies — The information below is not part of the fund’s fundamental policies. This information is intended to provide a summary of what is currently required or permitted by the 1940 Act and the rules and regulations thereunder, or by the interpretive guidance thereof by the SEC or SEC staff, for particular fundamental policies of the fund. Information is also provided regarding the fund’s current intention with respect to certain investment practices permitted by the 1940 Act.

For purposes of fundamental policy 1a, the fund may borrow money in amounts of up to 33-1/3% of its total assets from banks for any purpose. Additionally, the fund may borrow up to 5% of its total assets from banks or other lenders for temporary purposes (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). The percentage limitations in this policy are considered at the time of borrowing and thereafter.

For purposes of fundamental policy 1b, a senior security does not include any promissory note or evidence of indebtedness if such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the fund at the time the loan is made (a loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed). Further, to the extent the fund covers its commitments under certain types of agreements and transactions, including sale-buybacks, when-issued, delayed-delivery, or forward commitment transactions, and other similar trading practices, by segregating or earmarking liquid assets equal in value to the amount of the fund’s commitment (in accordance with applicable SEC or SEC staff guidance), such agreement or transaction will not be considered a senior security by the fund.

For purposes of fundamental policy 1c, the policy will not apply to the fund to the extent the fund may be deemed an underwriter within the meaning of the 1933 Act in connection with the purchase and sale of fund portfolio securities in the ordinary course of pursuing its investment objectives and strategies.

For purposes of fundamental policy 1e, the fund may not lend more than 33-1/3% of its total assets, provided that this limitation shall not apply to the fund’s purchase of debt obligations, money market instruments and repurchase agreements.

For purposes of fundamental policy 1f, the fund may not invest more than 25% of its total assets in the securities of issuers in a particular industry. This policy does not apply to investments in securities of the United States government, its agencies or instrumentalities, government sponsored enterprises and obligations of domestic banks (e.g., certificates of deposit, interest bearing time deposits, bank notes and banker’s acceptances), or repurchase agreements with respect thereto. Bank instruments for the purposes of fundamental policy 1f include certain instruments issued by: (i) domestic banks (ii) United States branches of foreign banks subject to the same regulation as United States banks; and (iii) foreign branches of domestic banks whose domestic parent is unconditionally liable in the event that the foreign branch failed to pay on its instruments for any reason. The fund invests in such obligations using the investment criteria of, and in compliance with, rule 2a-7 under the 1940 Act. In evaluating and selecting such investments, the investment adviser, on behalf of the fund, uses the criteria set forth under the headings “Certain investment limitations and guidelines” and “Description of certain securities and investment techniques” in this Part B of the fund’s registration statement.

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Management of the fund

Board of trustees and officers

Independent trustees1

The fund’s nominating and governance committee and board select independent trustees with a view toward constituting a board that, as a body, possesses the qualifications, skills, attributes and experience to appropriately oversee the actions of the fund’s service providers, decide upon matters of general policy and represent the long-term interests of fund shareholders. In doing so, they consider the qualifications, skills, attributes and experience of the current board members, with a view toward maintaining a board that is diverse in viewpoint, experience, education and skills.

The fund seeks independent trustees who have high ethical standards and the highest levels of integrity and commitment, who have inquiring and independent minds, mature judgment, good communication skills, and other complementary personal qualifications and skills that enable them to function effectively in the context of the fund’s board and committee structure and who have the ability and willingness to dedicate sufficient time to effectively fulfill their duties and responsibilities.

Each independent trustee has a significant record of accomplishments in governance, business, not-for-profit organizations, government service, academia, law, accounting or other professions. Although no single list could identify all experience upon which the fund’s independent trustees draw in connection with their service, the following table summarizes key experience for each independent trustee. These references to the qualifications, attributes and skills of the trustees are pursuant to the disclosure requirements of the SEC, and shall not be deemed to impose any greater responsibility or liability on any trustee or the board as a whole. Notwithstanding the accomplishments listed below, none of the independent trustees is considered an “expert” within the meaning of the federal securities laws with respect to information in the fund’s registration statement.

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Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Francisco G. Cigarroa, MD 1957 Trustee (2021)	Professor of Surgery, University of Texas Health San Antonio; Trustee, Ford Foundation; Clayton Research Scholar, Clayton Foundation for Biomedical Research	86	None	· Corporate board experience · Service on boards of community and nonprofit organizations · MD
James G. Ellis, 1947 Trustee (2018)	Former Dean and Professor of Marketing, Marshall School of Business, University of Southern California	99	Advanced Merger Partners; EVe Mobility Acquisition Corp (acquisitions of companies in the electric vehicle market); J. G. Boswell (agricultural production); Mercury General Corporation	· Service as chief executive officer for multiple companies · Corporate board experience · Service on advisory and trustee boards for charitable, municipal and nonprofit organizations · MBA
Nariman Farvardin, 1956 Trustee (2018)	President, Stevens Institute of Technology	91	None

·  Senior management experience, educational institution

·  Corporate board experience

·  Professor, electrical and computer engineering

·  Service on advisory boards and councils for educational, nonprofit and governmental organizations

·  MS, PhD, electrical engineering

Capital Group Central Cash Fund — Page 12

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Mary Davis Holt, 1950 Trustee (2018)	Principal, Mary Davis Holt Enterprises, LLC (leadership development consulting); former Partner, Flynn Heath Holt Leadership, LLC (leadership consulting); former COO, Time Life Inc. (1993–2003)	87	None

·  Service as chief operations officer, global media company

·  Senior corporate management experience

·  Corporate board experience

·  Service on advisory and trustee boards for educational, business and nonprofit organizations

·  MBA

Merit E. Janow, 1958 Trustee (2018)	Former Dean and Professor of Practice, International Economic Law & International Affairs, Columbia University, School of International and Public Affairs	93	Aptiv (autonomous and green vehicle technology); Mastercard Incorporated Former director of Trimble Inc. (software, hardware and services technology) (until 2021)

·  Service with Office of the U.S. Trade Representative and U.S. Department of Justice

·  Corporate board experience

·  Service on advisory and trustee boards for charitable, educational and nonprofit organizations

·  Experience as corporate lawyer

·  JD

Margaret Spellings, 1957 Chair of the Board (Independent and Non-Executive) (2018)	President and CEO, Texas 2036; former President, Margaret Spellings & Company (public policy and strategic consulting); former President, The University of North Carolina; former President, George W. Bush Presidential Center	91	Former director of ClubCorp Holdings, Inc. (until 2017)

·  Former U.S. Secretary of Education, U.S. Department of Education

·  Former Assistant to the President for Domestic Policy, The White House

·  Former senior advisor to the Governor of Texas

·  Service on advisory and trustee boards for charitable and nonprofit organizations

Capital Group Central Cash Fund — Page 13

Name, year of birth and position with fund (year first elected as a trustee2)	Principal occupation(s) during the past five years	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years	Other relevant experience
Alexandra Trower, 1964 Trustee (2018)	Former Executive Vice President, Global Communications and Corporate Officer, The Estée Lauder Companies	86	None	· Service on trustee boards for charitable and nonprofit organizations · Senior corporate management experience · Branding
Paul S. Williams, 1959 Trustee (2020)	Former Partner/Managing Director, Major, Lindsey & Africa (executive recruiting firm)	86

Air Transport Services Group, Inc. (aircraft leasing and air cargo transportation); Compass Minerals, Inc. (producer of salt and specialty fertilizers); Public Storage, Inc.; Romeo Power, Inc. (manufacturer of batteries for electric vehicles)

Former director of Bob Evans Farms, Inc. (restaurant company) (until 2017); Essendant, Inc. (business products wholesaler) (until 2019)

·  Senior corporate management experience

·  Corporate board experience

·  Corporate governance experience

·  Service on trustee boards for charitable and educational nonprofit organizations

·  Securities law expertise

·  JD

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Interested trustee(s)4,5

Interested trustees have similar qualifications, skills and attributes as the independent trustees. Interested trustees are senior executive officers and/or directors of Capital Research and Management Company or its affiliates. Such management roles with the fund’s service providers also permit the interested trustees to make a significant contribution to the fund’s board.

Name, year of birth and position with fund (year first elected as a trustee/officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Distributor of the fund	Number of portfolios in fund complex overseen by trustee	Other directorships[3] held by trustee during the past five years
Michael C. Gitlin, 1970 Trustee (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company; Vice Chairman and Director, Capital Research and Management Company; Director, The Capital Group Companies, Inc.*; served as Head of Fixed Income at a large investment management firm prior to joining Capital Research and Management Company in 2015	86	None
Karl J. Zeile, 1966 Trustee (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company	21	None

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Other officers5

Name, year of birth and position with fund (year first elected as an officer2)	Principal occupation(s) during the past five years and positions held with affiliated entities or the Distributor of the fund
Steven D. Lotwin, 1969 President (2018)	Partner – Capital Fixed Income Investors, Capital Research and Management Company
Kristine M. Nishiyama, 1970 Principal Executive Officer (2018)	Senior Vice President and Senior Counsel – Fund Business Management Group, Capital Research and Management Company; Chair, Senior Vice President, General Counsel and Director, Capital Bank and Trust Company*
Michael W. Stockton, 1967 Executive Vice President (2021)	Senior Vice President – Fund Business Management Group, Capital Research and Management Company
Karen F. Hall, 1965 Vice President (2018)	Vice President – Fixed Income Securities Trading Unit, Capital Research and Management Company
Miguel Tapia, 1977 Vice President (2018)	Vice President – Fixed Income Securities Trading Unit, Capital Research and Management Company
Steven I. Koszalka, 1964 Secretary (2018)	Vice President – Fund Business Management Group, Capital Research and Management Company
Brian C. Janssen, 1972 Treasurer (2018)	Senior Vice President – Investment Operations, Capital Research and Management Company
Jane Y. Chung, 1974 Assistant Secretary (2018)	Associate – Fund Business Management Group, Capital Research and Management Company
Sandra Chuon, 1972 Assistant Treasurer (2019)	Assistant Vice President – Investment Operations, Capital Research and Management Company
Becky L. Park, 1979 Assistant Treasurer (2021)	Vice President – Investment Operations, Capital Research and Management Company

1 The term independent trustee refers to a trustee who is not an “interested person” of the fund within the meaning of the 1940 Act.

2 Trustees and officers of the fund serve until their resignation, removal or retirement.

3 This includes all directorships/trusteeships (other than those in the American Funds or other funds managed by Capital Research and Management Company or its affiliates) that are held by each trustee as a director/trustee of a public company or a registered investment company. Unless otherwise noted, all directorships/trusteeships are current.

4 The term interested trustee refers to a trustee who is an “interested person” of the fund within the meaning of the 1940 Act, on the basis of his or her affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s distributor).

5 All of the trustees and/or officers listed are officers and/or directors/trustees of one or more of the other funds for which Capital Research and Management Company serves as investment adviser.

The address for all trustees and officers of the fund is 333 South Hope Street, 55th Floor, Los Angeles, California 90071, Attention: Secretary.

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Fund shares owned by trustees as of December 31, 2021:

Name	Dollar range[1,3] of fund shares owned	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund	Dollar range[1,2] of independent trustees deferred compensation[4] allocated to fund	Aggregate dollar range[1,2] of independent trustees deferred compensation[4] allocated to all funds overseen by trustee in same family of investment companies as the fund
Independent trustees
Francisco G. Cigarroa	None	None	$1 – $10,000	Over $100,000
James G. Ellis	None	Over $100,000	N/A	N/A
Nariman Farvardin	None	Over $100,000	$10,001 – $50,000	Over $100,000
Mary Davis Holt	None	Over $100,000	N/A	N/A
Merit E. Janow	None	Over $100,000	$1 – $10,000	$50,001 – $100,000
Margaret Spellings	None	Over $100,000	$1 – $10,000	Over $100,000
Alexandra Trower	None	Over $100,000	$50,001 – $100,000	Over $100,000
Paul S. Williams	None	Over $100,000	$10,001 – $50,000	Over $100,000

Name	Dollar range[1,3] of fund shares owned	Aggregate dollar range[1] of shares owned in all funds overseen by trustee in same family of investment companies as the fund
Interested trustees
Michael C. Gitlin	None	Over $100,000
Karl J. Zeile	None	Over $100,000

1 Ownership disclosure is made using the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; and Over $100,000. The amounts listed for interested trustees include shares owned through The Capital Group Companies, Inc. retirement plan and 401(k) plan.

2  N/A indicates that the listed individual, as of December 31, 2021, was not a trustee of a particular fund, did not allocate deferred compensation to the fund or did not participate in the deferred compensation plan.

3 Shares of the fund are generally only available for purchase by the fund’s investment adviser and its affiliates and other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates.

4 Eligible trustees may defer their compensation under a nonqualified deferred compensation plan. Amounts deferred by the trustee accumulate at an earnings rate determined by the total return of the fund.

Capital Group Central Cash Fund — Page 17

Trustee compensation — No compensation is paid by the fund to any officer or trustee who is a director, officer or employee of the investment adviser or its affiliates. Except for the independent trustees listed in the “Board of trustees and officers — Independent trustees” table under the “Management of the fund” section in this Part B of the fund’s registration statement, all other officers and trustees of the fund are directors, officers or employees of the investment adviser or its affiliates. The boards of funds advised by the investment adviser typically meet either individually or jointly with the boards of one or more other such funds with substantially overlapping board membership (in each case referred to as a “board cluster”). The fund typically pays each independent trustee an annual retainer fee based primarily on the total number of board clusters on which that independent trustee serves.

In addition, the fund generally pays independent trustees attendance and other fees for meetings of the board and its committees. Board and committee chairs receive additional fees for their services.

Independent trustees also receive attendance fees for certain special joint meetings and information sessions with directors and trustees of other groupings of funds advised by the investment adviser. The fund and the other funds served by each independent trustee each pay a portion of these attendance fees.

No pension or retirement benefits are accrued as part of fund expenses. Independent trustees may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for the fund. The fund also reimburses certain expenses of the independent trustees.

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Trustee compensation earned during the fiscal year ended October 31, 2021:

Name	Aggregate compensation (including voluntarily deferred compensation1) from the fund	Total compensation (including voluntarily deferred compensation1) from all funds managed by Capital Research and Management Company or its affiliates
William H. Baribault[2] (retired December 31, 2020)	$4,425	$104,750
Francisco G. Cigarroa[2] (service began January 2, 2021)	16,443	233,125
James G. Ellis	17,393	489,250
Nariman Farvardin[2]	15,654	386,625
Mary Davis Holt	17,123	375,625
R. Clark Hooper[2] (retired December 31, 2021)	13,638	405,801
Merit E. Janow[2]	12,522	387,732
Margaret Spellings[2]	18,688	514,226
Alexandra Trower[2]	18,579	260,375
Paul S. Williams[2]	22,574	315,625

1  Amounts may be deferred by eligible trustees under a nonqualified deferred compensation plan adopted by the fund in 2019. Deferred amounts accumulate at an earnings rate determined by the total return of the fund. Compensation shown in this table for the fiscal year ended October 31, 2021 does not include earnings on amounts deferred in previous fiscal years.

2  Since the deferred compensation plan’s adoption, the total amount of deferred compensation accrued by the fund (plus earnings thereon) through the end of the 2021 fiscal year for participating trustees is as follows: William H. Baribault ($17,548), Francisco G. Cigarroa ($7,565), Nariman Farvardin ($39,961), R. Clark Hooper ($17,782), Merit E. Janow ($2,283), Margaret Spellings ($8,068), Alexandra Trower ($51,680) and Paul S. Williams ($12,163). Amounts deferred and accumulated earnings thereon are not funded and are general unsecured liabilities of the fund until paid to the trustees.

Fund organization and the board of trustees — The fund is a series of an open-end, diversified management investment company, which was organized as a Delaware statutory trust on January 19, 2018.

Delaware law charges trustees with the duty of managing the business affairs of the trust. Trustees are considered to be fiduciaries of the trust and owe duties of care and loyalty to the trust and its shareholders.

Independent board members are paid certain fees for services rendered to the fund as described above. They may elect to defer all or a portion of these fees through a deferred compensation plan in effect for the fund.

The fund has one share class, the M share class. The trustees have the authority to establish new series and classes of shares, and to split or combine outstanding shares into a greater or lesser number, without shareholder approval.

The fund does not hold annual meetings of shareholders. However, significant matters that require shareholder approval, such as certain elections of board members or a change in a fundamental investment policy, will be presented to shareholders at a meeting called for such purpose. Shareholders have one vote per share owned.

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The fund’s declaration of trust and by-laws, as well as separate indemnification agreements with independent trustees, provide in effect that, subject to certain conditions, the fund will indemnify its officers and trustees against liabilities or expenses actually and reasonably incurred by them relating to their service to the fund. However, trustees are not protected from liability by reason of their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

Leadership structure — The board’s chair is currently an independent trustee who is not an “interested person” of the fund within the meaning of the 1940 Act. The board has determined that an independent chair facilitates oversight and enhances the effectiveness of the board. The independent chair’s duties include, without limitation, generally presiding at meetings of the board, approving board meeting schedules and agendas, leading meetings of the independent trustees in executive session, facilitating communication with committee chairs, and serving as the principal independent trustee contact for fund management and counsel to the independent trustees and the fund.

Risk oversight — Day-to-day management of the fund, including risk management, is the responsibility of the fund’s contractual service providers, including the fund’s investment adviser, distributor and transfer agent. Each of these entities is responsible for specific portions of the fund’s operations, including the processes and associated risks relating to the fund’s investments, integrity of cash movements, financial reporting, operations and compliance. The board of trustees oversees the service providers’ discharge of their responsibilities, including the processes they use to manage relevant risks. In that regard, the board receives reports regarding the operations of the fund’s service providers, including risks. For example, the board receives reports from investment professionals regarding risks related to the fund’s investments and trading. The board also receives compliance reports from the fund’s and the investment adviser’s chief compliance officers addressing certain areas of risk.

Committees of the fund’s board, which are comprised of independent board members, none of whom is an “interested person” of the fund within the meaning of the 1940 Act, as well as joint committees of independent board members of funds managed by Capital Research and Management Company, also explore risk management procedures in particular areas and then report back to the full board. For example, the fund’s audit committee oversees the processes and certain attendant risks relating to financial reporting, valuation of fund assets, and related controls. Similarly, a joint review and advisory committee oversees certain risk controls relating to the fund’s transfer agency services.

Not all risks that may affect the fund can be identified or processes and controls developed to eliminate or mitigate their effect. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the fund’s objectives. As a result of the foregoing and other factors, the ability of the fund’s service providers to eliminate or mitigate risks is subject to limitations.

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Committees of the board of trustees — The fund has an audit committee comprised of Francisco G. Cigarroa, James G. Ellis and Paul S. Williams. The committee provides oversight regarding the fund’s accounting and financial reporting policies and practices, the fund's internal controls and the internal controls of the fund’s principal service providers. The committee acts as a liaison between the fund’s independent registered public accounting firm and the full board of trustees. The audit committee held five meetings during the 2021 fiscal year.

The fund has a contracts committee comprised of all of its independent board members. The committee’s principal function is to request, review and consider the information deemed necessary to evaluate the terms of certain agreements between the fund and its investment adviser or the investment adviser’s affiliates, such as the Investment Advisory and Service Agreement and Principal Underwriting Agreement, that the fund may enter into, renew or continue, and to make its recommendations to the full board of trustees on these matters. The contracts committee held one meeting during the 2021 fiscal year.

The fund has a nominating and governance committee comprised of Nariman Farvardin, Mary Davis Holt, Merit E. Janow, Margaret Spellings and Alexandra Trower. The committee periodically reviews such issues as the board’s composition, responsibilities, committees, compensation and other relevant issues, and recommends any appropriate changes to the full board of trustees. The committee also coordinates annual self-assessments of the board and evaluates, selects and nominates independent trustee candidates to the full board of trustees. While the committee normally is able to identify from its own and other resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the board. Such suggestions must be sent in writing to the nominating and governance committee of the fund, addressed to the fund’s secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee for consideration of his or her name by the committee. The nominating and governance committee held two meetings during the 2021 fiscal year.

The independent board members of the fund have oversight responsibility for the fund and certain other funds managed by the investment adviser. As part of their oversight responsibility for these funds, each independent board member sits on one of three fund review committees comprised solely of independent board members. The three committees are divided by portfolio type. Each committee functions independently and is not a decision making body. The purpose of the committees is to assist the board of each fund in the oversight of the investment management services provided by the investment adviser. In addition to regularly monitoring and reviewing investment results, investment activities and strategies used to manage the fund’s assets, the committees also receive reports from the investment adviser’s Principal Investment Officers for the funds, portfolio managers and other investment personnel concerning efforts to achieve the fund’s investment objectives. Each committee reports to the full board of the fund.

Proxy voting procedures and principles — The fund’s investment adviser, in consultation with the fund’s board, has adopted Proxy Voting Procedures and Principles (the “Principles”) with respect to voting proxies of securities held by the fund, other American Funds and American Funds Insurance Series. The complete text of these principles is available at capitalgroup.com. Proxies are voted by a committee of the appropriate equity investment division of the investment adviser under authority delegated by the funds’ boards. The boards of American Funds have established a Joint Proxy Committee (“JPC”) composed of independent board members from each American Funds board. The JPC’s role is to facilitate appropriate oversight of the proxy voting process and provide valuable input on corporate governance and related matters.

The Principles, which have been in effect in substantially their current form for many years, provide an important framework for analysis and decision-making by all funds. However, they are not exhaustive and do not address all potential issues. The Principles provide a certain amount of flexibility so that all

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relevant facts and circumstances can be considered in connection with every vote. As a result, each proxy received is voted on a case-by-case basis considering the specific circumstances of each proposal. The voting process reflects the funds’ understanding of the company’s business, its management and its relationship with shareholders over time.

The investment adviser seeks to vote all U.S. proxies; however, in certain circumstances it may be impracticable or impossible to do so. Proxies for companies outside the U.S. also are voted, provided there is sufficient time and information available. Certain regulators have granted investment limit relief to the investment adviser and its affiliates, conditioned upon limiting its voting power to specific voting ceilings. To comply with these voting ceilings, the investment adviser will scale back its votes across all funds and clients on a pro-rata basis based on assets. After a proxy statement is received, the investment adviser prepares a summary of the proposals contained in the proxy statement. A notation of any potential conflicts of interest also is included in the summary (see below for a description of Capital Research and Management Company’s special review procedures).

For proxies of securities managed by a particular equity investment division of the investment adviser, the initial voting recommendation is made by one or more of the division’s investment analysts familiar with the company and industry. A second recommendation is made by a proxy coordinator (an investment analyst or other individual with experience in corporate governance and proxy voting matters) within the appropriate investment division, based on knowledge of these Principles and familiarity with proxy-related issues. The proxy summary and voting recommendations are made available to the appropriate proxy voting committee for a final voting decision. In cases where a fund is co-managed and a security is held by more than one of the investment adviser’s equity investment divisions, the divisions may develop different voting recommendations for individual ballot proposals. If this occurs, and if permitted by local market conventions, the fund’s position will generally be voted proportionally by divisional holding, according to their respective decisions. Otherwise, the outcome will be determined by the equity investment division or divisions with the larger position in the security as of the record date for the shareholder meeting.

In addition to its proprietary proxy voting, governance and executive compensation research, Capital Research and Management Company may utilize research provided by Institutional Shareholder Services, Glass-Lewis & Co. or other third-party advisory firms on a case-by-case basis. It does not, as a policy, follow the voting recommendations provided by these firms. It periodically assesses the information provided by the advisory firms and reports to the JPC, as appropriate.

From time to time the investment adviser may vote proxies issued by, or on proposals sponsored or publicly supported by (a) a client with substantial assets managed by the investment adviser or its affiliates, (b) an entity with a significant business relationship with Capital Group, or (c) a company with a director of an American Fund on its board (each referred to as an “Interested Party”). Other persons or entities may also be deemed an Interested Party if facts or circumstances appear to give rise to a potential conflict. The investment adviser analyzes these proxies and proposals on their merits and does not consider these relationships when casting its vote.

The investment adviser has developed procedures to identify and address instances where a vote could appear to be influenced by such a relationship. Under the procedures, prior to a final vote being cast by the investment adviser, the relevant proxy committees’ voting results for proxies issued by Interested Parties are reviewed by a Special Review Committee (“SRC”) of the investment division voting the proxy if the vote was in favor of the Interested Party.

If a potential conflict is identified according to the procedure above, the SRC will be provided with a summary of any relevant communications with the Interested Party, the rationale for the voting decision, information on the organization’s relationship with the party and any other pertinent information. The SRC will evaluate the information and determine whether the decision was in the best

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interest of fund shareholders. It will then accept or override the voting decision or determine alternative action. The SRC includes senior investment professionals and legal and compliance professionals.

Information regarding how the fund voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year will be available on or about September 1 of such year (a) without charge, upon request by calling American Funds Service Company at (800) 421-4225, (b) on the Capital Group website and (c) on the SEC’s website at sec.gov.

The following summary sets forth the general positions of American Funds, American Funds Insurance Series and the investment adviser on various proposals. A copy of the full Principles is available upon request, free of charge, by calling American Funds Service Company or visiting the fund’s website.

Director matters — The election of a company’s slate of nominees for director generally is supported. Votes may be withheld for some or all of the nominees if this is determined to be in the best interest of shareholders or if, in the opinion of the investment adviser, such nominee has not fulfilled his or her fiduciary duty. Separation of the chairman and CEO positions also may be supported.

Governance provisions — Typically, proposals to declassify a board (elect all directors annually) are supported based on the belief that this increases the directors’ sense of accountability to shareholders. Proposals for cumulative voting generally are supported in order to promote management and board accountability and an opportunity for leadership change. Proposals designed to make director elections more meaningful, either by requiring a majority vote or by requiring any director receiving more withhold votes than affirmative votes to tender his or her resignation, generally are supported.

Shareholder rights — Proposals to repeal an existing poison pill generally are supported. (There may be certain circumstances, however, when a proxy voting committee of a fund or an investment division of the investment adviser believes that a company needs to maintain anti-takeover protection.) Proposals to eliminate the right of shareholders to act by written consent or to take away a shareholder’s right to call a special meeting typically are not supported.

Compensation and benefit plans — Option plans are complicated, and many factors are considered in evaluating a plan. Each plan is evaluated based on protecting shareholder interests and a knowledge of the company and its management. Considerations include the pricing (or repricing) of options awarded under the plan and the impact of dilution on existing shareholders from past and future equity awards. Compensation packages should be structured to attract, motivate and retain existing employees and qualified directors; however, they should not be excessive.

Routine matters — The ratification of auditors, procedural matters relating to the annual meeting and changes to company name are examples of items considered routine. Such items generally are voted in favor of management’s recommendations unless circumstances indicate otherwise.

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Principal fund shareholders — The following table identifies those investors who own of record, or are known by the fund to own beneficially, 5% or more of any class of its shares as of the opening of business on January 1, 2022. Unless otherwise indicated, the ownership percentages below represent ownership of record rather than beneficial ownership.

NAME AND ADDRESS	OWNERSHIP	OWNERSHIP PERCENTAGE
AMERICAN BALANCED FUND OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS M	13.24%

THE GROWTH FUND OF AMERICA OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS M	9.07

EUROPACIFIC GROWTH FUND OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS M	8.79

THE BOND FUND OF AMERCA OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS M	7.11

THE INCOME FUND OF AMERICA OMNIBUS ACCOUNT NORFOLK VA	RECORD	CLASS M	5.07

As of January 1, 2022, the officers and trustees of the fund, as a group, owned beneficially or of record less than 1% of the outstanding shares of the fund.

Investment adviser — Capital Research and Management Company, the fund’s investment adviser, founded in 1931, maintains research facilities in the United States and abroad (Beijing, Geneva, Hong Kong, London, Los Angeles, Mumbai, New York, San Francisco, Singapore, Tokyo and Washington, D.C.). These facilities are staffed with experienced investment professionals. The investment adviser is located at 333 South Hope Street, Los Angeles, CA 90071. It is a wholly owned subsidiary of The Capital Group Companies, Inc., a holding company for several investment management subsidiaries. Capital Research and Management Company manages equity assets through three equity investment divisions and fixed income assets through its fixed income investment division, Capital Fixed Income Investors. The three equity investment divisions — Capital World Investors, Capital Research Global Investors and Capital International Investors — make investment decisions independently of one another. Portfolio managers in Capital International Investors rely on a research team that also provides investment services to institutional clients and other accounts advised by affiliates of Capital Research and Management Company. The investment adviser, which is deemed under the Commodity Exchange Act (the “CEA”) to be the operator of the fund, has claimed an exclusion from the definition of the term commodity pool operator under the CEA with respect to the fund and, therefore, is not subject to registration or regulation as such under the CEA with respect to the fund.

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Investment Advisory and Service Agreement — The Investment Advisory and Service Agreement (the “Agreement”) between the fund and the investment adviser will continue in effect until April 30, 2022, unless sooner terminated, and may be renewed from year to year thereafter, provided that any such renewal has been specifically approved at least annually by (a) the board of trustees, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the fund, and (b) the vote of a majority of trustees who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, in accordance with applicable laws and regulations. The Agreement provides that the investment adviser has no liability to the fund for its acts or omissions in the performance of its obligations to the fund not involving willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Agreement. The Agreement also provides that either party has the right to terminate it, without penalty, upon 60 days’ written notice to the other party, and that the Agreement automatically terminates in the event of its assignment (as defined in the 1940 Act). In addition, the Agreement provides that the investment adviser may delegate all, or a portion of, its investment management responsibilities to one or more subsidiary advisers approved by the fund’s board, pursuant to an agreement between the investment adviser and such subsidiary. Any such subsidiary adviser will be paid solely by the investment adviser out of its fees.

In addition to providing investment advisory services, the investment adviser furnishes the services and pays the compensation and travel expenses of persons to perform the fund’s executive, administrative, clerical and bookkeeping functions, and provides suitable office space, necessary small office equipment and utilities, general purpose accounting forms, supplies and postage used at the fund’s offices. The fund pays all expenses not assumed by the investment adviser, including, but not limited to: custodian, stock transfer and dividend disbursing fees and expenses; shareholder recordkeeping; costs of the designing, printing and mailing of reports, registration statements, proxy statements and notices to its shareholders; taxes; expenses of the issuance and redemption of fund shares (including stock certificates, registration and qualification fees and expenses); legal and auditing expenses; compensation, fees and expenses paid to independent trustees; association dues; costs of stationery and forms prepared exclusively for the fund; and costs of assembling and storing shareholder account data.

Under the Agreement, the fund does not pay any management fee to the investment adviser.

Distributor — American Funds Distributors, Inc. (the “Distributor”) is the distributor of the fund’s shares. The Distributor is located at 333 South Hope Street, Los Angeles, CA 90071; 6455 Irvine Center Drive, Irvine, CA 92618; 3500 Wiseman Boulevard, San Antonio, TX 78251; and 12811 North Meridian Street, Carmel, IN 46032.

The Distributor receives no compensation from the fund.

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Execution of portfolio transactions

The investment adviser places orders with broker-dealers for the fund’s portfolio transactions. Purchases and sales of equity securities on a securities exchange or an over-the-counter market are effected through broker-dealers who receive commissions for their services. Generally, commissions relating to securities traded on foreign exchanges will be higher than commissions relating to securities traded on U.S. exchanges and may not be subject to negotiation. Equity securities may also be purchased from underwriters at prices that include underwriting fees. Purchases and sales of fixed income securities are generally made with an issuer or a primary market maker acting as principal with no stated brokerage commission. The price paid to an underwriter for fixed income securities includes underwriting fees. Prices for fixed income securities in secondary trades usually include undisclosed compensation to the market maker reflecting the spread between the bid and ask prices for the securities.

In selecting broker-dealers, the investment adviser strives to obtain “best execution” (the most favorable total price reasonably attainable under the circumstances) for the fund’s portfolio transactions, taking into account a variety of factors. These factors include the size and type of transaction, the nature and character of the markets for the security to be purchased or sold, the cost, quality, likely speed and reliability of execution and settlement, the broker-dealer’s or execution venue’s ability to offer liquidity and anonymity and the trade-off between market impact and opportunity costs. The investment adviser considers these factors, which involve qualitative judgments, when selecting broker-dealers and execution venues for fund portfolio transactions. The investment adviser views best execution as a process that should be evaluated over time as part of an overall relationship with particular broker-dealer firms. The investment adviser and its affiliates negotiate commission rates with broker-dealers based on what they believe is reasonably necessary to obtain best execution. They seek, on an ongoing basis, to determine what the reasonable levels of commission rates for execution services are in the marketplace, taking various considerations into account, including the extent to which a broker-dealer has put its own capital at risk, historical commission rates and commission rates that other institutional investors are paying. The fund does not consider the investment adviser as having an obligation to obtain the lowest commission rate available for a portfolio transaction to the exclusion of price, service and qualitative considerations. Brokerage commissions are only a small part of total execution costs and other factors, such as market impact and speed of execution, contribute significantly to overall transaction costs.

The investment adviser may execute portfolio transactions with broker-dealers who provide certain brokerage and/or investment research services to it but only when in the investment adviser’s judgment the broker-dealer is capable of providing best execution for that transaction. The investment adviser makes decisions for procurement of research separately and distinctly from decisions on the choice of brokerage and execution services. The receipt of these research services permits the investment adviser to supplement its own research and analysis and makes available the views of, and information from, individuals and the research staffs of other firms. Such views and information may be provided in the form of written reports, telephone contacts and meetings with securities analysts. These services may include, among other things, reports and other communications with respect to individual companies, industries, countries and regions, economic, political and legal developments, as well as scheduling meetings with corporate executives and seminars and conferences related to relevant subject matters. Research services that the investment adviser receives from broker-dealers may be used by the investment adviser in servicing the fund and other funds and accounts that it advises; however, not all such services will necessarily benefit the fund.

The investment adviser bears the cost of all third-party investment research services for all client accounts it advises. However, in order to compensate certain U.S. broker-dealers for research consumed, and valued, by the investment adviser’s investment professionals, the investment adviser continues to operate a limited commission sharing arrangement with commissions on equity trades for certain registered investment companies it advises. The investment adviser voluntarily reimburses such

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registered investment companies for all amounts collected into the commission sharing arrangement. In order to operate the commission sharing arrangement, the investment adviser may cause such registered investment companies to pay commissions in excess of what other broker-dealers might have charged for certain portfolio transactions in recognition of brokerage and/or investment research services. In this regard, the investment adviser has adopted a brokerage allocation procedure consistent with the requirements of Section 28(e) of the Securities Exchange Act of 1934. Section 28(e) permits the investment adviser and its affiliates to cause an account to pay a higher commission to a broker-dealer to compensate the broker-dealer or another service provider for certain brokerage and/or investment research services provided to the investment adviser and its affiliates, if the investment adviser and each affiliate makes a good faith determination that such commissions are reasonable in relation to the value of the services provided by such broker-dealer to the investment adviser and its affiliates in terms of that particular transaction or the investment adviser’s overall responsibility to the fund and other accounts that it advises. Certain brokerage and/or investment research services may not necessarily benefit all accounts paying commissions to each such broker-dealer; therefore, the investment adviser and its affiliates assess the reasonableness of commissions in light of the total brokerage and investment research services provided to the investment adviser and its affiliates. Further, investment research services may be used by all investment associates of the investment adviser and its affiliates, regardless of whether they advise accounts with trading activity that generates eligible commissions.

In accordance with their internal brokerage allocation procedure, the investment adviser and its affiliates periodically assess the brokerage and investment research services provided by each broker-dealer and each other service provider from which they receive such services. As part of its ongoing relationships, the investment adviser and its affiliates routinely meet with firms to discuss the level and quality of the brokerage and research services provided, as well as the value and cost of such services. In valuing the brokerage and investment research services the investment adviser and its affiliates receive from broker-dealers and other research providers in connection with its good faith determination of reasonableness, the investment adviser and its affiliates take various factors into consideration, including the quantity, quality and usefulness of the services to the investment adviser and its affiliates. Based on this information and applying their judgment, the investment adviser and its affiliates set an annual research budget.

Research analysts and portfolio managers periodically participate in a research poll to determine the usefulness and value of the research provided by individual broker-dealers and research providers. Based on the results of this research poll, the investment adviser and its affiliates may, through commission sharing arrangements with certain broker-dealers, direct a portion of commissions paid to a broker-dealer by the funds and other registered investment companies managed by the investment adviser or its affiliates to be used to compensate the broker-dealer and/or other research providers for research services they provide. While the investment adviser and its affiliates may negotiate commission rates and enter into commission sharing arrangements with certain broker-dealers with the expectation that such broker-dealers will be providing brokerage and research services, none of the investment adviser, any of its affiliates or any of their clients incurs any obligation to any broker-dealer to pay for research by generating trading commissions. The investment adviser and its affiliates negotiate prices for certain research that may be paid through commission sharing arrangements or by themselves with cash.

When executing portfolio transactions in the same equity security for the funds and accounts, or portions of funds and accounts, over which the investment adviser, through its equity investment divisions, has investment discretion, each investment division within the adviser and its affiliates normally aggregates its respective purchases or sales and executes them as part of the same transaction or series of transactions. When executing portfolio transactions in the same fixed income security for the fund and the other funds or accounts over which it or one of its affiliated companies has investment discretion, the investment adviser normally aggregates such purchases or sales and executes them as part of the same transaction or series of transactions. The objective of aggregating

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purchases and sales of a security is to allocate executions in an equitable manner among the funds and other accounts that have concurrently authorized a transaction in such security. The investment adviser and its affiliates serve as investment adviser for certain accounts that are designed to be substantially similar to another account. This type of account will often generate a large number of relatively small trades when it is rebalanced to its reference fund due to differing cash flows or when the account is initially started up. The investment adviser may not aggregate program trades or electronic list trades executed as part of this process. Non-aggregated trades performed for these accounts will be allocated entirely to that account. This is done only when the investment adviser believes doing so will not have a material impact on the price or quality of other transactions.

The investment adviser currently owns an interest in IEX Group and Luminex Trading and Analytics. The investment adviser may place orders on these or other exchanges or alternative trading systems in which it, or one of its affiliates, has an ownership interest, provided such ownership interest is less than five percent of the total ownership interests in the entity. The investment adviser is subject to the same best execution obligations when trading on any such exchange or alternative trading system.

Purchase and sale transactions may be effected directly among and between certain funds or accounts advised by the investment adviser or its affiliates, including the fund. The investment adviser maintains cross-trade policies and procedures and places a cross-trade only when such a trade is in the best interest of all participating clients and is not prohibited by the participating funds’ or accounts’ investment management agreement or applicable law.

The investment adviser may place orders for the fund’s portfolio transactions with broker-dealers who have sold shares of the funds managed by the investment adviser or its affiliated companies; however, it does not consider whether a broker-dealer has sold shares of the funds managed by the investment adviser or its affiliated companies when placing any such orders for the fund’s portfolio transactions.

No brokerage commissions were paid by the fund on portfolio transactions for the fiscal years ended October 31, 2021, 2020 and 2019.

The fund is required to disclose information regarding investments in the securities of its “regular” broker-dealers (or parent companies of its regular broker-dealers) that derive more than 15% of their revenue from broker-dealer, underwriter or investment adviser activities. A regular broker-dealer is (a) one of the 10 broker-dealers that received from the fund the largest amount of brokerage commissions by participating, directly or indirectly, in the fund’s portfolio transactions during the fund’s most recently completed fiscal year; (b) one of the 10 broker-dealers that engaged as principal in the largest dollar amount of portfolio transactions of the fund during the fund’s most recently completed fiscal year; or (c) one of the 10 broker-dealers that sold the largest amount of securities of the fund during the fund’s most recently completed fiscal year.

At the end of the fund's most recently completed fiscal year, the fund did not have investments in securities of any of its regular broker-dealers.

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Disclosure of portfolio holdings

The fund’s investment adviser, on behalf of the fund, has adopted policies and procedures with respect to the disclosure of information about fund portfolio securities. These policies and procedures have been reviewed by the fund’s board of trustees and compliance will be periodically assessed by the board in connection with reporting from the fund’s Chief Compliance Officer.

Under rule 2a-7 of the 1940 Act, the fund’s complete list of portfolio holdings, dated as of the end of each month, must be posted on the fund’s website within five business days after the end of the applicable month. Under the fund’s policies and procedures, such portfolio holdings information may then be disclosed to any person pursuant to an ongoing arrangement to disclose portfolio holdings information to such person no earlier than one day after the day on which the information is posted on the fund’s website. The fund’s custodian, outside counsel and auditor, each of which requires portfolio holdings information for legitimate business and fund oversight purposes, may receive the information earlier. See the “General information” section in this Part B of the fund’s registration statement for further information about the fund’s custodian, outside counsel and auditor.

Certain intermediaries are provided additional information about the fund’s management team, including information on the fund’s portfolio securities they have selected. This information is provided to larger intermediaries that require the information to make the fund available for investment on the firm’s platform. Intermediaries receiving the information are required to keep it confidential and use it only to perform analysis on the fund.

Affiliated persons of the fund, including officers of the fund and employees of the investment adviser and its affiliates, who receive portfolio holdings information are subject to restrictions and limitations on the use and handling of such information pursuant to applicable codes of ethics, including requirements not to trade in securities based on confidential and proprietary investment information, to maintain the confidentiality of such information, and to preclear securities trades and report securities transactions activity, as applicable. For more information on these restrictions and limitations, please see the “Code of Ethics” section in this Part B of the fund’s registration statement and the Code of Ethics. Third-party service providers of the fund, and other entities as described in this Part B of the fund’s registration statement, receiving such information are subject to confidentiality obligations and obligations that would prohibit them from trading in securities based on such information. When portfolio holdings information is disclosed other than through the fund’s website to persons not affiliated with the fund (which, as described above, would typically occur no earlier than one day after the day on which the information is posted on the fund’s website), such persons will be bound by agreements (including confidentiality agreements) or fiduciary obligations that restrict and limit their use of the information to legitimate business uses only. None of the fund nor its investment adviser or any of their affiliates receives compensation or other consideration in connection with the disclosure of information about portfolio securities.

Subject to board policies, the authority to disclose the fund’s portfolio holdings, and to establish policies with respect to such disclosure, resides with the appropriate investment-related committees of the fund’s investment adviser. In exercising their authority, the committees determine whether disclosure of information about the fund’s portfolio securities is appropriate and in the best interest of fund shareholders. The investment adviser has implemented policies and procedures to address conflicts of interest that may arise from the disclosure of fund holdings. For example, the investment adviser’s code of ethics specifically requires, among other things, the safeguarding of information about fund holdings and contains prohibitions designed to prevent the personal use of confidential, proprietary investment information in a way that would conflict with fund transactions. In addition, the investment adviser believes that its current policy of not selling portfolio holdings information and not disclosing such information to unaffiliated third parties until such holdings have been made public on the fund’s website (other than to certain fund service providers for legitimate business and fund

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oversight purposes) helps reduce potential conflicts of interest between fund shareholders and the investment adviser and its affiliates.

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Price of shares

Shares are purchased at the offering price or sold at the net asset value price next determined after the purchase or sell order is received by the fund or the Transfer Agent provided that your request contains all information and legal documentation necessary to process the transaction. The Transfer Agent may accept written orders for the sale of fund shares on a future date. These orders are subject to the Transfer Agent’s policies, which generally allow shareholders to provide a written request to sell shares at the net asset value on a specified date no more than five business days after receipt of the order by the Transfer Agent. Any request to sell shares on a future date will be rejected if the request is not in writing, if the requested transaction date is more than five business days after the Transfer Agent receives the request or if the request does not contain all information and legal documentation necessary to process the transaction.

The price you pay for shares, the offering price, is based on the net asset value per share which is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. If the New York Stock Exchange makes a scheduled (e.g. the day after Thanksgiving) or an unscheduled close prior to 4 p.m. New York time, the net asset value of the fund will be determined at approximately the time the New York Stock Exchange closes on that day. If on such a day market quotations and prices from third-party pricing services are not based as of the time of the early close of the New York Stock Exchange but are as of a later time (up to approximately 4 p.m. New York time), for example because the market remains open after the close of the New York Stock Exchange, those later market quotations and prices will be used in determining the fund’s net asset value. The fund may also calculate its share price on days the New York Stock Exchange is closed, consistent with applicable regulatory guidance.

Orders in good order received after the New York Stock Exchange closes (scheduled or unscheduled) will be processed at the net asset value (plus any applicable sales charge) calculated on the following business day. The New York Stock Exchange is currently closed on weekends and on the following holidays: New Year’s Day; Martin Luther King Jr. Day; Presidents’ Day; Good Friday; Memorial Day; Juneteenth National Independence Day; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.

As an institutional prime money market fund, the fund’s initial net asset value of $100.00 is calculated to two decimal places. The fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests. The fund follows standard industry practice by typically reflecting changes in its holdings of portfolio securities on the first business day following a portfolio trade.

All securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. The pricing vendors base prices on, among other things, benchmark yields, transactions, bids, offers, quotations from dealers and trading systems, new issues, underlying equity of the issuer, interest rate volatilities, spreads and other relationships observed in the markets among comparable securities and proprietary pricing models such as yield measures calculated using factors such as cash flows, prepayment information, default rates, delinquency and loss assumptions, financial or collateral characteristics or performance, credit enhancements, liquidation value calculations, specific deal information and other reference data. The fund’s investment adviser performs certain checks on vendor prices prior to calculation of the fund’s net asset value. When the investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the investment adviser are valued at fair value as determined in good faith

Capital Group Central Cash Fund — Page 31

under fair value guidelines adopted by authority of the fund’s board. Subject to board oversight, the fund’s board has appointed the fund‘s investment adviser to make fair valuation determinations, which are directed by a valuation committee established by the fund’s investment adviser. The board receives regular reports describing fair-valued securities and the valuation methods used.

The valuation committee has adopted guidelines and procedures (consistent with SEC rules and guidance) to consider certain relevant principles and factors when making fair value determinations. As a general principle, securities lacking readily available market quotations, or that have quotations that are considered unreliable by the investment adviser, are valued in good faith by the valuation committee based upon what the fund might reasonably expect to receive upon their current sale. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred. The valuation committee considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security, contractual or legal restrictions on resale of the security, relevant financial or business developments of the issuer, actively traded similar or related securities, conversion or exchange rights on the security, related corporate actions, significant events occurring after the close of trading in the security and changes in overall market conditions. The valuation committee employs additional fair value procedures to address issues related to equity securities that trade principally in markets outside the United States. Such securities may trade in markets that open and close at different times, reflecting time zone differences. If significant events occur after the close of a market (and before the fund’s net asset values are next determined) which affect the value of equity securities held in the fund’s portfolio, appropriate adjustments from closing market prices may be made to reflect these events. Events of this type could include, for example, earthquakes and other natural disasters or significant price changes in other markets (e.g., U.S. stock markets).

Net assets so obtained for the fund are then divided by the total number of shares outstanding, and the result, calculated to four decimal places or equivalent value, is the net asset value per share for the fund.

Capital Group Central Cash Fund — Page 32

Taxes and distributions

Taxation as a regulated investment company — The fund intends to qualify each year as a “regulated investment company” under Subchapter M of the Internal Revenue Code (“Code”) so that it will not be liable for federal tax on income and capital gains distributed to shareholders. In order to qualify as a regulated investment company, and avoid being subject to federal income taxes, the fund intends to distribute substantially all of its net investment income and realized net capital gains on a fiscal year basis, and intends to comply with other tests applicable to regulated investment companies under Subchapter M.

The Code includes savings provisions allowing the fund to cure inadvertent failures of certain qualification tests required under Subchapter M. However, should the fund fail to qualify under Subchapter M, the fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gains.

Amounts not distributed by the fund on a timely basis in accordance with a calendar year distribution requirement may be subject to a nondeductible 4% excise tax. Unless an applicable exception applies, to avoid the tax, the fund must distribute during each calendar year an amount equal to the sum of (a) at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, (b) at least 98.2% of its capital gains in excess of its capital losses for the twelve month period ending on October 31, and (c) all ordinary income and capital gains for previous years that were not distributed during such years and on which the fund paid no U.S. federal income tax.

Dividends paid by the fund from ordinary income or from an excess of net short-term capital gain over net long-term capital loss are taxable to shareholders as ordinary income dividends. The fund does not typically realize short- or long-term capital gains or losses on sales of securities.

Certain distributions reported by the fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Section 163(j) of the Code. Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the fund’s business interest income over the sum of the fund’s (i) business interest expense and (ii) other deductions properly allocable to the fund’s business interest income.

Individuals (and certain other non-corporate entities) are generally eligible for a 20% deduction with respect to taxable ordinary REIT dividends. Applicable Treasury regulations allow the fund to pass through to its shareholders such taxable ordinary REIT dividends. Accordingly, individual (and certain other non-corporate) shareholders of the fund that have received such taxable ordinary REIT dividends may be able to take advantage of this 20% deduction with respect to any such amounts passed through.

Taxation on sale of fund shares – Because the fund’s net asset value floats, a sale of fund shares may result in a gain or loss for a shareholder. Assuming a shareholder holds the shares as a capital asset, any gain or loss recognized on a sale of shares will be treated as capital in nature. Unless a shareholder chooses to adopt the simplified “NAV method” of accounting as described below, this capital gain or loss generally will be treated as short-term if the shareholder held fund shares for one year or less or long-term if the shareholder held fund shares for longer.

If the fund determines to impose a liquidity fee on redemptions of the shares, the fee paid by a shareholder on redemption of shares should reduce a shareholder’s amount realized for purposes of

Capital Group Central Cash Fund — Page 33

calculating the shareholder’s net gain or loss on the sale of shares. Any loss realized on the sale of fund shares that a shareholder held for 6 months or less may be disallowed to the extent of any distributions treated as “exempt-interest dividends” with respect to those shares.

The Internal Revenue Service has published guidance providing that the “wash sale” rule of the Code does not apply to sales of shares in a money market fund with a floating net asset value. The wash sale rule disallows losses on taxable sales where other substantially identical shares are purchased (including by dividend reinvestment) within 30 days before or after the sale. Therefore, if a shareholder that sells shares of the fund at a loss and, within 30 days before or after this sale, purchases additional shares of the fund, then such loss will not be disallowed under the wash sale rule.

If the shareholder elects to adopt the NAV method of accounting, rather than compute any gain or loss on every taxable sale of fund shares, the shareholder would determine the gain or loss based on the change in the aggregate value of the fund shares during a computation period (e.g., the shareholder’s taxable year or certain shorter periods), reduced by its net investment (purchases minus taxable sales) in those fund shares during the period. Under the NAV method, if a shareholder holds the shares as a capital asset, any resulting net gain or loss (including any loss arising from the shareholder’s payment of a liquidity fee on redemption of the shares) would be treated as short-term capital gain or loss.

Shareholders are permitted to use different methods of accounting for shares of a single fund that are held in different accounts or for shares of different money market funds in the same account.

Capital Group Central Cash Fund — Page 34

Purchase and exchange of shares

Shares of the fund are purchased by (a) other funds and investment vehicles and accounts managed by the fund’s investment adviser and its affiliates and (b) the fund’s investment adviser and its affiliates. Shares of the fund are not available to the public. The fund may accept securities in-kind in exchange for shares of the fund in accordance with the fund’s policy and procedures relating to in-kind purchase transactions.

Shares of the fund cannot be exchanged with shares of other funds or investment vehicles managed by the investment adviser or its affiliates. In addition, the fund shares cannot be transferred or resold without registration under the 1933 Act or an available exemption from registration under the 1933 Act.

Frequent trading of fund shares — As noted in Part A of the fund’s registration statement, the investment adviser anticipates that fund shares may be purchased and sold frequently because the fund is designed to offer a liquid investment option. For this reason, the board has not adopted policies and procedures designed to detect and deter excessive trading of fund shares.

Capital Group Central Cash Fund — Page 35

Selling shares

The methods for selling (redeeming) shares are described more fully in Part A of the fund’s registration statement.

Except for extraordinary circumstances (and as permissible under the 1940 Act), the fund typically expects to send redemption proceeds one business day following receipt and acceptance of a redemption order. Interest will not accrue or be paid on amounts that represent uncashed distribution or redemption checks.

Capital Group Central Cash Fund — Page 36

Shareholder account services and privileges

The following services and privileges are generally available to all shareholders.

Automatic reinvestment — Dividends and capital gain distributions will be automatically reinvested in additional shares of the same class and fund at net asset value.

Account statements — Your account is opened in accordance with your registration instructions. Transactions in the account, such as additional investments, will be reflected on regular confirmation statements from the Transfer Agent. Dividend and capital gain reinvestments will be confirmed at least quarterly.

Telephone and Internet purchases, redemptions and exchanges — By using the telephone or the Internet (including capitalgroup.com), or fax purchase, redemption and/or exchange options, you agree to hold the fund, the Transfer Agent, any of its affiliates or mutual funds managed by such affiliates, and each of their respective directors, trustees, officers, employees and agents harmless from any losses, expenses, costs or liabilities (including attorney fees) that may be incurred in connection with the exercise of these privileges. Generally, all shareholders are automatically eligible to use these services. However, you may elect to opt out of these services by writing the Transfer Agent (you may also reinstate them at any time by writing the Transfer Agent). If the Transfer Agent does not employ reasonable procedures to confirm that the instructions received from any person with appropriate account information are genuine, it and/or the fund may be liable for losses due to unauthorized or fraudulent instructions. In the event that shareholders are unable to reach the fund by telephone because of technical difficulties, market conditions or a natural disaster, redemption and exchange requests may be made in writing only.

Redemption of shares — The fund’s declaration of trust permits the fund to direct the Transfer Agent to redeem the shares of any shareholder for their then current net asset value per share if at such time the shareholder of record owns shares having an aggregate net asset value of less than the minimum initial investment amount required of new shareholders as the board of trustees of the fund may from time to time adopt.

While payment of redemptions normally will be in cash, the fund’s declaration of trust permits payment of the redemption price wholly or partly with portfolio securities or other fund assets under conditions and circumstances determined by the fund’s board of trustees. For example, redemptions could be made in this manner if the board determined that making payments wholly in cash over a particular period would be unfair and/or harmful to other fund shareholders.

Capital Group Central Cash Fund — Page 37

General information

Custodian of assets — Securities and cash owned by the fund, including proceeds from the sale of shares of the fund and of securities in the fund’s portfolio, are held by JP Morgan Chase Bank N.A., 270 Park Avenue, New York, NY 10017-2070, as custodian. If a fund holds securities of issuers outside the U.S., the Custodian may hold these securities pursuant to subcustodial arrangements in banks outside the U.S. or branches of U.S. banks outside the U.S.

Transfer agent services — American Funds Service Company, a wholly owned subsidiary of the investment adviser, maintains the records of shareholder accounts, processes purchases and redemptions of the fund’s shares, acts as dividend and capital gain distribution disbursing agent, and performs other related shareholder service functions. The principal office of American Funds Service Company is located at 6455 Irvine Center Drive, Irvine, CA 92618. Transfer agent fees are paid according to a fee schedule, based on the number of accounts serviced, contained in a Shareholder Services Agreement between the fund and American Funds Service Company.

Compensation for transfer agency services is ultimately paid from fund assets as disclosed in Part A of the fund’s registration statement.

During the 2021 fiscal year, transfer agent fees, gross of any payments made by American Funds Service Company to third parties, were $2,000.

The fund’s transfer agent is currently waiving transfer agent fees. This waiver will be in effect through at least February 1, 2023. The transfer agent may elect at its discretion to extend, modify or terminate the waiver at that time.

Independent registered public accounting firm — PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, CA 90017, serves as the fund’s independent registered public accounting firm, providing audit services, preparation of tax returns and review of certain documents to be filed with the SEC. The financial statements included in this Part B of the fund’s registration statement that are from the fund's annual report have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The selection of the fund’s independent registered public accounting firm is reviewed and determined annually by the board of trustees.

Independent legal counsel — Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110-1726, serves as independent legal counsel (“counsel”) for the fund and for independent trustees in their capacities as such. A determination with respect to the independence of the fund’s counsel will be made at least annually by the independent trustees of the fund, as prescribed by applicable 1940 Act rules.

Registration statements, reports to shareholders and proxy statements — The fund’s fiscal year ends on October 31. Shareholders are provided an updated registration statement annually and at least semi-annually with reports showing the fund’s investment portfolio or summary investment portfolio, financial statements and other information. Shareholders may request a copy of the fund’s current registration statement at no cost by calling (800) 421-4225. The fund’s annual financial statements are audited by the fund’s independent registered public accounting firm, PricewaterhouseCoopers LLP. In addition, shareholders may also receive proxy statements for the fund. In an effort to reduce the volume of mail shareholders receive from the fund when a household owns more than one account, the Transfer Agent has taken steps to eliminate duplicate mailings of the registration statements, shareholder reports and proxy statements. To receive additional copies of the registration statement, report or proxy statement, shareholders should contact the Transfer Agent.

Capital Group Central Cash Fund — Page 38

Shareholders may also elect to receive the updated registration statement, annual reports and semi-annual reports electronically by signing up for electronic delivery on our website, capitalgroup.com/cmqxx. Shareholders who elect to receive documents electronically will receive such documents in electronic form and will not receive documents in paper form by mail. A shareholder who elects electronic delivery is able to cancel this service at any time and return to receiving the updated registration statement and other reports in paper form by mail.

The registration statement, annual reports and semi-annual reports that are mailed to shareholders by the Capital Group organization are printed with ink containing soy and/or vegetable oil on paper containing recycled fibers.

Codes of ethics — The fund and Capital Research and Management Company and its affiliated companies, including the fund’s Distributor, have adopted codes of ethics that allow for personal investments, including securities in which the fund may invest from time to time. These codes include a ban on acquisitions of securities pursuant to an initial public offering; restrictions on acquisitions of private placement securities; preclearance and reporting requirements; review of duplicate confirmation statements; annual recertification of compliance with codes of ethics; blackout periods on personal investing for certain investment personnel; ban on short-term trading profits for investment personnel; limitations on service as a director of publicly traded companies; disclosure of personal securities transactions; and policies regarding political contributions.

Other information — The fund reserves the right to modify the privileges described in this Part B of the fund’s registration statement at any time.

The fund‘s financial statements, including the investment portfolio and the report of the fund‘s independent registered public accounting firm, are included in this Part B of the fund’s registration statement.

Capital Group Central Cash Fund — Page 39

Appendix

Description of commercial paper ratings

Moody’s

Global short-term rating scale

P-1

Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2

Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3

Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP

Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Standard & Poor’s

Commercial paper ratings (highest three ratings)

A-1

A short-term obligation rated A-1 is rated in the highest category by Standard & Poor’s. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

A-2

A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3

A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Capital Group Central Cash Fund — Page 40

Investment portfolio October 31, 2021

Percent of net assets
Short-term securities:
Commercial paper	45.92%
U.S. Treasury bills	20.06
Repurchase agreements	18.67
Federal agency bills & notes	12.00
Bonds, notes & other debt instruments:
U.S. Treasury bonds & notes	2.17
Other assets less liabilities	1.18
100.00%

Short-term securities 96.65%	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper 45.92%
Amazon.com, Inc. 1/10/2022[1]	0.049%	$41,000	$40,996
Amazon.com, Inc. 1/18/2022[1]	0.050	25,000	24,997
Amazon.com, Inc. 1/19/2022[1]	0.050	20,000	19,998
Amazon.com, Inc. 1/26/2022[1]	0.050	59,700	59,692
Apple, Inc. 11/1/2021[1]	0.060	50,000	50,000
Apple, Inc. 11/3/2021[1]	0.060	50,000	50,000
Apple, Inc. 11/10/2021[1]	0.060	90,000	89,999
Apple, Inc. 11/15/2021[1]	0.060	45,000	44,999
Apple, Inc. 11/17/2021[1]	0.050	85,000	84,998
Apple, Inc. 11/29/2021[1]	0.050	100,000	99,996
Apple, Inc. 12/2/2021[1]	0.050	75,000	74,997
Apple, Inc. 12/3/2021[1]	0.050	28,000	27,999
Apple, Inc. 12/6/2021[1]	0.050	50,000	49,998
Apple, Inc. 12/8/2021[1]	0.050	85,000	84,996
Apple, Inc. 12/10/2021[1]	0.050	85,000	84,996
Apple, Inc. 12/13/2021[1]	0.050	100,000	99,994
Apple, Inc. 12/16/2021[1]	0.050	100,000	99,993
Apple, Inc. 12/17/2021[1]	0.050	150,000	149,990
Apple, Inc. 1/4/2022[1]	0.050	30,000	29,996
Apple, Inc. 1/5/2022[1]	0.050	100,000	99,988
Apple, Inc. 1/7/2022[1]	0.060	40,900	40,895
Apple, Inc. 1/10/2022[1]	0.056	135,000	134,982
Apple, Inc. 1/12/2022[1]	0.060	100,000	99,986
Apple, Inc. 1/21/2022[1]	0.060	150,000	149,977
Atlantic Asset Securitization, LLC 11/9/2021[1]	0.090	50,000	49,999
Atlantic Asset Securitization, LLC 11/17/2021[1]	0.070	85,000	84,996
Atlantic Asset Securitization, LLC 11/22/2021[1]	0.100	70,000	69,996
Atlantic Asset Securitization, LLC 12/21/2021[1]	0.080	50,000	49,993
Atlantic Asset Securitization, LLC 12/29/2021[1]	0.100	105,000	104,981
Atlantic Asset Securitization, LLC 1/13/2022[1]	0.100	50,000	49,988
Australia & New Zealand Banking Group, Ltd. 11/2/2021[1]	0.085	100,000	99,999
Australia & New Zealand Banking Group, Ltd. 11/3/2021[1]	0.080	76,600	76,599
Australia & New Zealand Banking Group, Ltd. 12/30/2021[1]	0.090	150,000	149,983
Australia & New Zealand Banking Group, Ltd. 1/4/2022[1]	0.090	103,100	103,088
Australia & New Zealand Banking Group, Ltd. 1/5/2022[1]	0.093	145,000	144,982
Australia & New Zealand Banking Group, Ltd. 1/6/2022[1]	0.096	121,000	120,985
Australia & New Zealand Banking Group, Ltd. 1/12/2022[1]	0.105	100,000	99,986
Australia & New Zealand Banking Group, Ltd. 1/18/2022[1]	0.100	200,000	199,971
Australia & New Zealand Banking Group, Ltd. 2/22/2022[1]	0.120	30,750	30,742
Bank of Montreal 11/22/2021	0.083	300,000	299,985
Bank of Montreal 11/29/2021	0.090	125,000	124,992
Bank of Montreal 12/14/2021	0.090	100,000	99,988
Bank of Montreal 12/15/2021	0.090	200,000	199,976
Bank of Montreal 12/27/2021	0.080	100,000	99,983
Bank of Montreal 2/8/2022	0.120	100,000	99,964
Bank of Nova Scotia 2/28/2022[1]	0.130	100,000	99,967
Banque et Caisse d’Epargne de l’Etat 12/10/2021	0.070	100,000	99,991
BNG Bank NV 11/2/2021[1]	0.065	125,000	124,999
BNG Bank NV 11/5/2021[1]	0.069	520,000	519,994

Capital Group Central Cash Fund	3

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
BNG Bank NV 11/8/2021[1]	0.074%	$200,000	$199,997
BNG Bank NV 11/12/2021[1]	0.070	100,000	99,997
BNG Bank NV 11/15/2021[1]	0.060	50,000	49,998
BNG Bank NV 11/17/2021[1]	0.060	200,000	199,993
BNG Bank NV 11/19/2021[1]	0.065	75,000	74,997
BNG Bank NV 11/22/2021[1]	0.070	200,000	199,991
BNP Paribas, New York Branch 11/1/2021[1]	0.060	150,000	149,999
BNP Paribas, New York Branch 11/4/2021[1]	0.060	150,000	149,999
BNP Paribas, New York Branch 11/8/2021[1]	0.060	100,000	99,998
BNP Paribas, New York Branch 12/6/2021	0.110	50,000	49,997
BofA Securities, Inc. 1/18/2022[1]	0.100	50,000	49,987
BofA Securities, Inc. 2/1/2022[1]	0.110	21,000	20,993
BofA Securities, Inc. 2/4/2022[1]	0.120	23,000	22,992
BofA Securities, Inc. 2/7/2022[1]	0.110	116,400	116,358
BofA Securities, Inc. 2/8/2022[1]	0.110	65,000	64,976
BofA Securities, Inc. 2/11/2022[1]	0.109	100,000	99,962
BofA Securities, Inc. 2/14/2022[1]	0.109	100,000	99,961
BofA Securities, Inc. 2/16/2022[1]	0.120	97,000	96,961
BofA Securities, Inc. 2/22/2022[1]	0.130	100,000	99,957
British Columbia (Province of) 1/5/2022	0.060	47,400	47,392
British Columbia (Province of) 1/6/2022	0.070	51,700	51,691
British Columbia (Province of) 1/11/2022	0.080	47,700	47,691
British Columbia (Province of) 1/18/2022	0.070	14,200	14,197
British Columbia (Province of) 1/25/2022	0.090	40,500	40,491
CAFCO, LLC 11/15/2021[1]	0.090	100,000	99,996
CAFCO, LLC 11/22/2021[1]	0.090	100,000	99,994
CAFCO, LLC 12/10/2021[1]	0.090	50,000	49,995
CAFCO, LLC 1/12/2022[1]	0.100	75,000	74,982
CAFCO, LLC 1/27/2022[1]	0.100	50,000	49,984
CAFCO, LLC 2/23/2022[1]	0.110	50,000	49,978
Caisse d’Amortissement de la Dette Sociale 12/1/2021	0.075	100,000	99,992
Caisse d’Amortissement de la Dette Sociale 12/15/2021	0.065	50,000	49,994
Caisse des Dépôts et Consignations 1/14/2022	0.084	300,000	299,926
Caisse des Dépôts et Consignations 1/24/2022	0.082	250,000	249,930
Caisse des Dépôts et Consignations 1/26/2022	0.084	100,000	99,972
Canada Bill 11/8/2021	0.050	200,000	199,997
Canada Bill 12/13/2021	0.050	150,000	149,992
Canada Bill 1/27/2022	0.050	300,000	299,959
Canada Bill 1/28/2022	0.050	200,000	199,973
Canada Bill 1/31/2022	0.050	300,000	299,960
Canadian Imperial Bank of Commerce 11/3/2021[1]	0.060	150,000	149,999
Canadian Imperial Bank of Commerce 11/15/2021[1]	0.076	250,000	249,992
Canadian Imperial Bank of Commerce 11/16/2021[1]	0.060	200,000	199,994
Canadian Imperial Bank of Commerce 11/19/2021[1]	0.060	200,000	199,992
Canadian Imperial Bank of Commerce 11/29/2021[1]	0.060	200,000	199,989
Canadian Imperial Bank of Commerce 12/3/2021[1]	0.110	50,000	49,997
Canadian Imperial Bank of Commerce 12/10/2021[1]	0.070	25,000	24,998
Canadian Imperial Bank of Commerce 12/17/2021[1]	0.080	100,000	99,990
Canadian Imperial Holdings, Inc. 11/8/2021	0.060	100,000	99,998
Canadian Imperial Holdings, Inc. 11/29/2021	0.090	75,000	74,996
Canadian Imperial Holdings, Inc. 1/10/2022	0.109	200,000	199,960
Canadian Imperial Holdings, Inc. 1/12/2022	0.089	100,000	99,979
Canadian Imperial Holdings, Inc. 4/14/2022	0.160	50,000	49,961
Chariot Funding, LLC 11/4/2021[1]	0.080	26,008	26,008
Chariot Funding, LLC 11/5/2021[1]	0.080	50,000	49,999
Chariot Funding, LLC 11/15/2021[1]	0.080	30,000	29,999
Chariot Funding, LLC 11/17/2021[1]	0.080	50,000	49,998
Chariot Funding, LLC 12/3/2021[1]	0.090	65,000	64,994
Chariot Funding, LLC 1/14/2022[1]	0.120	30,000	29,993
CHARTA, LLC 11/1/2021[1]	0.090	50,000	50,000
CHARTA, LLC 1/18/2022[1]	0.100	35,000	34,991
CHARTA, LLC 1/21/2022[1]	0.100	75,000	74,979
CHARTA, LLC 1/24/2022[1]	0.100	50,000	49,985
CHARTA, LLC 2/7/2022[1]	0.110	75,000	74,977
CHARTA, LLC 2/24/2022[1]	0.110	60,000	59,974
Chevron Corp. 11/3/2021[1]	0.050	75,000	74,999

4	Capital Group Central Cash Fund

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Chevron Corp. 11/4/2021[1]	0.050%	$104,260	$104,259
Chevron Corp. 11/5/2021[1]	0.050	150,000	149,998
Chevron Corp. 11/9/2021[1]	0.050	50,000	49,999
Chevron Corp. 11/12/2021[1]	0.053	125,000	124,996
Coca-Cola Co. 1/12/2022[1]	0.060	100,000	99,991
Coca-Cola Co. 2/16/2022[1]	0.070	86,700	86,690
Coca-Cola Co. 2/17/2022[1]	0.070	100,000	99,988
Coca-Cola Co. 4/5/2022[1]	0.100	75,000	74,978
Colgate-Palmolive Co. 11/30/2021[1]	0.050	23,990	23,989
CRC Funding, LLC 11/1/2021[1]	0.090	25,000	25,000
CRC Funding, LLC 11/8/2021[1]	0.090	100,000	99,998
CRC Funding, LLC 11/15/2021[1]	0.090	50,000	49,998
CRC Funding, LLC 11/23/2021[1]	0.090	50,000	49,997
CRC Funding, LLC 12/9/2021[1]	0.090	75,000	74,992
CRC Funding, LLC 12/15/2021[1]	0.090	50,000	49,994
CRC Funding, LLC 1/21/2022[1]	0.100	50,000	49,987
CRC Funding, LLC 2/7/2022[1]	0.110	50,000	49,985
CRC Funding, LLC 2/8/2022[1]	0.100	75,000	74,976
CRC Funding, LLC 2/9/2022[1]	0.120	50,000	49,984
CRC Funding, LLC 2/11/2022[1]	0.100	100,000	99,966
CRC Funding, LLC 2/14/2022[1]	0.100	75,000	74,974
CRC Funding, LLC 2/16/2022[1]	0.100	75,000	74,974
Crédit Agricole Corporate and Investment Bank, New York Branch 11/1/2021	0.060	300,000	299,999
Crédit Agricole Corporate and Investment Bank, New York Branch 11/2/2021	0.060	250,000	249,998
Crédit Agricole Corporate and Investment Bank, New York Branch 11/10/2021	0.070	75,000	74,998
Crédit Agricole Corporate and Investment Bank, New York Branch 11/15/2021	0.070	75,000	74,998
Crédit Agricole Corporate and Investment Bank, New York Branch 11/29/2021	0.075	50,000	49,997
Crédit Agricole Corporate and Investment Bank, New York Branch 12/20/2021	0.095	50,000	49,994
DBS Bank, Ltd. 11/4/2021[1]	0.099	200,000	199,997
DBS Bank, Ltd. 12/1/2021[1]	0.090	161,000	160,986
DBS Bank, Ltd. 12/6/2021[1]	0.080	150,000	149,985
Denmark (Kingdom of) 11/5/2021	0.050	100,000	99,999
Denmark (Kingdom of) 11/9/2021	0.050	150,000	149,997
Denmark (Kingdom of) 11/10/2021	0.055	145,000	144,997
Denmark (Kingdom of) 11/15/2021	0.054	120,500	120,497
Denmark (Kingdom of) 11/16/2021	0.055	100,000	99,997
Denmark (Kingdom of) 11/17/2021	0.055	50,000	49,999
Denmark (Kingdom of) 11/18/2021	0.050	275,000	274,991
Denmark (Kingdom of) 11/19/2021	0.050	150,000	149,995
Denmark (Kingdom of) 11/24/2021	0.050	97,900	97,896
DNB Bank ASA 11/1/2021[1]	0.070	50,000	50,000
DNB Bank ASA 11/2/2021[1]	0.054	175,000	174,999
DNB Bank ASA 11/3/2021[1]	0.060	75,000	75,000
DNB Bank ASA 11/4/2021[1]	0.060	50,000	50,000
DNB Bank ASA 11/5/2021[1]	0.050	23,900	23,900
DNB Bank ASA 11/9/2021[1]	0.070	100,000	99,999
DNB Bank ASA 11/12/2021[1]	0.075	150,000	149,998
DNB Bank ASA 11/15/2021[1]	0.075	150,000	149,997
DNB Bank ASA 11/17/2021[1]	0.070	75,000	74,998
DNB Bank ASA 11/22/2021[1]	0.075	125,000	124,996
DNB Bank ASA 11/23/2021[1]	0.075	200,000	199,994
DNB Bank ASA 11/24/2021[1]	0.065	100,000	99,997
DNB Bank ASA 11/29/2021[1]	0.060	50,000	49,998
DNB Bank ASA 12/8/2021[1]	0.090	150,000	149,992
DNB Bank ASA 12/20/2021[1]	0.095	75,000	74,994
DNB Bank ASA 12/28/2021[1]	0.085	75,000	74,993
DNB Bank ASA 12/29/2021[1]	0.080	50,000	49,995
European Investment Bank 12/16/2021	0.071	768,000	767,932
Export Development Canada 11/16/2021	0.055	30,000	29,999
Export Development Canada 11/18/2021	0.050	45,750	45,749

Capital Group Central Cash Fund	5

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Export Development Canada 11/22/2021	0.062%	$117,750	$117,746
Export Development Canada 1/10/2022	0.071	135,000	134,981
Export Development Canada 1/18/2022	0.060	30,000	29,995
Export Development Canada 1/24/2022	0.070	30,000	29,995
Exxon Mobil Corp. 11/2/2021	0.059	93,000	92,999
Exxon Mobil Corp. 11/3/2021	0.060	150,000	149,999
Exxon Mobil Corp. 11/16/2021	0.059	41,000	40,999
Exxon Mobil Corp. 11/17/2021	0.050	100,000	99,997
Exxon Mobil Corp. 11/22/2021	0.050	250,000	249,991
Exxon Mobil Corp. 11/23/2021	0.050	50,000	49,998
Exxon Mobil Corp. 12/2/2021	0.070	25,000	24,999
Exxon Mobil Corp. 12/3/2021	0.056	180,000	179,990
Exxon Mobil Corp. 12/6/2021	0.050	150,000	149,991
Exxon Mobil Corp. 12/7/2021	0.050	50,000	49,997
Exxon Mobil Corp. 12/17/2021	0.060	43,948	43,945
Exxon Mobil Corp. 12/21/2021	0.070	100,000	99,991
Exxon Mobil Corp. 1/18/2022	0.060	200,000	199,968
Fairway Finance Company, LLC 11/4/2021[1]	0.060	36,500	36,500
Fairway Finance Company, LLC 12/8/2021[1]	0.100	50,000	49,994
FMS Wertmanagement 11/9/2021[1]	0.099	94,500	94,498
FMS Wertmanagement 11/17/2021[1]	0.105	100,000	99,996
FMS Wertmanagement 11/19/2021[1]	0.100	49,500	49,498
FMS Wertmanagement 11/22/2021[1]	0.099	75,000	74,996
FMS Wertmanagement 11/29/2021[1]	0.097	175,000	174,987
FMS Wertmanagement 12/1/2021[1]	0.095	50,000	49,996
FMS Wertmanagement 12/2/2021[1]	0.090	50,000	49,996
FMS Wertmanagement 12/10/2021[1]	0.100	22,000	21,998
FMS Wertmanagement 12/16/2021[1]	0.100	99,500	99,488
FMS Wertmanagement 1/13/2022[1]	0.097	155,000	154,962
FMS Wertmanagement 1/21/2022[1]	0.115	149,000	148,958
FMS Wertmanagement 1/24/2022[1]	0.100	150,000	149,955
FMS Wertmanagement 1/26/2022[1]	0.098	200,000	199,939
FMS Wertmanagement 1/31/2022[1]	0.127	100,000	99,967
FMS Wertmanagement 2/1/2022[1]	0.124	147,000	146,951
Gotham Funding Corp. 11/9/2021[1]	0.100	50,000	49,999
Gotham Funding Corp. 11/18/2021[1]	0.100	75,000	74,996
Gotham Funding Corp. 11/19/2021[1]	0.100	50,000	49,997
Gotham Funding Corp. 11/22/2021[1]	0.100	125,000	124,992
Gotham Funding Corp. 1/3/2022[1]	0.100	50,000	49,989
Gotham Funding Corp. 1/5/2022[1]	0.105	100,000	99,978
Gotham Funding Corp. 1/11/2022[1]	0.120	40,000	39,990
Gotham Funding Corp. 1/19/2022[1]	0.120	50,000	49,986
Gotham Funding Corp. 1/20/2022[1]	0.120	90,000	89,974
Gotham Funding Corp. 1/25/2022[1]	0.130	50,000	49,985
Hydro-Québec 11/22/2021[1]	0.080	75,000	74,997
Hydro-Québec 11/29/2021[1]	0.070	50,000	49,998
Hydro-Québec 12/13/2021[1]	0.070	175,000	174,988
Hydro-Québec 12/14/2021[1]	0.070	50,000	49,996
Hydro-Québec 12/16/2021[1]	0.065	300,000	299,977
Hydro-Québec 12/20/2021[1]	0.067	205,000	204,982
ING (U.S.) Funding, LLC 12/9/2021	0.100	200,000	199,980
ING (U.S.) Funding, LLC 12/13/2021	0.100	150,000	149,984
ING (U.S.) Funding, LLC 12/14/2021	0.099	190,000	189,979
ING (U.S.) Funding, LLC 12/15/2021[1]	0.085	325,000	324,964
ING (U.S.) Funding, LLC 12/17/2021	0.080	350,000	349,959
ING (U.S.) Funding, LLC 12/17/2021[1]	0.083	200,000	199,977
ING (U.S.) Funding, LLC 12/21/2021[1]	0.090	225,000	224,972
Inova Health System Foundation 12/13/2021	0.080	14,100	14,099
International Bank for Reconstruction and Development 12/20/2021	0.050	200,000	199,969
Komatsu Finance America, Inc. 1/10/2022[1]	0.100	57,000	56,991
Liberty Street Funding, LLC 11/1/2021[1]	0.090	100,000	99,999
Liberty Street Funding, LLC 12/6/2021[1]	0.100	100,000	99,990
Liberty Street Funding, LLC 1/24/2022[1]	0.110	60,000	59,982
Liberty Street Funding, LLC 1/26/2022[1]	0.110	25,000	24,992
Liberty Street Funding, LLC 1/27/2022[1]	0.110	50,000	49,984
Liberty Street Funding, LLC 1/28/2022[1]	0.123	150,000	149,953

6	Capital Group Central Cash Fund

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Liberty Street Funding, LLC 2/1/2022[1]	0.110%	$50,000	$49,983
Liberty Street Funding, LLC 2/8/2022[1]	0.110	32,000	31,988
LMA-Americas, LLC 11/4/2021[1]	0.100	50,000	49,999
LMA-Americas, LLC 11/5/2021[1]	0.100	50,000	49,999
LMA-Americas, LLC 11/8/2021[1]	0.060	75,000	74,998
LMA-Americas, LLC 11/12/2021[1]	0.100	50,700	50,698
LMA-Americas, LLC 11/16/2021[1]	0.070	30,000	29,999
LMA-Americas, LLC 11/19/2021[1]	0.090	95,400	95,395
LMA-Americas, LLC 11/22/2021[1]	0.090	10,000	9,999
LMA-Americas, LLC 11/30/2021[1]	0.100	75,000	74,994
LMA-Americas, LLC 12/6/2021[1]	0.080	50,000	49,995
LMA-Americas, LLC 12/20/2021[1]	0.090	50,300	50,293
LMA-Americas, LLC 1/13/2022[1]	0.110	50,000	49,988
Longship Funding, LLC 11/5/2021[1]	0.064	125,000	124,998
Longship Funding, LLC 11/22/2021[1]	0.070	45,000	44,998
Longship Funding, LLC 12/22/2021[1]	0.097	149,000	148,977
Longship Funding, LLC 1/10/2022[1]	0.113	75,000	74,952
Longship Funding, LLC 1/11/2022[1]	0.120	50,000	49,967
Longship Funding, LLC 1/13/2022[1]	0.130	25,000	24,983
Longship Funding, LLC 1/14/2022[1]	0.110	50,000	49,966
Longship Funding, LLC 1/25/2022[1]	0.100	60,000	59,951
Longship Funding, LLC 1/27/2022[1]	0.120	75,000	74,937
LVMH Moët Hennessy Louis Vuitton, Inc. 11/2/2021[1]	0.070	17,000	17,000
LVMH Moët Hennessy Louis Vuitton, Inc. 11/12/2021[1]	0.070	32,500	32,499
LVMH Moët Hennessy Louis Vuitton, Inc. 11/15/2021[1]	0.068	100,000	99,997
LVMH Moët Hennessy Louis Vuitton, Inc. 11/18/2021[1]	0.068	91,000	90,997
LVMH Moët Hennessy Louis Vuitton, Inc. 12/13/2021[1]	0.075	130,000	129,986
LVMH Moët Hennessy Louis Vuitton, Inc. 12/15/2021[1]	0.076	50,000	49,994
LVMH Moët Hennessy Louis Vuitton, Inc. 12/16/2021[1]	0.090	56,250	56,243
LVMH Moët Hennessy Louis Vuitton, Inc. 12/21/2021[1]	0.087	50,000	49,993
LVMH Moët Hennessy Louis Vuitton, Inc. 12/27/2021[1]	0.077	85,000	84,987
LVMH Moët Hennessy Louis Vuitton, Inc. 1/19/2022[1]	0.090	24,500	24,493
LVMH Moët Hennessy Louis Vuitton, Inc. 1/20/2022[1]	0.089	80,000	79,977
LVMH Moët Hennessy Louis Vuitton, Inc. 1/24/2022[1]	0.090	34,000	33,989
LVMH Moët Hennessy Louis Vuitton, Inc. 1/26/2022[1]	0.090	45,000	44,985
Manhattan Asset Funding Company, LLC 11/3/2021[1]	0.060	40,000	40,000
Manhattan Asset Funding Company, LLC 11/4/2021[1]	0.070	131,000	130,998
Manhattan Asset Funding Company, LLC 11/18/2021[1]	0.090	112,045	112,040
Mizuho Bank, Ltd. 11/12/2021[1]	0.065	100,000	99,998
Mizuho Bank, Ltd. 11/15/2021[1]	0.095	50,000	49,999
Mizuho Bank, Ltd. 11/16/2021[1]	0.055	75,000	74,998
Mizuho Bank, Ltd. 11/22/2021[1]	0.095	50,000	49,998
Mizuho Bank, Ltd. 11/23/2021[1]	0.095	250,000	249,990
Mizuho Bank, Ltd. 11/29/2021[1]	0.058	350,000	349,984
Mizuho Bank, Ltd. 12/1/2021[1]	0.085	200,000	199,990
Mizuho Bank, Ltd. 1/18/2022[1]	0.115	50,000	49,988
Mizuho Bank, Ltd. 1/20/2022[1]	0.125	200,000	199,949
Mizuho Bank, Ltd. 1/24/2022[1]	0.115	100,000	99,971
Mizuho Bank, Ltd. 1/25/2022[1]	0.125	100,000	99,970
Mizuho Bank, Ltd. 1/31/2022[1]	0.125	50,000	49,984
National Australia Bank, Ltd. 11/29/2021[1]	0.080	50,000	49,997
National Australia Bank, Ltd. 12/6/2021[1]	0.060	75,000	74,995
National Australia Bank, Ltd. 12/7/2021[1]	0.070	125,000	124,991
National Australia Bank, Ltd. 12/9/2021[1]	0.090	200,000	199,985
National Australia Bank, Ltd. 1/10/2022[1]	0.090	50,000	49,992
National Australia Bank, Ltd. 1/11/2022[1]	0.100	100,000	99,984
National Australia Bank, Ltd. 1/12/2022[1]	0.090	189,000	188,968
National Australia Bank, Ltd. 1/14/2022[1]	0.100	75,000	74,987
National Australia Bank, Ltd. 1/18/2022[1]	0.090	100,000	99,981
National Australia Bank, Ltd. 2/2/2022[1]	0.100	150,000	149,960
Nederlandse Waterschapsbank NV 11/10/2021[1]	0.110	100,000	99,997
Nederlandse Waterschapsbank NV 11/30/2021[1]	0.095	75,000	74,994
Nederlandse Waterschapsbank NV 12/1/2021[1]	0.081	205,000	204,982
Nederlandse Waterschapsbank NV 12/20/2021[1]	0.079	200,000	199,973
Nederlandse Waterschapsbank NV 12/27/2021[1]	0.074	100,000	99,984
Nederlandse Waterschapsbank NV 12/29/2021[1]	0.090	125,000	124,980

Capital Group Central Cash Fund	7

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Nestlé Capital Corp. 11/30/2021[1]	0.050%	$100,000	$99,997
Nestlé Finance International, Ltd. 11/1/2021[1]	0.052	294,800	294,799
Nestlé Finance International, Ltd. 11/3/2021[1]	0.049	250,000	249,998
Nestlé Finance International, Ltd. 11/4/2021[1]	0.048	169,350	169,348
Nestlé Finance International, Ltd. 11/10/2021[1]	0.047	125,000	124,998
Nestlé Finance International, Ltd. 11/16/2021[1]	0.050	90,800	90,798
Nestlé Finance International, Ltd. 11/17/2021[1]	0.050	197,500	197,495
Nestlé Finance International, Ltd. 11/22/2021[1]	0.050	22,600	22,599
Nestlé Finance International, Ltd. 1/21/2022[1]	0.070	72,000	71,992
New York Life Capital Corp. 12/1/2021[1]	0.070	30,000	29,998
Nordea Bank AB 11/8/2021[1]	0.090	75,000	74,999
Nordea Bank AB 11/18/2021[1]	0.095	400,000	399,984
Nordea Bank AB 11/24/2021[1]	0.085	100,000	99,995
Nordea Bank AB 11/29/2021[1]	0.075	200,000	199,987
Nordea Bank AB 12/7/2021[1]	0.075	100,000	99,992
Nordea Bank AB 12/27/2021[1]	0.075	75,000	74,991
Novartis Finance Corp. 11/15/2021[1]	0.050	102,000	101,997
NRW.Bank 11/10/2021[1]	0.055	100,000	99,998
NRW.Bank 1/25/2022[1]	0.110	72,100	72,082
Oesterreich Kontrollbank 11/3/2021	0.049	125,000	124,999
Oesterreich Kontrollbank 11/8/2021	0.054	285,250	285,245
Oesterreich Kontrollbank 11/15/2021	0.055	200,000	199,994
Old Line Funding, LLC 11/1/2021[1]	0.060	30,004	30,004
Old Line Funding, LLC 11/3/2021[1]	0.060	50,000	50,000
Old Line Funding, LLC 11/5/2021[1]	0.070	100,000	99,999
Old Line Funding, LLC 11/19/2021[1]	0.080	40,000	39,998
Old Line Funding, LLC 12/6/2021[1]	0.060	60,011	60,006
Old Line Funding, LLC 12/10/2021[1]	0.070	50,000	49,995
Old Line Funding, LLC 12/15/2021[1]	0.090	110,000	109,988
Old Line Funding, LLC 12/20/2021[1]	0.090	50,015	50,008
Old Line Funding, LLC 1/21/2022[1]	0.110	68,028	68,010
Old Line Funding, LLC 1/24/2022[1]	0.099	100,000	99,973
Old Line Funding, LLC 1/26/2022[1]	0.099	50,000	49,986
Old Line Funding, LLC 2/2/2022[1]	0.098	50,000	49,984
Old Line Funding, LLC 2/15/2022[1]	0.134	50,000	49,982
OMERS Finance Trust 11/3/2021	0.080	20,000	20,000
OMERS Finance Trust 11/9/2021	0.060	25,000	24,999
OMERS Finance Trust 11/18/2021[1]	0.060	25,000	24,999
OMERS Finance Trust 12/9/2021	0.070	35,000	34,995
OMERS Finance Trust 12/20/2021	0.070	32,543	32,537
OMERS Finance Trust 12/29/2021	0.086	103,782	103,758
Oversea-Chinese Banking Corp., Ltd. 11/23/2021[1]	0.098	100,000	99,995
Oversea-Chinese Banking Corp., Ltd. 1/3/2022[1]	0.109	200,000	199,966
Oversea-Chinese Banking Corp., Ltd. 1/4/2022[1]	0.110	25,000	24,996
Oversea-Chinese Banking Corp., Ltd. 1/25/2022[1]	0.130	100,000	99,970
Paccar Financial Corp. 11/2/2021	0.050	37,000	37,000
Paccar Financial Corp. 11/19/2021	0.050	10,000	10,000
Paccar Financial Corp. 1/5/2022	0.070	20,600	20,596
Paccar Financial Corp. 1/6/2022	0.070	15,000	14,997
Paccar Financial Corp. 1/11/2022	0.070	20,000	19,996
Procter & Gamble Co. 1/5/2022[1]	0.060	100,000	99,989
Procter & Gamble Co. 1/7/2022[1]	0.069	150,000	149,983
Procter & Gamble Co. 1/10/2022[1]	0.060	75,000	74,991
Procter & Gamble Co. 1/12/2022[1]	0.060	150,000	149,983
Procter & Gamble Co. 1/18/2022[1]	0.060	250,000	249,971
Procter & Gamble Co. 1/19/2022[1]	0.059	100,000	99,989
Procter & Gamble Co. 1/21/2022[1]	0.060	39,000	38,996
Procter & Gamble Co. 1/24/2022[1]	0.050	50,000	49,994
Procter & Gamble Co. 1/25/2022[1]	0.070	75,000	74,992
Procter & Gamble Co. 1/27/2022[1]	0.050	50,000	49,994
Procter & Gamble Co. 1/31/2022[1]	0.050	35,000	34,996
Procter & Gamble Co. 2/1/2022[1]	0.060	200,000	199,974
Procter & Gamble Co. 2/2/2022[1]	0.059	50,000	49,993
Procter & Gamble Co. 2/4/2022[1]	0.060	100,000	99,986
Procter & Gamble Co. 2/11/2022[1]	0.072	198,500	198,465
Procter & Gamble Co. 2/22/2022[1]	0.074	160,000	159,963

8	Capital Group Central Cash Fund

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Prudential Funding, LLC 11/15/2021	0.070%	$65,000	$64,998
Québec (Province of) 11/2/2021[1]	0.070	160,000	159,999
Québec (Province of) 11/8/2021[1]	0.080	50,000	49,999
Québec (Province of) 11/10/2021[1]	0.080	100,000	99,998
Québec (Province of) 11/22/2021[1]	0.080	50,000	49,998
Québec (Province of) 12/1/2021[1]	0.065	100,000	99,995
Québec (Province of) 12/8/2021[1]	0.070	50,000	49,997
Québec (Province of) 12/10/2021[1]	0.070	75,000	74,995
Québec (Province of) 1/18/2022[1]	0.085	190,000	189,966
Québec (Province of) 1/24/2022[1]	0.080	50,000	49,990
Regents of the University of California 12/1/2021	0.070	30,000	29,998
Royal Bank of Canada 4/11/2022[1]	0.140	100,000	99,930
Sanofi 12/21/2021[1]	0.073	501,600	501,548
Sanofi 12/28/2021[1]	0.072	650,000	649,919
Sanofi 12/30/2021[1]	0.069	175,000	174,977
Siemens Capital Co., LLC 11/3/2021[1]	0.050	75,000	74,999
Siemens Capital Co., LLC 11/4/2021[1]	0.060	100,000	99,999
Siemens Capital Co., LLC 12/1/2021[1]	0.060	275,000	274,986
Siemens Capital Co., LLC 12/3/2021[1]	0.056	190,000	189,990
Siemens Capital Co., LLC 12/7/2021[1]	0.070	75,000	74,996
ST Engineering North America, Inc. 1/7/2022[1]	0.098	50,000	49,992
ST Engineering North America, Inc. 1/31/2022[1]	0.100	30,000	29,992
Starbird Funding Corp. 11/1/2021[1]	0.060	65,000	65,000
Starbird Funding Corp. 11/15/2021[1]	0.099	50,000	49,998
Starbird Funding Corp. 12/2/2021[1]	0.093	104,500	104,491
Starbird Funding Corp. 12/9/2021[1]	0.090	80,000	79,991
Starbird Funding Corp. 12/14/2021[1]	0.100	50,000	49,994
Starbird Funding Corp. 1/6/2022[1]	0.099	50,000	49,989
Starbird Funding Corp. 1/12/2022[1]	0.110	50,000	49,988
Starbird Funding Corp. 1/14/2022[1]	0.100	75,000	74,981
Starbird Funding Corp. 1/18/2022[1]	0.110	50,000	49,987
Starbird Funding Corp. 1/19/2022[1]	0.110	50,000	49,986
Starbird Funding Corp. 1/20/2022[1]	0.120	50,000	49,986
Starbird Funding Corp. 2/4/2022[1]	0.120	50,000	49,982
Sumitomo Mitsui Banking Corp. 11/1/2021[1]	0.090	41,500	41,500
Sumitomo Mitsui Banking Corp. 11/8/2021[1]	0.090	200,000	199,997
Sumitomo Mitsui Banking Corp. 11/16/2021[1]	0.060	75,000	74,998
Sumitomo Mitsui Banking Corp. 11/22/2021[1]	0.060	50,000	49,998
Sumitomo Mitsui Banking Corp. 12/2/2021[1]	0.080	181,600	181,587
Sumitomo Mitsui Banking Corp. 12/7/2021[1]	0.080	50,000	49,996
Sumitomo Mitsui Banking Corp. 1/24/2022[1]	0.115	100,000	99,973
Sumitomo Mitsui Trust Bank, Ltd. 11/9/2021[1]	0.070	50,000	49,999
Sumitomo Mitsui Trust Bank, Ltd. 11/17/2021[1]	0.070	100,000	99,997
Sumitomo Mitsui Trust Bank, Ltd. 11/18/2021[1]	0.078	125,000	124,996
Sumitomo Mitsui Trust Bank, Ltd. 11/19/2021[1]	0.090	50,000	49,998
Sumitomo Mitsui Trust Bank, Ltd. 11/22/2021[1]	0.060	25,000	24,999
Sumitomo Mitsui Trust Bank, Ltd. 11/29/2021[1]	0.065	200,000	199,987
Sumitomo Mitsui Trust Bank, Ltd. 12/2/2021[1]	0.070	100,000	99,993
Sumitomo Mitsui Trust Bank, Ltd. 12/6/2021[1]	0.081	175,000	174,986
Sumitomo Mitsui Trust Bank, Ltd. 12/7/2021[1]	0.100	100,000	99,992
Sumitomo Mitsui Trust Bank, Ltd. 12/13/2021[1]	0.070	50,000	49,995
Sumitomo Mitsui Trust Bank, Ltd. 12/21/2021[1]	0.090	100,000	99,988
Sumitomo Mitsui Trust Bank, Ltd. 12/27/2021[1]	0.090	75,000	74,990
Sumitomo Mitsui Trust Bank, Ltd. 1/6/2022[1]	0.100	100,000	99,982
Sumitomo Mitsui Trust Bank, Ltd. 1/27/2022[1]	0.125	100,000	99,971
Sumitomo Mitsui Trust Bank, Ltd. 1/31/2022[1]	0.130	200,000	199,937
Svenska Handelsbanken, Inc. 11/1/2021[1]	0.099	100,000	99,999
Svenska Handelsbanken, Inc. 11/2/2021[1]	0.100	111,075	111,074
Svenska Handelsbanken, Inc. 11/4/2021[1]	0.110	154,500	154,498
Svenska Handelsbanken, Inc. 11/5/2021[1]	0.110	98,000	97,999
Svenska Handelsbanken, Inc. 11/17/2021[1]	0.140	25,000	24,999
Svenska Handelsbanken, Inc. 11/29/2021[1]	0.110	100,000	99,994
Thunder Bay Funding, LLC 11/4/2021[1]	0.060	89,010	89,009
Thunder Bay Funding, LLC 11/18/2021[1]	0.090	41,000	40,998
Thunder Bay Funding, LLC 11/19/2021[1]	0.080	33,500	33,499
Thunder Bay Funding, LLC 11/22/2021[1]	0.060	50,000	49,998

Capital Group Central Cash Fund	9

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Commercial paper (continued)
Thunder Bay Funding, LLC 12/3/2021[1]	0.109%	$160,000	$159,989
Thunder Bay Funding, LLC 12/15/2021[1]	0.090	50,000	49,995
Thunder Bay Funding, LLC 12/20/2021[1]	0.074	93,200	93,189
Thunder Bay Funding, LLC 1/20/2022[1]	0.107	30,000	29,993
Toronto-Dominion Bank 11/4/2021[1]	0.087	300,000	299,996
Toronto-Dominion Bank 11/5/2021[1]	0.100	150,000	149,998
Toronto-Dominion Bank 11/8/2021[1]	0.080	40,000	39,999
Toronto-Dominion Bank 11/9/2021[1]	0.100	100,000	99,998
Toronto-Dominion Bank 11/15/2021[1]	0.060	200,000	199,993
Toronto-Dominion Bank 11/16/2021[1]	0.100	40,000	39,999
Toronto-Dominion Bank 11/18/2021[1]	0.100	200,000	199,992
Toronto-Dominion Bank 2/14/2022[1]	0.130	75,000	74,973
Toronto-Dominion Bank 2/28/2022[1]	0.140	150,000	149,931
Toronto-Dominion Bank 3/7/2022[1]	0.150	100,000	99,950
Total Capital Canada, Ltd. 11/2/2021[1]	0.100	75,000	74,999
Total Capital Canada, Ltd. 11/10/2021[1]	0.073	598,850	598,836
Total Capital Canada, Ltd. 11/15/2021[1]	0.080	100,000	99,996
Total Capital Canada, Ltd. 11/16/2021[1]	0.080	200,000	199,992
Total Capital Canada, Ltd. 11/18/2021[1]	0.070	74,500	74,497
Total Capital Canada, Ltd. 11/22/2021[1]	0.080	100,000	99,995
Total Capital Canada, Ltd. 11/30/2021[1]	0.080	50,000	49,996
Total Capital Canada, Ltd. 12/23/2021[1]	0.090	100,000	99,987
Toyota Credit Canada, Inc. 12/20/2021	0.090	100,000	99,975
Toyota Credit Canada, Inc. 12/29/2021	0.120	100,000	99,970
Toyota Credit Canada, Inc. 1/10/2022	0.120	75,000	74,987
Toyota Credit Canada, Inc. 1/31/2022	0.120	50,000	49,987
Toyota Industries Commercial Finance, Inc. 11/2/2021[1]	0.060	10,100	10,100
Toyota Industries Commercial Finance, Inc. 11/8/2021[1]	0.080	50,000	49,999
Toyota Motor Credit Corp. 11/16/2021	0.080	200,000	199,994
Toyota Motor Credit Corp. 1/5/2022	0.100	125,000	124,979
Toyota Motor Credit Corp. 1/13/2022	0.090	75,000	74,986
Toyota Motor Credit Corp. 1/21/2022	0.097	100,000	99,978
Toyota Motor Finance (Netherlands) BV 11/5/2021	0.109	92,000	91,998
Unilever Capital Corp. 11/15/2021[1]	0.060	25,000	24,999
Unilever Capital Corp. 11/23/2021[1]	0.060	85,000	84,996
Unilever Capital Corp. 1/3/2022[1]	0.070	53,000	52,992
Unilever Capital Corp. 1/12/2022[1]	0.070	80,300	80,285
Unilever Capital Corp. 1/24/2022[1]	0.085	55,000	54,988
Unilever Finance Netherlands BV 1/18/2022[1]	0.086	101,500	101,479
Unilever Finance Netherlands BV 1/24/2022[1]	0.085	250,000	249,943
Unilever Finance Netherlands BV 2/1/2022[1]	0.089	150,000	149,962
United Overseas Bank, Ltd. 11/12/2021[1]	0.099	50,000	49,999
United Overseas Bank, Ltd. 11/15/2021[1]	0.099	45,000	44,998
United Overseas Bank, Ltd. 1/12/2022[1]	0.098	239,000	238,948
United Overseas Bank, Ltd. 1/20/2022[1]	0.119	100,000	99,973
United Overseas Bank, Ltd. 1/21/2022[1]	0.109	100,000	99,973
United Overseas Bank, Ltd. 2/11/2022[1]	0.120	86,000	85,966
Victory Receivables Corp. 11/1/2021[1]	0.096	192,500	192,499
Victory Receivables Corp. 11/3/2021[1]	0.090	50,000	49,999
Victory Receivables Corp. 11/10/2021[1]	0.100	50,000	49,999
Victory Receivables Corp. 11/16/2021[1]	0.100	100,000	99,996
Victory Receivables Corp. 11/19/2021[1]	0.107	114,300	114,294
Victory Receivables Corp. 11/29/2021[1]	0.100	100,000	99,992
Victory Receivables Corp. 12/2/2021[1]	0.100	75,000	74,993
Victory Receivables Corp. 1/4/2022[1]	0.100	50,000	49,990
Victory Receivables Corp. 1/5/2022[1]	0.100	25,000	24,995
Victory Receivables Corp. 1/6/2022[1]	0.120	75,000	74,984
Victory Receivables Corp. 1/26/2022[1]	0.150	50,000	49,985
Victory Receivables Corp. 1/28/2022[1]	0.120	100,000	99,968
			51,649,036

10	Capital Group Central Cash Fund

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
U.S. Treasury bills 20.06%
U.S. Treasury 11/18/2021	0.050%	$1,350,000	$1,349,968
U.S. Treasury 11/23/2021	0.047	2,150,000	2,149,934
U.S. Treasury 11/26/2021	0.045	470,000	469,982
U.S. Treasury 11/30/2021	0.048	1,873,050	1,872,974
U.S. Treasury 12/2/2021	0.049	900,000	899,952
U.S. Treasury 12/7/2021	0.048	214,375	214,372
U.S. Treasury 1/4/2022	0.044	157,120	157,110
U.S. Treasury 1/6/2022	0.051	700,000	699,923
U.S. Treasury 1/11/2022	0.043	200,000	199,984
U.S. Treasury 1/13/2022	0.049	450,000	449,950
U.S. Treasury 1/18/2022	0.040	300,000	299,979
U.S. Treasury 1/20/2022	0.049	400,000	399,951
U.S. Treasury 1/25/2022	0.041	1,200,000	1,199,892
U.S. Treasury 1/27/2022	0.048	475,000	474,934
U.S. Treasury 2/1/2022	0.046	650,000	649,936
U.S. Treasury 2/3/2022	0.053	250,000	249,964
U.S. Treasury 2/10/2022	0.049	661,840	661,738
U.S. Treasury 2/17/2022	0.049	550,000	549,909
U.S. Treasury 2/24/2022	0.047	1,070,500	1,070,312
U.S. Treasury 3/3/2022	0.048	2,650,000	2,649,506
U.S. Treasury 3/10/2022	0.048	2,972,410	2,971,825
U.S. Treasury 3/17/2022	0.046	1,207,400	1,207,149
U.S. Treasury 3/24/2022	0.044	838,200	837,992
U.S. Treasury 3/31/2022	0.048	357,700	357,618
U.S. Treasury 4/7/2022	0.054	200,000	199,952
U.S. Treasury 4/14/2022	0.053	150,000	149,959
U.S. Treasury 6/16/2022	0.054	170,000	169,920
			22,564,685

Repurchase agreements 18.67%
Overnight repurchase agreements*		21,000,000	21,000,000

Federal agency bills & notes 12.00%
Discount bills & notes 11.86%
Federal Farm Credit Banks 11/1/2021	0.050	5,000	5,000
Federal Farm Credit Banks 11/22/2021	0.050	5,000	5,000
Federal Farm Credit Banks 12/6/2021	0.050	5,000	5,000
Federal Farm Credit Banks 1/10/2022	0.050	6,000	5,999
Federal Farm Credit Banks 1/14/2022	0.050	25,000	24,995
Federal Farm Credit Banks 1/19/2022	0.039	70,000	69,985
Federal Farm Credit Banks 1/31/2022	0.050	25,000	24,994
Federal Farm Credit Banks 2/3/2022	0.050	30,000	29,993
Federal Farm Credit Banks 2/7/2022	0.050	5,000	4,999
Federal Farm Credit Banks 2/8/2022	0.050	30,000	29,992
Federal Farm Credit Banks 2/10/2022	0.050	5,000	4,999
Federal Farm Credit Banks 2/16/2022	0.050	8,900	8,897
Federal Farm Credit Banks 3/7/2022	0.040	15,000	14,995
Federal Farm Credit Banks 3/23/2022	0.050	55,000	54,979
Federal Farm Credit Banks 4/11/2022	0.050	20,000	19,991
Federal Home Loan Bank 11/3/2021	0.040	581,000	580,999
Federal Home Loan Bank 11/5/2021	0.049	100,000	100,000
Federal Home Loan Bank 11/17/2021	0.045	210,000	209,994
Federal Home Loan Bank 11/22/2021	0.040	275,000	274,986
Federal Home Loan Bank 11/24/2021	0.030	675,000	674,959
Federal Home Loan Bank 11/26/2021	0.037	150,000	149,990
Federal Home Loan Bank 11/29/2021	0.040	40,700	40,698
Federal Home Loan Bank 12/1/2021	0.040	893,000	892,944
Federal Home Loan Bank 12/3/2021	0.040	246,100	246,084
Federal Home Loan Bank 12/6/2021	0.039	700,000	699,946
Federal Home Loan Bank 12/8/2021	0.042	649,000	648,947

Capital Group Central Cash Fund	11

Short-term securities (continued)	Weighted average yield at acquisition	Principal amount (000)	Value (000)
Federal agency bills & notes (continued)
Discount bills & notes (continued)
Federal Home Loan Bank 12/10/2021	0.040%	$513,000	$512,953
Federal Home Loan Bank 12/13/2021	0.034	500,000	499,951
Federal Home Loan Bank 12/15/2021	0.039	347,000	346,963
Federal Home Loan Bank 12/17/2021	0.040	75,000	74,992
Federal Home Loan Bank 12/21/2021	0.039	150,000	149,981
Federal Home Loan Bank 12/22/2021	0.040	72,300	72,290
Federal Home Loan Bank 12/27/2021	0.037	585,900	585,811
Federal Home Loan Bank 12/29/2021	0.035	629,000	628,901
Federal Home Loan Bank 12/31/2021	0.045	518,000	517,916
Federal Home Loan Bank 1/4/2022	0.040	150,000	149,975
Federal Home Loan Bank 1/6/2022	0.040	27,000	26,995
Federal Home Loan Bank 1/7/2022	0.045	200,000	199,965
Federal Home Loan Bank 1/14/2022	0.040	232,000	231,960
Federal Home Loan Bank 1/18/2022	0.040	250,000	249,957
Federal Home Loan Bank 1/19/2022	0.039	197,000	196,966
Federal Home Loan Bank 1/21/2022	0.044	200,000	199,964
Federal Home Loan Bank 1/24/2022	0.044	150,000	149,974
Federal Home Loan Bank 1/26/2022	0.048	805,700	805,556
Federal Home Loan Bank 1/28/2022	0.048	599,045	598,936
Federal Home Loan Bank 1/31/2022	0.044	200,000	199,962
Federal Home Loan Bank 2/2/2022	0.050	162,000	161,969
Federal Home Loan Bank 2/7/2022	0.048	250,000	249,949
Federal Home Loan Bank 2/9/2022	0.047	300,000	299,937
Federal Home Loan Bank 2/16/2022	0.050	190,000	189,957
Federal Home Loan Bank 2/23/2022	0.047	665,000	664,840
Federal Home Loan Bank 3/4/2022	0.048	124,950	124,917
Federal Home Loan Bank 3/11/2022	0.045	24,000	23,993
Federal Home Loan Bank 3/16/2022	0.046	166,100	166,052
Federal Home Loan Bank 3/18/2022	0.044	130,000	129,962
Federal Home Loan Bank 4/8/2022	0.050	100,000	99,966
			13,340,875

	Coupon rate
Interest bearing bills & notes 0.14%
Federal Home Loan Bank (USD-SOFR + 0.005%) 3/11/2022[2]	0.055	150,000	150,027

Total federal agency bills & notes			13,490,902
Total short-term securities (cost: $108,706,220,000)			108,704,623

Bonds, notes & other debt instruments 2.17%
U.S. Treasury bonds & notes 2.17%
U.S. Treasury 1.50% 2021	125,000	125,142
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.055%) 0.110% 2022[2]	100,000	100,042
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.154%) 0.209% 2022[2]	100,000	100,055
U.S. Treasury 1.875% 2022	125,000	125,561
U.S. Treasury 1.875% 2022	100,000	100,750
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.029%) 0.084% 2023[2]	834,800	834,827
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.034%) 0.089% 2023[2]	700,000	700,146
U.S. Treasury (3-month U.S. Treasury Bill Yield + 0.049%) 0.104% 2023[2]	350,000	350,151

Total bonds, notes & other debt instruments (cost: $2,436,437,000)		2,436,674
Total investment securities 98.82% (cost: $111,142,657,000)		111,141,297
Other assets less liabilities 1.18%		1,326,102

Net assets 100.00%		$112,467,399

12	Capital Group Central Cash Fund

*Repurchase agreements

Counterparty	Lending rate	Settlement date	Maturity date	Collateralized by	Collateral received, at value (000)	Repurchase agreement, at value (000)	Repurchase agreement proceeds to be received (000)
BNP Paribas	0.05%	10/29/2021	11/1/2021	U.S. Treasury 0%-7.25% 2021-2031	$408,000	$400,000	$400,002
BofA Securities	0.05	10/29/2021	11/1/2021	U.S. Treasury 0.125% 2022-2031	918,000	900,000	900,004
JPMorgan Securities	0.05	10/29/2021	11/1/2021	U.S. Treasury 0%-2.75% 2022-2025	1,122,000	1,100,000	1,100,005
New York Federal Reserve	0.05	10/29/2021	11/1/2021	U.S. Treasury 0.125%-2.375% 2023-2030	18,200,076	18,200,000	18,200,076
RBC Dominion Securities	0.05	10/29/2021	11/1/2021	U.S. Treasury 0%-7.25% 2021-2030	102,000	100,000	100,000
TD Securities	0.05	10/29/2021	11/1/2021	U.S. Treasury 0.125%-2.00% 2023-2030	306,000	300,000	300,001
					$21,056,076	$21,000,000	$21,000,088

[1]	Acquired in a transaction exempt from registration under Rule 144A or Section 4(2) of the Securities Act of 1933. May be resold in the U.S. in transactions exempt from registration, normally to qualified institutional buyers. The total value of all such securities was $40,275,560,000, which represented 35.81% of the net assets of the fund.
[2]	Coupon rate may change periodically. Reference rate and spread are as of the most recent information available. For short-term securities, the date of the next scheduled coupon rate change is considered to be the maturity date.

Key to abbreviations and symbol

SOFR = Secured Overnight Financing Rate

USD/$ = U.S. dollars

See notes to financial statements.

Capital Group Central Cash Fund	13

Financial statements

Statement of assets and liabilities at October 31, 2021	(dollars in thousands)

Assets:
Investment securities in unaffiliated issuers, at value (cost: $90,142,657)		$90,141,297
Repurchase agreements (cost: $21,000,000)		21,000,000
Cash		4,700,319
Receivables for:
Sales of fund’s shares	$1,366,239
Interest	2,292	1,368,531
		117,210,147
Liabilities:
Payables for:
Purchases of investments	689,894
Repurchases of fund’s shares	4,052,574
Dividends on fund’s shares	81
Trustees’ deferred compensation	157
Other	42	4,742,748
Net assets at October 31, 2021		$112,467,399

Net assets consist of:
Capital paid in on shares of beneficial interest		$112,469,002
Total accumulated loss		(1,603)
Net assets at October 31, 2021		$112,467,399

(dollars and shares in thousands, except per-share amounts)

Shares of beneficial interest issued and outstanding (no stated par value) —
unlimited shares authorized (1,124,627 total shares outstanding)

	Net assets	Shares outstanding	Net asset value per share
Class M	$112,467,399	1,124,627	$100.00

See notes to financial statements.

14	Capital Group Central Cash Fund

Financial statements (continued)

Statement of operations for the year ended October 31, 2021	(dollars in thousands)

Investment income:
Income:
Interest		$92,617
Fees and expenses:
Reports to shareholders	$13
Registration statement and prospectus	1
Trustees’ compensation	157
Auditing and legal	114
Custodian	270
Other	16	571
Net investment income		92,046

Net realized loss and unrealized depreciation:
Net realized loss on investments		(327)
Net unrealized depreciation on investments		(5,199)
Net realized loss and unrealized depreciation		(5,526)

Net increase in net assets resulting from operations		$86,520

Statements of changes in net assets
(dollars in thousands)

	Year ended October 31,
	2021	2020
Operations:
Net investment income	$92,046	$966,538
Net realized (loss) gain	(327)	11
Net unrealized depreciation	(5,199)	(22,901)
Net increase in net assets resulting from operations	86,520	943,648

Distributions paid or accrued to shareholders	(91,959)	(966,571)

Net capital share transactions	(8,029,779)	764,574

Total (decrease) increase in net assets	(8,035,218)	741,651

Net assets:
Beginning of year	120,502,617	119,760,966
End of year	$112,467,399	$120,502,617

See notes to financial statements.

Capital Group Central Cash Fund	15

Notes to financial statements

1. Organization

Capital Group Central Fund Series (the “trust”) is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, diversified management investment company and has initially issued one series of shares, Capital Group Central Cash Fund (the “fund”). The fund seeks to provide income on cash reserves while preserving capital and maintaining liquidity.

The fund manages cash balances for Capital Group and other funds, investment vehicles and accounts advised by Capital Group affiliates, and is not available to the public. The fund is an institutional prime money market fund with a floating net asset value.

2. Significant accounting policies

The fund is an investment company that applies the accounting and reporting guidance issued in Topic 946 by the U.S. Financial Accounting Standards Board. The fund’s financial statements have been prepared to comply with U.S. generally accepted accounting principles (“U.S. GAAP”). These principles require the fund’s investment adviser to make estimates and assumptions that affect reported amounts and disclosures. Actual results could differ from those estimates. Subsequent events, if any, have been evaluated through the date of issuance in the preparation of the financial statements. The fund follows the significant accounting policies described in this section, as well as the valuation policies described in the next section on valuation.

Cash — Cash may include amounts held in an interest bearing deposit facility.

Security transactions and related investment income — Security transactions are recorded by the fund as of the date the trades are executed with brokers. Realized gains and losses from security transactions are determined based on the specific identified cost of the securities. In the event a security is purchased with a delayed payment date, the fund will segregate liquid assets sufficient to meet its payment obligations. Interest income is recognized on an accrual basis. Market discounts, premiums and original issue discounts on fixed-income securities are amortized daily over the expected life of the security.

Distributions paid or accrued to shareholders — Income dividends are declared daily after the determination of the fund’s net investment income and are paid to shareholders monthly.

3. Valuation

Capital Research and Management Company (“CRMC”), the fund’s investment adviser, values the fund’s investments at fair value as defined by U.S. GAAP. The net asset value per share is calculated once daily as of the close of regular trading on the New York Stock Exchange, normally 4 p.m. New York time, each day the New York Stock Exchange is open. The fund’s net asset value will vary as a result of changes in the value of the securities in which the fund invests.

Methods and inputs — The fund’s investment adviser uses the following methods and inputs to establish the fair value of the fund’s assets and liabilities. Use of particular methods and inputs may vary over time based on availability and relevance as market and economic conditions evolve.

Fixed income securities, including short-term securities, are generally valued at prices obtained from one or more pricing vendors. Repurchase agreements and daily variable rate notes are generally valued at par. When the fund’s investment adviser deems it appropriate to do so (such as when vendor prices are unavailable or not deemed to be representative), fixed-income securities will be valued in good faith at the mean quoted bid and ask prices that are reasonably and timely available (or bid prices, if ask prices are not available) or at prices for securities of comparable maturity, quality and type.

Securities and other assets for which representative market quotations are not readily available or are considered unreliable by the fund’s investment adviser are fair valued as determined in good faith under fair valuation guidelines adopted by authority of the fund’s board of trustees as further described. The investment adviser follows fair valuation guidelines, consistent with SEC rules and guidance, to consider relevant principles and factors when making fair value determinations. The investment adviser considers relevant indications of value that are reasonably and timely available to it in determining the fair value to be assigned to a particular security, such as the type and cost of the security; contractual or legal restrictions on resale of the security; relevant financial or business developments of the issuer; actively traded similar or related securities; conversion or exchange rights on the security; related corporate actions; significant events occurring after the close of trading in the security; and changes in overall market conditions. In addition, the closing prices of equity securities that trade in markets outside U.S. time zones may be adjusted to reflect significant events that occur after the close of local trading but before the net asset value of each share class of the fund is determined. Fair valuations and valuations of investments that are not actively trading involve judgment and may differ materially from valuations that would have been used had greater market activity occurred.

16	Capital Group Central Cash Fund

Processes and structure — The fund’s board of trustees has delegated authority to the fund’s investment adviser to make fair value determinations, subject to board oversight. The investment adviser has established a Joint Fair Valuation Committee (the “Fair Valuation Committee”) to administer, implement and oversee the fair valuation process, and to make fair value decisions. The Fair Valuation Committee regularly reviews its own fair value decisions, as well as decisions made under its standing instructions to the investment adviser’s valuation teams. The Fair Valuation Committee reviews changes in fair value measurements from period to period and may, as deemed appropriate, update the fair valuation guidelines to better reflect the results of back testing and address new or evolving issues. The Fair Valuation Committee reports any changes to the fair valuation guidelines to the board of trustees with supplemental information to support the changes. The fund’s board and audit committee also regularly review reports that describe fair value determinations and methods.

The fund’s investment adviser has also established a Fixed Income Pricing Review Group to administer and oversee the fixed-income valuation process, including the use of fixed-income pricing vendors. This group regularly reviews pricing vendor information and market data. Pricing decisions, processes and controls over security valuation are also subject to additional internal reviews facilitated by the investment adviser’s global risk management group.

Classifications — The fund’s investment adviser classifies the fund’s assets and liabilities into three levels based on the inputs used to value the assets or liabilities. Level 1 values are based on quoted prices in active markets for identical securities. Level 2 values are based on significant observable market inputs, such as quoted prices for similar securities and quoted prices in inactive markets. Certain securities trading outside the U.S. may transfer between Level 1 and Level 2 due to valuation adjustments resulting from significant market movements following the close of local trading. Level 3 values are based on significant unobservable inputs that reflect the investment adviser’s determination of assumptions that market participants might reasonably use in valuing the securities. The valuation levels are not necessarily an indication of the risk or liquidity associated with the underlying investment. For example, U.S. government securities are reflected as Level 2 because the inputs used to determine fair value may not always be quoted prices in an active market. At October 31, 2021, all of the fund’s investment securities were classified as Level 2.

4. Risk factors

Investing in the fund may involve certain risks including, but not limited to, those described below.

Market conditions — The prices of, and the income generated by, the securities held by the fund may decline, sometimes rapidly or unpredictably, due to various factors, including events or conditions affecting the general economy or particular industries; overall market changes; local, regional or global political, social or economic instability; governmental, governmental agency or central bank responses to economic conditions; and interest rate and commodity price fluctuations.

Economies and financial markets throughout the world are highly interconnected. Economic, financial or political events, trading and tariff arrangements, wars, terrorism, cybersecurity events, natural disasters, public health emergencies (such as the spread of infectious disease) and other circumstances in one country or region, including actions taken by governmental or quasi-governmental authorities in response to any of the foregoing, could have impacts on global economies or markets. As a result, whether or not the fund invests in securities of issuers located in or with significant exposure to the countries affected, the value and liquidity of the fund’s investments may be negatively affected by developments in other countries and regions.

Investing outside the U.S. — The fund invests in commercial paper and other short-term bank obligations that are issued by entities domiciled outside the U.S., or with significant operations or revenues outside the U.S. Such securities may lose value because of adverse political, social, economic or market developments in the countries or regions in which the issuers operate or generate revenue. Investments outside the U.S. may also be subject to different accounting and auditing practices and standards and different regulatory, legal and reporting requirements. In addition, the value of investments outside the U.S. may be reduced by foreign taxes, including foreign withholding taxes on interest and dividends. Further, there may be increased risks of delayed settlement of securities purchased or sold by the fund.

Investing in cash equivalents — Cash equivalents, such as commercial paper, asset-backed commercial paper, short term-bank obligations and corporate bonds and notes that mature or may be redeemed or mature within thirteen months or less, like other fixed income instruments are subject to interest rate risk. However, the short-term nature of a commercial paper investment makes it less susceptible to volatility than many other fixed income securities because interest rate risk typically increases as maturity lengths increase. Commercial paper is often unsecured, but may be supported by letters of credit or other forms of collateral. Maturing commercial paper are usually repaid by the issuer from the proceeds of new commercial paper issuances. As a result, investment in commercial paper is subject to rollover risk, or the risk that the issuer cannot issue enough new commercial paper to satisfy its outstanding commercial paper.

Capital Group Central Cash Fund	17

As with all fixed income securities, there is a chance that the issuer will default on its short-term obligations and these securities may become illiquid or suffer from reduced liquidity in these or other situations.

Investing in securities backed by the U.S. government — Securities backed by the U.S. Treasury or the full faith and credit of the U.S. government are guaranteed only as to the timely payment of interest and principal when held to maturity. Accordingly, the current market values for these securities will fluctuate with changes in interest rates and the credit rating of the U.S. government. Securities issued by U.S. government-sponsored entities and federal agencies and instrumentalities that are not backed by the full faith and credit of the U.S. government are neither issued nor guaranteed by the U.S. government.

Interest rate risk — The values and liquidity of the securities held by the fund may be affected by changing interest rates. For example, the values of these securities may decline when interest rates rise and increase when interest rates fall. Longer maturity debt securities generally have greater sensitivity to changes in interest rates and may be subject to greater price fluctuations than shorter maturity debt securities. The fund may invest in variable and floating rate securities. When the fund holds variable or floating rate securities, a decrease in market interest rates will adversely affect the income received from such securities and the net asset value of the fund’s shares. Although the values of such securities are generally less sensitive to interest rate changes than those of other debt securities, the value of variable and floating rate securities may decline if their interest rates do not rise as quickly, or as much, as market interest rates. Conversely, floating rate securities will not generally increase in value if interest rates decline. During periods of extremely low short-term interest rates, the fund may not be able to maintain a positive yield and, given the current low interest rate environment, risks associated with rising rates are currently heightened.

Investing in repurchase agreements — Upon entering into a repurchase agreement, the fund purchases a security from a bank or broker-dealer, which simultaneously commits to repurchase the security within a specified time at the fund’s cost with interest. The security purchased by the fund constitutes collateral for the seller’s repurchase obligation. If the party agreeing to repurchase should default, the fund may seek to sell the security it holds as collateral. The fund may incur a loss if the value of the collateral securing the repurchase obligation falls below the repurchase price. The fund may also incur disposition costs and encounter procedural delays in connection with liquidating the collateral.

Financial services risk — A significant portion of the fund’s portfolio may be comprised of securities issued by companies in the financial services industry. As a result, the fund may be more susceptible to any economic, business, political or other developments which generally affect this industry sector. The profitability of many types of financial companies may be adversely affected in certain market cycles, including during periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Because many types of financial services companies are vulnerable to these economic cycles, the fund’s investments may lose value during such periods.

Management — The investment adviser to the fund actively manages the fund’s investments. Consequently, the fund is subject to the risk that the methods and analyses, including models, tools and data, employed by the investment adviser in this process may be flawed or incorrect and may not produce the desired results.

5. Certain investment techniques

Repurchase agreements — The fund has entered into repurchase agreements, under which the fund purchases a security from a bank or broker-dealer and obtains a simultaneous commitment from the seller to repurchase the security at a specified time and price. Because the security purchased by the fund constitutes collateral for the seller’s repurchase obligation, a repurchase agreement is effectively a loan by the fund that is collateralized by the security purchased. The fund will only enter into repurchase agreements involving securities of the type (excluding any maturity limitations) in which it could otherwise invest that are held at a custodian bank and are fully collateralized by cash or U.S. government securities.

6. Taxation and distributions

Federal income taxation — The fund complies with the requirements under Subchapter M of the Internal Revenue Code applicable to mutual funds and intends to distribute substantially all of its net taxable income and net capital gains each year. The fund is not subject to income taxes to the extent such distributions are made. Therefore, no federal income tax provision is required.

As of and during the year ended October 31, 2021, the fund did not have a liability for any unrecognized tax benefits. The fund recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the statement of operations. During the period, the fund did not incur any significant interest or penalties.

18	Capital Group Central Cash Fund

The fund’s tax returns are generally not subject to examination by federal, state and, if applicable, non-U.S. tax authorities after the expiration of each jurisdiction’s statute of limitations, which is typically three years after the date of filing but can be extended in certain jurisdictions.

Non-U.S. taxation — Interest income is recorded net of non-U.S. taxes paid. The fund may file withholding tax reclaims in certain jurisdictions to recover a portion of amounts previously withheld. These reclaims are recorded when the amount is known and there are no significant uncertainties on collectability. Gains realized by the fund on the sale of securities in certain countries, if any, may be subject to non-U.S. taxes. If applicable, the fund records an estimated deferred tax liability based on unrealized gains to provide for potential non-U.S. taxes payable upon the sale of these securities.

Distributions — Distributions determined on a tax basis may differ from net investment income and net realized gains for financial reporting purposes. These differences are due primarily to different treatment for items such as short-term capital gains and losses; deferred expenses and net capital losses. The fiscal year in which amounts are distributed may differ from the year in which the net investment income and net realized gains are recorded by the fund for financial reporting purposes.

As of October 31, 2021, the tax basis components of distributable earnings, unrealized appreciation (depreciation) and cost of investments were as follows (dollars in thousands):

Undistributed ordinary income	$322
Capital loss carryforward*	(327)
Gross unrealized appreciation on investments	582
Gross unrealized depreciation on investments	(1,942)
Net unrealized depreciation on investments	(1,360)
Cost of investments	111,142,657

*	The capital loss carryforward will be used to offset any capital gains realized by the fund in future years. The fund will not make distributions from capital gains while a capital loss carryforward remains.

Tax-basis distributions paid or accrued to shareholders from ordinary income were as follows (dollars in thousands):

	Year ended October 31
Share class	2021	2020

Class M	$91,959	$966,571

7. Fees and transactions with related parties

CRMC, the fund’s investment adviser, is the parent company of American Funds Distributors®, Inc. (“AFD”), the principal underwriter of the fund’s shares, and American Funds Service Company® (“AFS”), the fund’s transfer agent. CRMC, AFD and AFS are considered related parties to the fund.

Transfer agent services — The fund has a shareholder services agreement with AFS under which the fund compensates AFS for providing transfer agent services to the fund. These services include recordkeeping and transaction processing.

Trustees’ deferred compensation — Trustees who are unaffiliated with CRMC may elect to defer the cash payment of part or all of their compensation. These deferred amounts, which remain as liabilities of the fund, are treated as if invested in shares of the fund. These amounts represent general, unsecured liabilities of the fund and vary according to the total returns of the fund. Trustees’ compensation in the fund’s statement of operations reflects the current fees (either paid in cash or deferred) and a net increase or decrease in the value of the deferred amounts.

Affiliated officers and trustees — Officers and certain trustees of the fund are or may be considered to be affiliated with CRMC, AFD and AFS. No affiliated officers or trustees received any compensation directly from the fund.

Capital Group Central Cash Fund	19

Security transactions with related funds — The fund may purchase securities from, or sell securities to, other funds managed by CRMC (or funds managed by certain affiliates of CRMC) under procedures adopted by the fund’s board of trustees. The funds involved in such transactions are considered related by virtue of having a common investment adviser (or affiliated investment advisers), common trustees and/or common officers. When such transactions occur, each transaction is executed at the current market price of the security and no brokerage commissions or fees are paid in accordance with Rule 17a-7 of the 1940 Act. During the year ended October 31, 2021, the fund did not engage in any such purchase or sale transactions with any related funds.

Interfund lending — Pursuant to an exemptive order issued by the SEC, the fund, along with other CRMC-managed funds (or funds managed by certain affiliates of CRMC), may participate in an interfund lending program. The program provides an alternate credit facility that permits the funds to lend or borrow cash for temporary purposes directly to or from one another, subject to the conditions of the exemptive order. The fund lent $10,000 at a rate of 0.195% to one or more CRMC-managed funds during the year ended October 31, 2021. The fund received less than $1,000 in interest income from the loan.

8. Indemnifications

The fund’s organizational documents provide board members and officers with indemnification against certain liabilities or expenses in connection with the performance of their duties to the fund. In the normal course of business, the fund may also enter into contracts that provide general indemnifications. The fund’s maximum exposure under these arrangements is unknown since it is dependent on future claims that may be made against the fund. The risk of material loss from such claims is considered remote. Insurance policies are also available to the fund’s board members and officers.

9. Capital share transactions

Capital share transactions in the fund were as follows (dollars and shares in thousands):

	Sales		Reinvestments of distributions		Repurchases		Net (decrease) increase
Share class	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares

Year ended October 31, 2021

Class M	$379,766,850	3,797,330	$91,541	916	$(387,888,170)	(3,878,543)	$(8,029,779)	(80,297)

Year ended October 31, 2020

Class M	$358,118,132	3,580,552	$966,570	9,665	$(358,320,128)	(3,582,752)	$764,574	7,465

20	Capital Group Central Cash Fund

Financial highlights

		Income from investment operations[1]
Period ended	Net asset value, beginning of period	Net investment income	Net (losses) gains on securities (both realized and unrealized)	Total from investment operations	Dividends (from net investment income)	Net asset value, end of period	Total return		Net assets, end of period (in millions)	Ratio of expenses to average net assets		Ratio of net income to average net assets
Class M:
10/31/2021	$100.01	$.08	$(.01)	$.07	$(.08)	$100.00	.06%		$112,467	—%[2]		.08%
10/31/2020	100.01	.77	.06	.83	(.83)	100.01	.83		120,503	—	[2]	.77
10/31/2019[3,4]	100.00	1.60	.01	1.61	(1.60)	100.01	1.62	[5]	119,761	—	[2,6]	2.31	[6]

[1]	Based on average shares outstanding.
[2]	Amount less than .01%.
[3]	Based on operations for a period that is less than a full year.
[4]	Class M shares began investment operations on February 22, 2019.
[5]	Not annualized.
[6]	Annualized.

See notes to financial statements.

Capital Group Central Cash Fund	21

Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Capital Group Central Fund Series and Shareholders of Capital Group Central Cash Fund

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities, including the investment portfolio, of Capital Group Central Cash Fund (constituting Capital Group Central Fund Series, referred to hereafter as the “Fund”) as of October 31, 2021, the related statement of operations for the year ended October 31, 2021, the statements of changes in net assets for each of the two years in the period ended October 31, 2021, including the related notes, and the financial highlights for each of the periods indicated therein (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of October 31, 2021, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period ended October 31, 2021 and the financial highlights for each of the periods indicated therein in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of October 31, 2021 by correspondence with the custodian and brokers; when replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
December 16, 2021

We have served as the auditor of one or more investment companies in The Capital Group Companies Investment Company Complex since 1934.

22	Capital Group Central Cash Fund

Capital Group Central Fund Series

Part C

Other Information

Item 28.	Exhibits for Registration Statement (1940 Act No. 811-23391)

(a)	Articles of Incorporation – Certificate of Trust effective 1/19/18 and Agreement and Declaration of Trust dated 1/1/19 – previously filed (see Amendment No. 1 filed 2/22/19)

(b)	By-laws – By-laws – previously filed (see Amendment No. 1 filed 2/22/19)

(c)	Instruments Defining Rights of Security Holders – None

(d)	Investment Advisory Contracts – Investment Advisory and Service Agreement dated 5/1/18 – previously filed (see Amendment No. 1 filed 2/22/19)

(e)	Underwriting Contracts – Distribution Agreement dated 5/1/21

(f)	Bonus or Profit Sharing Contracts – Deferred Compensation Plan effective 1/1/20 – previously filed (see Amendment No. 2 filed 1/31/20)

(g)	Custodian Agreements – Global Custody Agreement – previously filed (see Amendment No. 1 filed 2/22/19)

(h)	Other Material Contracts – Indemnification Agreement – previously filed (see Amendment No. 1 filed 2/22/19); and Shareholder Services Agreement dated 1/1/21 – previously filed (see Amendment 3 filed 1/29/21)

(i)	Not applicable

(j)	Not applicable

(k)       Not applicable

(l)	Initial capital agreements – Initial capital agreements – previously filed (see Amendment No. 1 filed 2/22/19)

(m)	Not applicable

(n)	Not applicable

(o)       Reserved

(p)	Code of Ethics – Code of Ethics for The Capital Group Companies dated July 2021 and Code of Ethics for Registrant

Item 29.	Persons Controlled by or Under Common Control with the Fund

None

Item 30.	Indemnification

The Registrant is a joint-insured under Investment Adviser/Mutual Fund Errors and Omissions Policies, which insure its officers and trustees against certain liabilities. However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify the individual.

Article 8 of the Registrant’s Declaration of Trust as well as the indemnification agreements that the Registrant has entered into with each of its trustees who is not an “interested person” of the Registrant (as defined under the Investment Company Act of 1940, as amended), provide in effect that the Registrant will indemnify its officers and trustees against any liability or expenses actually and reasonably incurred by such person in any proceeding arising out of or in connection with his or her service to the Registrant, to the fullest extent permitted by applicable law, subject to certain conditions. In accordance with Section 17(h) and 17(i) of the Investment Company Act of 1940, as amended, and their respective terms, these provisions do not protect any person against any liability to the Registrant or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Registrant will comply with the indemnification requirements contained in the Investment Company Act of 1940, as amended, and Release Nos. 7221 (June 9, 1972) and 11330 (September 4, 1980).

Item 31.	Business and Other Connections of the Investment Adviser

None

Item 32.	Principal Underwriters

(a)        American Funds Distributors, Inc. is the Principal Underwriter of shares of: AMCAP Fund, American Balanced Fund, American Funds College Target Date Series, American Funds Corporate Bond Fund, American Funds Developing World Growth and Income Fund, American Funds Emerging Markets Bond Fund, American Funds Fundamental Investors, American Funds Global Balanced Fund, American Funds Global Insight Fund, The American Funds Income Series, American Funds Inflation Linked Bond Fund, American Funds International Vantage Fund, American Funds Multi-Sector Income Fund, American Funds Mortgage Fund, American Funds Portfolio Series, American Funds Retirement Income Portfolio Series, American Funds Short-Term Tax-Exempt Bond Fund, American Funds Strategic Bond Fund, American Funds Target Date Retirement Series, American Funds Tax-Exempt Fund of New York, The American Funds Tax-Exempt Series II, American Funds U.S. Government Money Market Fund, American High-Income Municipal Bond Fund, American High-Income Trust, American Mutual Fund, The Bond Fund of America, Capital Income Builder, Capital Group Private Client Services Funds, Capital Group U.S. Equity Fund, Capital World Bond Fund, Capital World Growth and Income Fund, Emerging Markets Growth Fund, Inc., EuroPacific Growth Fund, The Growth Fund of America, The Income Fund of America, Intermediate Bond Fund of America, International Growth and Income Fund, The Investment Company of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, New Perspective Fund, New World Fund, Inc., Short-Term Bond Fund of America, SMALLCAP World Fund, Inc., The Tax-Exempt Bond Fund of America and Washington Mutual Investors Fund

(b)

	(1) Name and Principal Business Address	(2) Positions and Offices with Underwriter	(3) Positions and Offices with Registrant
LAO	Anuj K. Agarwal	Vice President	None
LAO	Albert Aguilar, Jr.	Assistant Vice President	None
LAO	C. Thomas Akin II	Vice President	None
LAO	Mark G. Alteri	Regional Vice President	None
LAO	Colleen M. Ambrose	Vice President	None
LAO	Christopher S. Anast	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	William C. Anderson	Director, Senior Vice President and Chief Compliance Officer	None
LAO	Dion T. Angelopoulos	Assistant Vice President	None
LAO	Luis F. Arocha	Regional Vice President	None
LAO	Keith D. Ashley	Regional Vice President	None
LAO	Julie A. Asher	Assistant Vice President	None
LAO	Curtis A. Baker	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	T. Patrick Bardsley	Senior Vice President	None
SNO	Mark C. Barile	Assistant Vice President	None
LAO	Shakeel A. Barkat	Senior Vice President	None

LAO	Jefferson F. Bartley, Jr.	Regional Vice President	None
LAO	Antonio M. Bass	Regional Vice President	None
LAO	Andrew Z. Bates	Assistant Vice President	None
LAO	Brett A. Beach	Assistant Vice President	None
LAO	Katherine A. Beattie	Senior Vice President	None
LAO	Scott G. Beckerman	Vice President	None
LAO	Bethann Beiermeister	Regional Vice President	None
LAO	Jeb M. Bent	Vice President	None
LAO	Matthew D. Benton	Vice President	None
LAO	Jerry R. Berg	Senior Vice President	None
LAO	Joseph W. Best, Jr.	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Matthew F. Betley	Vice President	None
LAO	Roger J. Bianco, Jr.	Senior Vice President	None
LAO	Ryan M. Bickle	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jay A. Binstock	Assistant Vice President	None
LAO	Peter D. Bjork	Regional Vice President	None
SNO	Nasaly Blake	Assistant Vice President	None
DCO	Bryan K. Blankenship	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Marek Blaskovic	Vice President	None
LAO	Matthew C. Bloemer	Regional Vice President	None
LAO	Jeffrey E. Blum	Regional Vice President	None
LAO	Gerard M. Bockstie, Jr.	Senior Vice President	None
LAO	Jon T. Boldt	Regional Vice President	None
LAO	Ainsley J. Borel	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jill M. Boudreau	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Andre W. Bouvier	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Michael A. Bowman	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jordan C. Bowers	Regional Vice President	None
LAO	David H. Bradin	Vice President	None

LAO	William P. Brady	Senior Vice President	None
LAO	William G. Bridge	Senior Vice President	None
IND	Robert W. Brinkman	Assistant Vice President	None
LAO	Jeffrey R. Brooks	Senior Vice President	None
LAO	Kevin G. Broulette	Vice President, Capital Group Institutional Investment Services Division	None
LAO	E. Chapman Brown, Jr.	Vice President	None
LAO	Toni L. Brown	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Elizabeth S. Brownlow	Assistant Vice President	None
LAO	Gary D. Bryce	Senior Vice President	None
LAO	Ronan J. Burke	Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Jennifer L. Butler	Assistant Vice President	None
LAO	Steven Calabria	Senior Vice President	None
LAO	Thomas E. Callahan	Senior Vice President	None
LAO	Anthony J. Camilleri	Vice President	None
LAO	Kelly V. Campbell	Senior Vice President	None
LAO	Patrick C. Campbell III	Regional Vice President	None
LAO	Anthon S. Cannon III	Vice President	None
LAO	Kevin J. Carevic	Regional Vice President	None
LAO	Jason S. Carlough	Vice President	None
LAO	Kim R. Carney	Senior Vice President	None
LAO	Damian F. Carroll	Senior Vice President	None
IND	Gisele L. Carter	Assistant Vice President	None
LAO	James D. Carter	Senior Vice President	None
LAO	Stephen L. Caruthers	Senior Vice President, Capital Group Institutional Investment Services Division	None
SFO	James G. Carville	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Philip L. Casciano	Vice President	None
LAO	Brian C. Casey	Senior Vice President	None
LAO	Christopher M. Cefalo	Vice President	None
LAO	Joseph M. Cella	Regional Vice President	None

LAO	Kent W. Chan	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Thomas M. Charon	Senior Vice President	None
LAO	Ibrahim Chaudry	Vice President, Capital Group Institutional Investment Services Division	None
SNO	Marcus L. Chaves	Assistant Vice President	None
LAO	Daniel A. Chodosch	Vice President	None
LAO	Wellington Choi	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Andrew T. Christos	Vice President	None
LAO	Paul A. Cieslik	Senior Vice President	None
IND	G. Michael Cisternino	Vice President	None
LAO	Andrew R. Claeson	Vice President	None
LAO	Michael J. Clark	Regional Vice President	None
LAO	Jamie A. Claypool	Vice President	None
LAO	Kyle R. Coffey	Regional Vice President	None
IND	Timothy J. Colvin	Regional Vice President	None
IRV	Erin K. Concepcion	Assistant Vice President	None
SNO	Brandon J. Cone	Vice President	None
LAO	Christopher M. Conwell	Vice President	None
LAO	C. Jeffrey Cook	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Greggory J. Cowan	Regional Vice President	None
LAO	Joseph G. Cronin	Senior Vice President	None
LAO	D. Erick Crowdus	Senior Vice President	None
SNO	Zachary A. Cutkomp	Regional Vice President	None
LAO	Hanh M. Dao	Vice President	None
LAO	Alex L. DaPron	Regional Vice President	None
LAO	William F. Daugherty	Senior Vice President	None
SNO	Bradley C. Davis	Assistant Vice President	None
LAO	Scott T. Davis	Vice President	None
LAO	Shane L. Davis	Vice President	None
LAO	Peter J. Deavan	Senior Vice President	None

LAO	Kristofer J. DeBonville	Regional Vice President	None
LAO	Guy E. Decker	Senior Vice President	None
LAO	Daniel Delianedis	Senior Vice President	None
LAO	Mark A. Dence	Senior Vice President	None
SNO	Brian M. Derrico	Vice President	None
LAO	Stephen Deschenes	Senior Vice President	None
LAO	Maddi L. Dessner	Senior Vice President	None
LAO	Alexander J. Diorio	Regional Vice President	None
LAO	Mario P. DiVito	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Kevin F. Dolan	Senior Vice President	None
LAO	John H. Donovan IV	Vice President	None
LAO	Ronald Q. Dottin	Senior Vice President	None
LAO	John J. Doyle	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Ryan T. Doyle	Vice President	None
SNO	Melissa A. Dreyer	Assistant Vice President	None
LAO	Craig Duglin	Senior Vice President	None
LAO	Alan J. Dumas	Vice President	None
LAO	Sean P. Durkin	Regional Vice President	None
LAO	John E. Dwyer IV	Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Karyn B. Dzurisin	Vice President	None
LAO	Kevin C. Easley	Senior Vice President	None
LAO	Shirley Ecklund	Senior Vice President	None
LAO	Damian Eckstein	Senior Vice President	None
LAO	Matthew J. Eisenhardt	Senior Vice President	None
LAO	John A. Erickson	Regional Vice President	None
LAO	Riley O. Etheridge, Jr.	Senior Vice President	None
LAO	E. Luke Farrell	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Bryan R. Favilla	Regional Vice President	None
LAO	Joseph M. Fazio	Regional Vice President	None

LAO	Mark A. Ferraro	Vice President	None
LAO	Brandon J. Fetta	Regional Vice President	None
LAO	Naomi A. Fink	Assistant Vice President	None
LAO	John P. Finneran III	Regional Vice President	None
LAO	Layne M. Finnerty	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Kevin H. Folks	Vice President	None
LAO	David R. Ford	Vice President	None
LAO	William E. Ford	Senior Vice President	None
IRV	Robert S. Forshee	Assistant Vice President	None
LAO	Steven M. Fox	Vice President	None
LAO	Holly C. Framsted	Senior Vice President	None
LAO	Daniel Frick	Senior Vice President	None
LAO	Vincent C. Fu	Assistant Vice President	None
LAO	Tyler L. Furek	Vice President	None
LAO	Jignesh D. Gandhi	Assistant Vice President	None
SNO	Arturo V. Garcia, Jr.	Vice President	None
LAO	J. Gregory Garrett	Senior Vice President, Capital Group Institutional Investment Services Division	None
SNO	Edward S. Garza	Regional Vice President	None
LAO	Brian K. Geiger	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Leslie B. Geller	Senior Vice President	None
LAO	Jacob M. Gerber	Vice President, Capital Group Institutional Investment Services Division	None
LAO	J. Christopher Gies	Senior Vice President	None
LAO	Pamela A. Gillett	Vice President	None
LAO	William F. Gilmartin	Vice President	None
LAO	Kathleen D. Golden	Regional Vice President	None
NYO	Joshua H. Gordon	Assistant Vice President, Capital Group Institutional Investment Services Division	None
CHO	Claudette A. Grant	Vice President, Capital Group Institutional Investment Services Division	None
SNO	Craig B. Gray	Assistant Vice President	None
LAO	Robert E. Greeley, Jr.	Vice President	None

LAO	Jameson R. Greenstone	Vice President	None
LAO	Eric M. Grey	Senior Vice President	None
LAO	Karen M. Griffin	Assistant Vice President	None
LAO	E. Renee Grimm	Senior Vice President	None
LAO	Scott A. Grouten	Vice President	None
SNO	Virginia Guevara	Assistant Vice President	None
IRV	Steven Guida	Senior Vice President	None
LAO	Sam S. Gumma	Vice President	None
LAO	Jan S. Gunderson	Senior Vice President	None
SNO	Lori L. Guy	Regional Vice President	None
LAO	Ralph E. Haberli	Senior Vice President; Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Janna C. Hahn	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Paul B. Hammond	Senior Vice President	None
LAO	Philip E. Haning	Vice President	None
LAO	Dale K. Hanks	Vice President, Capital Group Institutional Investment Services Division	None
LAO	David R. Hanna	Vice President	None
LAO	Brandon S. Hansen	Vice President	None
LAO	Julie O. Hansen	Vice President	None
LAO	John R. Harley	Senior Vice President	None
LAO	Calvin L. Harrelson III	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Craig W. Hartigan	Senior Vice President	None
LAO	Alan M. Heaton	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Clifford W. “Webb” Heidinger	Vice President	None
LAO	Brock A. Hillman	Senior Vice President	None
IND	Kristin S. Himsel	Vice President	None
LAO	Jennifer M. Hoang	Vice President	None
LAO	Dennis L. Hooper	Regional Vice President	None
LAO	Jessica K. Hooyenga	Regional Vice President	None
LAO	Heidi B. Horwitz-Marcus	Senior Vice President	None

LAO	David R. Hreha	Vice President	None
LAO	Frederic J. Huber	Senior Vice President	None
LAO	Jeffrey K. Hunkins	Senior Vice President	None
LAO	Angelia G. Hunter	Senior Vice President	None
LAO	Christa M. Iacono	Assistant Vice President	None
LAO	Marc G. Ialeggio	Senior Vice President	None
IND	David K. Jacocks	Vice President	None
LAO	Maurice E. Jadah	Regional Vice President	None
LAO	W. Chris Jenkins	Senior Vice President	None
LAO	Daniel J. Jess II	Vice President	None
IND	Jameel S. Jiwani	Regional Vice President	None
LAO	Brendan M. Jonland	Senior Vice President	None
LAO	Kathryn H. Jordan	Regional Vice President	None
LAO	David G. Jordt	Vice President	None
LAO	Stephen T. Joyce	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Eric J. Kamin	Regional Vice President, Capital Group Institutional Investment Services Division	None
LAO	Wassan M. Kasey	Vice President	None
LAO	John P. Keating	Senior Vice President	None
LAO	David B. Keib	Vice President	None
LAO	Brian G. Kelly	Senior Vice President	None
LAO	Christopher J. Kennedy	Vice President	None
LAO	Jason A. Kerr	Vice President	None
LAO	Ryan C. Kidwell	Senior Vice President	None
LAO	Nora A. Kilaghbian	Vice President	None
IRV	Michael C. Kim	Vice President	None
LAO	Charles A. King	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Mark Kistler	Senior Vice President	None
LAO	Stephen J. Knutson	Assistant Vice President	None
LAO	Michael J. Koch	Regional Vice President	None

LAO	James M. Kreider	Vice President	None
LAO	Andrew M. Kruger	Regional Vice President	None
SNO	David D. Kuncho	Vice President	None
LAO	Richard M. Lang	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Christopher F. Lanzafame	Senior Vice President	None
LAO	Andrew P. Laskowski	Vice President	None
LAO	Matthew N. Leeper	Senior Vice President	None
LAO	Victor J. LeMay	Regional Vice President	None
LAO	Clay M. Leveritt	Vice President	None
LAO	Estela R. Levin	Senior Vice President	None
LAO	Emily R. Liao	Vice President	None
LAO	Lorin E. Liesy	Senior Vice President	None
LAO	Chris H. Lin	Assistant Vice President	None
IND	Justin L. Linder	Assistant Vice President	None
LAO	Louis K. Linquata	Senior Vice President	None
LAO	Omar J. Love	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Reid A. Luna	Vice President, Capital Group Institutional Investment Services Division	None
CHO	Karin A. Lystad	Assistant Vice President, Capital Group Institutional Investment Services Division	None
LAO	Peter K. Maddox	Vice President	None
LAO	James M. Maher	Vice President	None
LAO	Brendan T. Mahoney	Senior Vice President	None
LAO	Nathan G. Mains	Senior Vice President	None
LAO	Jeffrey N. Malbasa	Vice President	None
LAO	Usma A. Malik	Vice President	None
LAO	Chantal M. Manseau Guerdat	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Brooke M. Marrujo	Senior Vice President	None
LAO	Kristan N. Martin	Regional Vice President	None
CHO	James M. Mathenge	Assistant Vice President, Capital Group Institutional Investment Services Division	None
LAO	Stephen B. May	Vice President	None

LAO	Joseph A. McCreesh, III	Senior Vice President	None
LAO	Ross M. McDonald	Senior Vice President	None
LAO	Jennifer L. McGrath	Regional Vice President	None
LAO	Timothy W. McHale	Secretary	None
SNO	Michael J. McLaughlin	Assistant Vice President	None
LAO	Max J. McQuiston	Senior Vice President	None
LAO	Curtis D. Mc Reynolds	Vice President	None
LAO	Scott M. Meade	Senior Vice President	None
LAO	Paulino Medina	Regional Vice President	None
LAO	Britney L. Melvin	Vice President	None
LAO	Simon Mendelson	Senior Vice President	None
LAO	David A. Merrill	Assistant Vice President	None
LAO	Conrad F. Metzger	Regional Vice President	None
LAO	Benjamin J. Miller	Regional Vice President	None
LAO	Jennifer M. Miller	Vice President	None
LAO	Jeremy A. Miller	Regional Vice President	None
LAO	Tammy H. Miller	Vice President	None
LAO	William T. Mills	Senior Vice President	None
LAO	Sean C. Minor	Senior Vice President	None
LAO	Louis W. Minora	Regional Vice President	None
LAO	James R. Mitchell III	Senior Vice President	None
LAO	Charles L. Mitsakos	Senior Vice President	None
IND	Eric E. Momcilovich	Assistant Vice President	None
CRDM	Christopher Moore	Assistant Vice President, Capital Group Institutional Investment Services Division	None
LAO	David H. Morrison	Vice President	None
LAO	Andrew J. Moscardini	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Joseph M. Mulcahy	Regional Vice President	None
NYO	Timothy J. Murphy	Senior Vice President	None
LAO	Jon C. Nicolazzo	Senior Vice President	None

LAO	Earnest M. Niemi	Senior Vice President	None
LAO	Matthew P. O’Connor	Director, Chairman and Chief Executive Officer; Senior Vice President, Capital Group Institutional Investment Services Division	None
IND	Jody L. O’Dell	Assistant Vice President	None
LAO	Jonathan H. O’Flynn	Senior Vice President	None
LAO	Arthur B. Oliver	Vice President	None
LAO	Peter A. Olsen	Vice President	None
LAO	Jeffrey A. Olson	Vice President	None
IND	Susan L. Oman	Assistant Vice President	None
LAO	Thomas A. O’Neil	Senior Vice President	None
IRV	Paula A. Orologas	Vice President	None
LAO	Vincent A. Ortega	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Gregory H. Ortman	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Shawn M. O’Sullivan	Senior Vice President	None
IND	Lance T. Owens	Vice President	None
LAO	Kristina E. Page	Vice President	None
LAO	Christine M. Papa	Regional Vice President	None
LAO	Sujata H. Parikh	Senior Vice President	Non3e
LAO	Rodney Dean Parker II	Senior Vice President	None
LAO	Ingrid S. Parl	Regional Vice President	None
LAO	William D. Parsley	Regional Vice President	None
LAO	Timothy C. Patterson	Vice President	None
LAO	W. Burke Patterson, Jr.	Senior Vice President	None
LAO	Gary A. Peace	Senior Vice President	None
LAO	Robert J. Peche	Vice President	None
LAO	Harry A. Phinney	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Adam W. Phillips	Vice President	None
LAO	Joseph M. Piccolo	Vice President	None
LAO	Carl S. Platou	Senior Vice President	None
LAO	David T. Polak	Senior Vice President, Capital Group Institutional Investment Services Division	None

LAO	Michael E. Pollgreen	Assistant Vice President	None
LAO	Charles R. Porcher	Senior Vice President	None
SNO	Robert B. Potter III	Assistant Vice President	None
LAO	Darrell W. Pounders	Regional Vice President	None
LAO	Michelle L. Pullen	Regional Vice President	None
LAO	Victoria M. Quach	Assistant Vice President	None
LAO	Steven J. Quagrello	Senior Vice President	None
IND	Kelly S. Quick	Assistant Vice President	None
LAO	Michael R. Quinn	Senior Vice President	None
LAO	Ryan E. Radtke	Regional Vice President	None
IRV	KimberLee D. Rahlfs	Assistant Vice President	None
LAO	James R. Raker	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Sunder R. Ramkumar	Senior Vice President	None
LAO	Rachel M. Ramos	Assistant Vice President	None
LAO	Rene M. Reincke	Vice President	None
LAO	Lesley P. Reinhart	Regional Vice President	None
LAO	Michael D. Reynaert	Regional Vice President	None
LAO	Adnane Rhazzal	Regional Vice President	None
LAO	Christopher J. Richardson	Senior Vice President	None
SNO	Stephanie A. Robichaud	Assistant Vice President	None
LAO	Jeffrey J. Robinson	Vice President	None
LAO	Matthew M. Robinson	Vice President	None
LAO	Bethany M. Rodenhuis	Senior Vice President	None
LAO	Rochelle C. Rodriguez	Senior Vice President	None
LAO	Melissa B. Roe	Senior Vice President	None
LAO	Thomas W. Rose	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Rome D. Rottura	Senior Vice President	None
LAO	Shane A. Russell	Senior Vice President	None
LAO	William M. Ryan	Senior Vice President	None

IND	Brenda S. Rynski	Regional Vice President	None
LAO	Richard A. Sabec, Jr.	Senior Vice President	None
SNO	Richard R. Salinas	Vice President	None
LAO	Paul V. Santoro	Senior Vice President	None
LAO	Raj S. Sarai	Vice President	None
LAO	Keith A. Saunders	Vice President	None
LAO	Joe D. Scarpitti	Senior Vice President	None
LAO	Michael A. Schweitzer	Senior Vice President	None
LAO	Domenic A. Sciarra	Assistant Vice President	None
LAO	Keon F. Scott	Regional Vice President, Capital Group Institutional Investment Services Division	None
LAO	Mark A. Seaman	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	James J. Sewell III	Senior Vice President	None
LAO	Arthur M. Sgroi	Senior Vice President	None
LAO	Nathan W. Simmons	Vice President	None
LAO	Kelly S. Simon	Senior Vice President, Capital Group Institutional Investment Services Division	None
SNO	Julia M. Sisente	Assistant Vice President	None
LAO	Connor P. Slein	Regional Vice President	None
LAO	Melissa A. Sloane	Senior Vice President	None
CHO	Jason C. Smith	Assistant Vice President, Capital Group Institutional Investment Services Division	None
LAO	Joshua J. Smith	Regional Vice President	None
LAO	Taylor D. Smith	Regional Vice President	None
SNO	Stacy D. Smolka	Senior Vice President	None
LAO	Stephanie L. Smolka	Regional Vice President	None
LAO	J. Eric Snively	Senior Vice President	None
LAO	John A. Sobotowski	Assistant Vice President	None
LAO	Charles V. Sosa	Regional Vice President	None
LAO	Alexander T. Sotiriou	Regional Vice President	None
LAO	Kristen J. Spazafumo	Vice President	None
LAO	Margaret V. Steinbach	Vice President	None

LAO	Michael P. Stern	Senior Vice President	None
LAO	Andrew J. Strandquist	Vice President	None
LAO	Allison M. Straub	Regional Vice President	None
LAO	Valerie B. Stringer	Regional Vice President	None
LAO	John R. Sulzicki	Regional Vice President	None
LAO	Peter D. Thatch	Senior Vice President	None
LAO	John B. Thomas	Vice President	None
LAO	Cynthia M. Thompson	Senior Vice President, Capital Group Institutional Investment Services Division	None
HRO	Stephen B. Thompson	Regional Vice President	None
LAO	Mark R. Threlfall	Vice President	None
LAO	Ryan D. Tiernan	Senior Vice President	None
LAO	Russell W. Tipper	Senior Vice President	None
LAO	Luke N. Trammell	Senior Vice President	None
LAO	Jordan A. Trevino	Vice President	None
LAO	Michael J. Triessl	Director	None
LAO	Shaun C. Tucker	Senior Vice President	None
IRV	Sean M. Tupy	Vice President	None
LAO	Kate M. Turner	Regional Vice President	None
IND	Ryan C. Tyson	Assistant Vice President	None
LAO	Jason A. Uberti	Vice President	None
LAO	David E. Unanue	Senior Vice President	None
LAO	John W. Urbanski	Regional Vice President	None
LAO	Idoya Urrutia	Vice President	None
LAO	Joe M. Valencia	Regional Vice President	None
LAO	Patrick D. Vance	Vice President	None
LAO	Veronica Vasquez	Assistant Vice President	None
LAO-W	Gerrit Veerman III	Senior Vice President, Capital Group Institutional Investment Services	None
LAO	Cynthia G. Velazquez	Assistant Vice President	None
LAO	Spilios Venetsanopoulos	Vice President	None

LAO	J. David Viale	Senior Vice President	None
LAO	Austin J. Vierra	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Robert D. Vigneaux III	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Julie A. Vogel	Regional Vice President	None
LAO	Todd R. Wagner	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Jon N. Wainman	Vice President	None
ATO	Jason C. Wallace	Vice President, Capital Group Institutional Investment Services Division	None
LAO	Sherrie S. Walling	Vice President	None
LAO	Brian M. Walsh	Senior Vice President	None
LAO	Susan O. Walton	Senior Vice President, Capital Group Institutional Investment Services Division	None
SNO	Chris L. Wammack	Vice President	None
IND	Kristen M. Weaver	Assistant Vice President	None
LAO	George J. Wenzel	Senior Vice President	None
LAO	Jason M. Weybrecht	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Adam B. Whitehead	Senior Vice President	None
LAO	Jonathan D. Wilson	Regional Vice President	None
LAO	Steven Wilson	Senior Vice President	None
LAO	Steven C. Wilson	Vice President	None
LAO	Anthony J. Wingate	Regional Vice President	None
LAO	Kimberly D. Wood	Senior Vice President, Capital Group Institutional Investment Services Division	None
LAO	Kurt A. Wuestenberg	Senior Vice President	None
LAO	Jason P. Young	Senior Vice President	None
LAO	Jonathan A. Young	Senior Vice President	None
LAO	Raul Zarco, Jr.	Vice President, Capital Group Institutional Investment Services Division	None
IND	Ellen M. Zawacki	Vice President	None
LAO	Connie R. Zeender	Regional Vice President	None

__________

HRO	Business Address, 5300 Robin Hood Road, Norfolk, VA 23513
IND	Business Address, 12811 North Meridian Street, Carmel, IN 46032
IRV	Business Address, 6455 Irvine Center Drive, Irvine, CA 92618
LAO	Business Address, 333 South Hope Street, Los Angeles, CA 90071
LAO-W	Business Address, 11100 Santa Monica Blvd., 15th Floor, Los Angeles, CA 90025
NYO	Business Address, 399 Park Avenue, 34th Floor, New York, NY 10022
SFO	Business Address, One Market, Steuart Tower, Suite 1800, San Francisco, CA 94105
SNO	Business Address, 3500 Wiseman Boulevard, San Antonio, TX 78251

(c)       None

Item 33.	Location of Accounts and Records

Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant’s investment adviser, Capital Research and Management Company, 333 South Hope Street, Los Angeles, California 90071; 6455 Irvine Center Drive, Irvine, California 92618; and/or 5300 Robin Hood Road, Norfolk, Virginia 23513.

Registrant’s records covering shareholder accounts are maintained and kept by its transfer agent, American Funds Service Company, 6455 Irvine Center Drive, Irvine, California 92618; 12811 North Meridian Street, Carmel, Indiana 46032; 3500 Wiseman Boulevard, San Antonio, Texas 78251; and 5300 Robin Hood Road, Norfolk, Virginia 23513.

Registrant's records covering portfolio transactions are maintained and kept by its custodian, JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017-2070.

Item 34.	Management Services

None

Item 35.	Undertakings

n/a

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant certifies that it meets all of the requirements for effectiveness of this Registration Statement under Rule 485(b) under the Securities Act of 1933 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Los Angeles, and State of California, on the 27th day of January, 2022.

CAPITAL GROUP CENTRAL FUND SERIES

By: /s/ Kristine M. Nishiyama

(Kristine M. Nishiyama, Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on January 27, 2022, by the following persons in the capacities indicated.

	Signature	Title
(1)	Principal Executive Officer:
	/s/ Kristine M. Nishiyama	Principal Executive Officer
(Kristine M. Nishiyama)

(2)	Principal Financial Officer and Principal Accounting Officer:
	/s/ Brian C. Janssen	Treasurer
(Brian C. Janssen)

(3)	Trustees:
	Francisco G. Cigarroa*	Trustee
	James G. Ellis*	Trustee
	Nariman Farvardin*	Trustee
	Michael C. Gitlin*	Trustee
	Mary Davis Holt*	Trustee
	Merit E. Janow*	Trustee
	Margaret Spellings*	Chair of the Board (Independent and Non-Executive)
	Alexandra Trower*	Trustee
	Paul S. Williams*	Trustee
	Karl J. Zeile*	Trustee

*By: /s/ Steven I. Koszalka
(Steven I. Koszalka, pursuant to a power of attorney filed herewith)

Counsel represents that this amendment does not contain disclosures that would make the amendment ineligible for effectiveness under the provisions of Rule 485(b).

/s/ Timothy J. Moon

(Timothy J. Moon, Counsel)

POWER OF ATTORNEY

I, Francisco G. Cigarroa, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at San Antonio, Texas, on March 10, 2021.

(City, State)

/s/ Francisco G. Cigarroa

Francisco G. Cigarroa, Board member

POWER OF ATTORNEY

I, James G. Ellis, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	AMCAP Fund (File No. 002-26516, File No. 811-01435)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	American Funds Global Balanced Fund (File No. 333-170605, File No. 811-22496)
-	American Funds Global Insight Fund (File No. 333-233375, File No. 811-23468)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds International Vantage Fund (File No. 333-233374, File No. 811-23467)
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	American Mutual Fund (File No. 002-10607, File No. 811-00572)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Group Private Client Services Funds (File No. 333-163115, File No. 811-22349)
-	Capital Group U.S. Equity Fund (File No. 333-233376, File No. 811-23469)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Emerging Markets Growth Fund, Inc. (File No. 333-74995, File No. 811-04692)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	The Investment Company of America (File No. 002-10811, File No. 811-00116)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at San Marino, CA, on March 10, 2021.

(City, State)

/s/ James G. Ellis

James G. Ellis, Board member

POWER OF ATTORNEY

I, Nariman Farvardin, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Balanced Fund (File No. 002-10758, File No. 811-00066)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Developing World Growth and Income Fund (File No. 333-190913, File No. 811-22881)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	The Income Fund of America (File No. 002-33371, File No. 811-01880)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	International Growth and Income Fund (File No. 333-152323, File No. 811-22215)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler Steven I. Koszalka Julie E. Lawton Michael W. Stockton Courtney R. Taylor Timothy W. McHale Jane Y. Chung Susan K. Countess Marilyn Paramo Lovelyn C. Sims Michael R. Tom	Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland Becky L. Park W. Michael Pattie Troy S. Tanner

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Hoboken, NJ, on January 1, 2022.

(City, State)

/s/ Nariman Farvardin

Nariman Farvardin, Board member

POWER OF ATTORNEY

I, Michael C. Gitlin, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Los Angeles, CA, on March 10, 2021.

(City, State)

/s/ Michael C. Gitlin

Michael C. Gitlin, Board member

POWER OF ATTORNEY

I, Mary Davis Holt, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Alexandria, Virginia, on March 10, 2021.

(City, State)

/s/ Mary Davis Holt

Mary Davis Holt, Board member

POWER OF ATTORNEY

I, Merit E. Janow, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	AMCAP Fund (File No. 002-26516, File No. 811-01435)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	American Funds Global Balanced Fund (File No. 333-170605, File No. 811-22496)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	American Mutual Fund (File No. 002-10607, File No. 811-00572)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital Income Builder (File No. 033-12967, File No. 811-05085)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Capital World Growth and Income Fund (File No. 033-54444, File No. 811-07338)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	The Investment Company of America (File No. 002-10811, File No. 811-00116)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	The New Economy Fund (File No. 002-83848, File No. 811-03735)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at New York, NY, on March 10, 2021.

(City, State)

/s/ Merit E. Janow

Merit E. Janow, Board member

POWER OF ATTORNEY

I, Margaret Spellings, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Balanced Fund (File No. 002-10758, File No. 811-00066)
-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Developing World Growth and Income Fund (File No. 333-190913, File No. 811-22881)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	The Income Fund of America (File No. 002-33371, File No. 811-01880)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	International Growth and Income Fund (File No. 333-152323, File No. 811-22215)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)
-	Washington Mutual Investors Fund (File No. 002-11051, File No. 811-00604)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Dallas, Texas, on March 10, 2021.

(City, State)

/s/ Margaret Spellings

Margaret Spellings, Board member

POWER OF ATTORNEY

I, Alexandra Trower, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at New York, NY, on March 10, 2021.

(City, State)

/s/ Alexandra Trower

Alexandra Trower, Board member

POWER OF ATTORNEY

I, Paul S. Williams, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds College Target Date Series (File No. 333-180729, File No. 811-22692)
-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Insurance Series (File No. 002-86838, File No. 811-03857)
-	American Funds Insurance Series
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Portfolio Series (File No. 333-178936, File No. 811-22656)
-	American Funds Retirement Income Portfolio Series (File No. 333-203797, File No. 811-23053)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Target Date Retirement Series (File No. 333-138648, File No. 811-21981)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Columbus, Ohio, on March 10, 2021.

(City, State)

/s/ Paul S. Williams

Paul S. Williams, Board member

POWER OF ATTORNEY

I, Karl J. Zeile, the undersigned Board member of the following registered investment companies (collectively, the “Funds”):

-	American Funds Corporate Bond Fund (File No. 333-183929, File No. 811-22744)
-	American Funds Emerging Markets Bond Fund (File No. 333-208636; File No. 811-23122)
-	The American Funds Income Series – U.S. Government Securities Fund (File No. 002-98199, File No. 811-04318)
-	American Funds Inflation Linked Bond Fund (File No. 333-183931, File No. 811-22746)
-	American Funds Mortgage Fund (File No. 333-168595, File No. 811-22449)
-	American Funds Multi-Sector Income Fund (File No. 333-228995, File No. 811-23409)
-	American Funds Short-Term Tax-Exempt Bond Fund (File No. 033-26431, File No. 811-05750)
-	American Funds Strategic Bond Fund (File No. 333-207474, File No. 811-23101)
-	American Funds Tax-Exempt Fund of New York (File No. 333-168594, File No. 811-22448)
-	The American Funds Tax-Exempt Series II – The Tax-Exempt Fund of California (File No. 033-06180, File No. 811-04694)
-	American Funds U.S. Government Money Market Fund (File No. 333-157162, File No. 811-22277)
-	American High-Income Municipal Bond Fund (File No. 033-80630, File No. 811-08576)
-	American High-Income Trust (File No. 033-17917, File No. 811-05364)
-	The Bond Fund of America (File No. 002-50700, File No. 811-02444)
-	Capital Group Central Fund Series – Capital Group Central Cash Fund (File No. 811-23391)
-	Capital Group Central Fund Series II (File No. 811-23633)
-	Capital World Bond Fund (File No. 033-12447, File No. 811-05104)
-	Intermediate Bond Fund of America (File No. 033-19514, File No. 811-05446)
-	Limited Term Tax-Exempt Bond Fund of America (File No. 033-66214, File No. 811-07888)
-	Short-Term Bond Fund of America (File No. 333-135770, File No. 811-21928)
-	The Tax-Exempt Bond Fund of America (File No. 002-49291, File No. 811-02421)

hereby revoke all previous powers of attorney I have signed and otherwise act in my name and behalf in matters involving the Funds and do hereby constitute and appoint

Jennifer L. Butler

Steven I. Koszalka

Julie E. Lawton

Michael W. Stockton

Courtney R. Taylor

Timothy W. McHale

Zarouhi M. Chavdarian

Jane Y. Chung

Susan K. Countess

Marilyn Paramo

Lovelyn C. Sims

Michael R. Tom

Brian D. Bullard Sandra Chuon Kyle J. Ilsley Brian C. Janssen Hong T. Le Gregory F. Niland W. Michael Pattie

each of them singularly, my true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for me and in my name in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, any and all subsequent Amendments, or Post-Effective Amendments to said Registration Statement on Form N-1A or any successor thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940 as amended, and all related requirements of the U. S. Securities and Exchange Commission. I hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

EXECUTED at Westlake Village, CA, on March 10, 2021.

(City, State)

/s/ Karl J. Zeile

Karl J. Zeile, Board member